Refunding Agreement


                                               Between


                          Board of Commissioners of the Port of New Orleans


                                                 And


                                      Avondale Industries, Inc.



                                      Dated as of April 1, 1994









                                             $36,250,000
                          Board of Commissioners of the Port of New Orleans
                                  Industrial Revenue Refunding Bonds
                                 (Avondale Industries, Inc. Project)
                                             Series 1994

                              Refunding Agreement


           This Refunding Agreement, dated as of the 1st day of April, 1994, is between the Board of Commissioners of the Port of New Orleans, a political subdivision of the State of Louisiana (the "Issuer"), and Avondale Industries, Inc., a Louisiana corporation (the "Company").


                             W i t n e s s e t h :


           WHEREAS, the Issuer is a political subdivision of the State of Louisiana, created and existing pursuant to the Constitution and laws of such State and is authorized and empowered by law, including particularly the provisions of Chapter 14-A of Title 39 of the Louisiana Revised Statutes of 1950, as amended (La. R.S. 39:1444-
     1455) (the "Refunding Act"), to issue refunding bonds for the purpose of refunding, readjusting, restructuring, refinancing, extending, or unifying the whole or any part of outstanding securities of the Issuer in an amount sufficient to provide funds necessary to effectuate the purpose for which the refunding bonds are being issued and to pay all costs associated therewith; and

           WHEREAS, pursuant to the provisions of Sections 991 to 1001, inclusive, of Title 39 of the Louisiana Revised Statutes of 1950, as amended (the "Act"), and a Trust Indenture dated as of July 1, 1981, as supplemented by a First Supplemental Trust Indenture dated as of June 1, 1983, by and between the Issuer and First National Bank of Commerce, New Orleans, Louisiana, as trustee (the "Original Indenture"), the Issuer issued its Industrial Revenue Bonds (Avondale Shipyards, Inc. Project) Series 1983 (the "Series 1983 Bonds") in the aggregate principal amount of $36,250,000, all of which are outstanding as of the date hereof, for the purpose of providing funds to refund the outstanding Industrial Revenue Bonds (Avondale Shipyards, Inc. Project) Series 1981 of the Issuer (the "Series 1981 Bonds"), which Series 1981 Bonds were issued for the purpose of providing funds to finance the cost of the acquisition, construction and installation of a floating drydock and land-based support facilities for the repair and maintenance of various types of vessels (the "Project"), which drydock is located between mile markers 106 and 107 on the right descending bank of the Mississippi River at the downriver end of the main shipyard of the Company located at 5100 River Road, Avondale, Louisiana, in Jefferson Parish, within the jurisdiction of the Issuer as a part of the public port of the Issuer. The initial owner and operator of the Project was Avondale Shipyards, Inc., a Louisiana corporation, and the current owner and operator of the Project is the Company, successor to Avondale Shipyards, Inc.; and

           WHEREAS, pursuant to and in accordance with the provisions of the Act and an Installment Sales Agreement dated as of July 1, 1981, as supplemented by a First Supplemental Installment Sales Agreement dated as of June 1, 1983 (the "Original Agreement"), by and between the Issuer and Avondale Shipyards, Inc., predecessor to the Company, the Issuer acquired the Project from the Company and reconveyed the Project to the Company for purchase price payments in an amount sufficient to pay the principal of, premium, if any, and interest on the Series 1983 Bonds; and

           WHEREAS, the Company has requested that the Issuer, pursuant to and in accordance with the provisions of the Refunding Act, issue its refunding bonds for the purpose of refunding the Series 1983 Bonds; and

           WHEREAS, in consideration of the issuance of said refunding bonds by the Issuer, the Company will agree to make or cause to be made payments in an amount sufficient to pay the principal of, premium, if any, and interest on said refunding bonds pursuant to this Refunding Agreement, said refunding bonds shall be paid solely from the revenues derived by the Issuer from said payments by or on behalf of the Company under this Refunding Agreement, and said refunding bonds shall never constitute an indebtedness or pledge of the general credit of the Issuer or the State of Louisiana, within the meaning of any constitutional or statutory limitation of indebtedness or otherwise; and

           WHEREAS, said refunding bonds (the "Bonds") shall be designated
     "Industrial   Revenue  Refunding  Bonds  (Avondale  Industries,  Inc.
     Project) Series 1994"; and

           WHEREAS, pursuant to an Escrow Agreement dated the date hereof (the "Escrow Agreement") among the Issuer, the Company and First National Bank of Commerce, the trustee under the Original Indenture (the "Escrow Trustee"), the proceeds of the Bonds (other than the proceeds which represent accrued interest), together with moneys from the Company, are to be deposited with the Escrow Trustee in an escrow fund (the "Escrow Fund") for the purpose of reimbursing Chemical Bank, New York, New York (the "Series 1983 Letter of Credit Bank") for its drawing in connection with the discharge of the Series 1983 Bonds; and

           WHEREAS, the execution and delivery of the Indenture and this Refunding Agreement, and the issuance and sale of the Bonds have been and are in all respects duly and validly authorized by resolutions duly adopted by the governing authority of the Issuer; and

           NOW, THEREFORE, in consideration of the premises and of the covenants and undertakings herein expressed, the parties hereto agree as follows:
                                   ARTICLE I

                  DEFINITIONS; REPRESENTATIONS AND WARRANTIES

           SECTION 1.`.Definitions. The terms defined in the preamble hereto, in this Article I or in Article I of the Indenture shall, for all purposes of this Agreement, have the meanings herein or therein specified, unless the context clearly otherwise requires:

           "Administrative Expenses" means the direct, out-of-pocket expenses reasonably incurred by the Issuer pursuant to this Agreement or the Indenture and reasonable in amount, and the compensation (agreed to by the Company) of the Trustee, the Paying Agent and the Bond Registrar and the direct, out-of-pocket expenses of said parties necessarily incurred under the Indenture and reasonable in amount.

           "Affiliate" means as to any Person, (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person or (b) any Person who is a director or officer (i) of such Person or (ii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, to vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or direct or cause the direction of the management and policies of such Person whether through ownership of voting securities, by contract or otherwise.

           "Agreement" or "Refunding Agreement" means this Agreement as the same may from time to time be modified or amended as provided herein.

           "Agreement Term" means the term of this Agreement which shall be the period from the date of delivery of the Bonds to the initial purchasers thereof through the date on which payment of the principal of, premium, if any, and interest on the Bonds (or provision therefor) in accordance with the Indenture and performance of all the Company's obligations under this Agreement shall have been made, upon which payment and performance this Agreement shall terminate.

           "Bonds" means the $36,250,000 aggregate principal amount of the Issuer's Industrial Revenue Refunding Bonds (Avondale Industries, Inc. Project) Series 1994 authorized to be issued under the Indenture.

           "Capitalized Lease" means any lease the obligations under which have been, or in accordance with GAAP are required to be, recorded on the books of a Person or any Subsidiary as a capital lease liability.

           "Cash Equivalent Investments" means (i) securities issued, guaranteed or insured by the United States or any of its agencies with maturities of not more than one year from the date acquired;
     (ii) certificates of deposit or other deposit arrangements with maturities of not more than one year from the date acquired issued by a U.S. federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $200,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor's Corporation and at least P-1 or the equivalent by Moody's Investors Services, Inc.; (iii) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (i) above and entered into only with commercial banks having the qualifications described in clause (ii) above; (iv) commercial paper, master notes, or corporate debt obligations other than those issued by the Company or any of its Affiliates, issued by any Person incorporated under the laws of the United States or any state thereof and rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation, at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., or at least D-1 or the equivalent thereof by Duff & Phelps Credit Rating Company, in each case with maturities of not more than one year from the date acquired; and (v) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $200,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (i) through (iv) above.

           "Company" means Avondale Industries, Inc., a corporation organized and existing under the laws of the State, and its successors and permitted assigns, including any surviving, resulting or transferee corporation, as provided in Section 6.1 or 6.7 hereof.

           "Consolidated Debt Service  Coverage  Ratio" means the ratio of
     (a) Consolidated EBITDA to (b) the sum of (i) Consolidated Interest Expense plus (ii) principal payments of Indebtedness of the Person and its Subsidiaries (excluding any balloon principal payments, principal payments on revolving credit agreements, other working capital financings or Indebtedness incurred with regard to a contract for the sale of one or more ships).

           "Consolidated EBITDA" means with respect to any Person for any period, (a) Consolidated Net Income for such period before deduction for income taxes and net interest expense, as set forth in financial statements determined in accordance with GAAP, plus (b) all Unusual Losses during such period to the extent deducted from Consolidated Net Income for such period, minus (c) all extraordinary gains during such period to the extent included in Consolidated Net Income for such period and plus (d) depreciation and amortization to the extent deducted in computing Consolidated Net Income for such period.

           "Consolidated Interest Expense" means with respect to any Person for any period, the aggregate cash interest expense of such Person and its Subsidiaries for such period, as determined in accordance with GAAP, and shall include, in any event, the interest component of all rent and of other amounts payable under all Capitalized Leases of such Person and its Subsidiaries and in addition, all commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptances allocable to or amortized over such period.

           "Consolidated Net Income" means with respect to any Person from any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined in accordance with GAAP.

           "Consolidated Net Worth" means with respect to any Person for any period all amounts which, in accordance with GAAP, would be included under stockholders' equity on a consolidated balance sheet of the Person and its Subsidiaries at such time.

           "Consolidated Senior Debt Service Coverage Ratio" means the ratio of (a) Consolidated EBITDA to (b) the sum of (i) Consolidated Interest Expense plus (ii) principal payments of Senior Indebtedness of the Person and its Subsidiaries (excluding any balloon principal payments, principal payments on revolving credit agreements, other working capital financings or Indebtedness incurred with regard to a contract for the sale of one or more ships).

           "Consolidated Senior Indebtedness" means Indebtedness of the Person and its Subsidiaries whether outstanding on the date of this Agreement or thereafter created, incurred, assumed or guaranteed

     (including, without limitation, interest that accrues on or after or which would accrue but for the filing of a petition in bankruptcy or for reorganization, whether or not a claim for post-petition interest is allowed in such proceeding) except (a) any Indebtedness outstanding after the date of this Agreement as to which, by the express terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinate or junior in right of payment to any Senior Indebtedness, (b) any Indebtedness of the Person or any Subsidiary to any Subsidiary or to any Affiliate of the Person or any Subsidiary, (c) Indebtedness incurred in connection with the purchase of goods, assets, materials or services in the ordinary course of business or representing amounts recorded as accounts payable, trade payables or other current liabilities of the Person or any Subsidiary on the books of the Person or any Subsidiary (other than the current portion of any Long Term Indebtedness of the Company or any Subsidiary that but for this clause (c) would constitute Senior Indebtedness), (d) any Indebtedness of or amount owed by the Person or any Subsidiary to their respective employees for services rendered to the Person or any Subsidiary, as the case may be, and (e) any liability for federal, state, local or other taxes owing or owed by the Person or any Subsidiary.

           "Consolidated Senior Indebtedness Ratio" means with respect to any Person and its Subsidiaries for any period the ratio of (a) Consolidated Senior Indebtedness to (b) Total Capitalization.

           "Consolidated Tangible Net Worth" means with respect to any Person at a particular date, the total consolidated stockholders' equity of such Person and its Subsidiaries less the amount of all intangible assets of such Person and its Subsidiaries, all as determined in accordance with GAAP.


           "Costs of Issuance" means all fees, charges and expenses incurred in connection with the authorization, preparation, sale, issuance and delivery of the Bonds, including, without limitation, financial, legal and accounting fees, expenses and disbursements, rating agency fees, State Bond Commission fees, the Issuer's fees and expenses attributable to the issuance of the Bonds, the cost of printing, engraving and reproduction services and the fees and expenses of the Trustee, the Paying Agent and the Bond Registrar.

           "Event of Default" means an event of default specified and defined in Section 7.1 hereof.

           "First Preferred Vessel Mortgage" means the First Preferred Vessel Mortgage on the 650 foot floating drydock constituting a portion of the Project granted by the Company to the Trustee on behalf of the Bondholders.

           "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

           "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

           "Indebtedness" means for any Person (i) all indebtedness or other obligations of such Person for borrowed money and all indebtedness of such Person with respect to any other items (including, without limitation, obligations evidenced by bonds, debentures, notes or other similar instruments but excluding accounts payable in the ordinary course of business, income taxes payable, deferred taxes and deferred credits) which would, in accordance with GAAP, be classified as a liability on the balance sheet of such Person, (ii) all obligations of such Person to pay the deferred purchase price of property or services (including indebtedness created under or arising out of any conditional sale or other title retention agreement), (iii) all obligations of such Person (contingent or otherwise) under reimbursement or similar agreements with respect to the issuance of letters of credit, (iv) all indebtedness or other obligations of such Person under or with respect to any swap or other financial hedging arrangement, including any Interest Rate Protection Agreement, (v) all obligations of such Person under Capitalized Leases, (vi) all indebtedness or other obligations of any other Person of the type specified in clause (i),
     (ii),  (iii), (iv) or (v) above, the payment or collection  of  which such Person has Guaranteed and (vi) all indebtedness or other obligations of any other Person of the type specified in clause (i),
     (ii), (iii), (iv), (v) or (vi) above secured by (or for which the holder of such indebtedness has an existing right contingent or otherwise, to be secured by) any Lien, upon or in property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or becomes liable for the payment of such indebtedness or obligations.

           "Indemnified Person" means the Issuer, including its members, officers, agents and employees individually, and the Trustee.

           "Indenture" means the Trust Indenture dated as of the date hereof between the Issuer and the Trustee, as the same may be amended or supplemented from time to time in accordance with its terms.

           "Interest Rate Protection Agreement" means an interest rate swap, cap or collar agreement or similar arrangement between any Person and a financial institution providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

           "Issuer" means the Board of Commissioners of the Port of New Orleans, a political subdivision of the State, organized and existing under the laws of the State, or its successors and assigns.

           "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other) or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capitalized Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

           "Long Term Indebtedness" means any Indebtedness which shall have a maturity greater than one year and which is classified as non-current in accordance with GAAP.

           "Ogden Note" means the $8.0 million senior unsecured note of the Company for the benefit of Ogden Corporation ("Ogden") delivered pursuant to a Letter Agreement dated April 29, 1994 between the Company and Ogden.

           "Original Agreement" means an Installment Sales Agreement dated as of July 1, 1981, as supplemented by a First Supplemental Installment Sales Agreement dated as of June 1, 1983, by and between the Issuer and Avondale Shipyards, Inc., a Louisiana corporation and a predecessor of the Company.

           "Original Indenture" means a Trust Indenture dated as of July 1, 1981, as supplemented by a First Supplemental Trust Indenture dated as of June 1, 1983, by and between the Issuer and First National Bank of Commerce, New Orleans, Louisiana, as trustee.

           "Permitted Encumbrances" means (a) Liens permitted by the Revolving Credit Agreement, by and among the Company, Continental Bank N.A. and the Banks as defined therein dated as of May 10, 1994;
     (b) Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness of the Company secured by Liens permitted in clause (a) provided that such Indebtedness (i) does not exceed $50,000,000, (ii) is not secured by any different classes of assets and (iii) is on terms and conditions substantially similar to the terms and conditions of the existing Revolving Credit Agreement referred to in clause (a) above; (c) Liens granted by the Company in its ordinary course of business for the purpose of meeting bonding requirements provided that such Liens do not secure such Indebtedness in an aggregate principal amount exceeding $25,000,000; (d) customer Liens on work in progress incurred in the ordinary course of business; (e) Liens on the Company's 900-foot floating drydock/launch platform; (f) Liens on certain property located in Harrison County, Mississippi granted pursuant to a Guaranty Agreement between the Company and said Harrison County; (g) Liens granted by the Company in its ordinary course of business on property acquired after May 27, 1994; (h) Liens for taxes, assessments, charges or other governmental levies not delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established by the Company or the respective Subsidiary, as the case may be, to the extent required by GAAP; (i) mechanics', worker's, materialmen's, operators', carriers', or other like Liens arising in the ordinary and normal course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings; and (j) Liens not granted by the Company or the respective Subsidiary, as the case may be, which are promptly contested in good faith and by appropriate proceedings or which are discharged or bonded within 30 days of notice thereof to the Company or the respective Subsidiary, as the case may be.

           "Person" or "person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

           "Project" means the floating drydock and support facilities, more particularly described in Exhibit A hereto, constructed, acquired or installed with proceeds from the sale of the Series 1981Bonds.

           "Refunding  Act"   means  Chapter  14-A  of  Title  39  of  the
     Louisiana Revised Statutes of 1950, as supplemented and amended.

           "Refunding Date" means, with respect to the Series 1983 Bonds, June 1, 1994, or such other date or dates as may be agreed to by the Issuer and the Company; provided, however, that the Refunding Date shall not be later than ninety (90) days following the date of delivery of the Bonds to the initial purchasers thereof.

           "Regulations" means all final and proposed United States Income Tax Regulations.

           "Repayments" means the principal, premium, if any, and interest amounts specified in Section 3.1 hereof and payable by the Company thereunder.

           "Senior  Indebtedness"  means  all  Indebtedness   except   any
     Indebtedness which by its terms is subordinate or junior in any respect to any other Indebtedness.

           "State" means the State of Louisiana.

           "Subsidiary" means as to any Person a corporation or other business entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation or business entity are at the time owned, directly or indirectly through one or more intermediaries, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" shall refer to Subsidiary or Subsidiaries of the Company.

           "Tax Regulatory Agreement" means the Tax Regulatory Agreement among the Issuer, the Company and the Trustee dated of even date herewith relating to the Bonds.

           "Total Capitalization" means with respect to any Person for any period the sum of (a) Consolidated Senior Indebtedness plus (b) Consolidated Net Worth.

           "Trustee" means First National Bank of Commerce, New Orleans, Louisiana, as trustee under the Indenture, and its successors as Trustee.

           "Unusual Losses" means any loss considered extraordinary under GAAP or such other loss resulting from the sale or write down of the carrying value of any asset.

           SECTION 2.`.Representations and Warranties of the Issuer. The Issuer represents, warrants and finds that:

           (a) The Issuer is a political subdivision of the State, created by Act 70 of the Louisiana Legislature of 1896 and enjoying powers pursuant to Article VI, Section 43 of the Louisiana Constitution of 1974 and La. R.S. 34:1 through 34:47, inclusive, and La. R.S. 9:1102.1, and is authorized by the provisions of the Refunding Act, and other constitutional and statutory authority supplemental thereto, to issue the Bonds.

           (b) The Issuer has full power and authority to enter into this Agreement and the Indenture and to carry out its obligations under this Agreement and the Indenture and the transactions contemplated hereby and thereby.

           (c) The Issuer has duly authorized the execution and delivery of this Agreement and the Indenture and the issuance and sale of the Bonds.

           (d) The Bonds are to be issued under and secured by the Indenture pursuant to which the interest of the Issuer in this Agreement and the amounts payable under this Agreement, (other than indemnification and expense reimbursement rights) will be assigned to the Trustee as security for the payment of the principal of, premium, if any, and interest on the Bonds.

           (e) Neither the execution and delivery of this Agreement or the Indenture, nor the assignment of this Agreement to the Trustee, nor the consummation of the transactions contemplated by this Agreement or the Indenture, nor the fulfillment of or compliance with the terms and conditions of this Agreement or the Indenture, results or will result in the violation of any governmental order applicable to the Issuer, or conflicts or will conflict with or results or will result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which the Issuer is now a party or by which it is bound, or constitutes or will constitute a default under any of the foregoing.

           SECTION 3.e.Representations, Covenants  and  Warranties  of the
     Company.   The  Company  hereby  makes the following representations, covenants and warranties:

           (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State, and is qualified to transact business in the State; has full corporate power to own its properties and conduct its business; has full legal right, power and authority to enter into this Agreement and to carry out and consummate all transactions contemplated by this

     Agreement; and by proper corporate action has duly authorized the execution and delivery of this Agreement.

           (b) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not conflict with or constitute on the part of the Company a breach of or default under the Articles of Incorporation of the Company, its By-Laws, or any statute, indenture, mortgage, deed of trust, lease, note agreement or other agreement or instrument to which the Company is a party or by which it or its properties are bound, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its activities or properties.

           (c) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws relating to bankruptcy, moratorium, insolvency or reorganization and similar laws affecting creditors' rights generally.

           (d) No event has occurred and no condition exists with respect to the Company that would constitute an Event of Default under this Agreement or under the Original Agreement or which, with the lapse of time or with the giving of notice or both, would become an "Event of Default" hereunder or thereunder.

           (e) The Company will (i) cause the Project to be operated as dock and wharf facilities and storage facilities directly related thereto, as defined in the Internal Revenue Code of 1954, as amended, and the Regulations, and (ii) keep the Project within the jurisdiction of the Issuer as a part of the public port at all times.

           (f) Substantially all of the proceeds of the Series 1981 Bonds have been used to provide dock or wharf or storage facilities directly related thereto as those terms are defined in Section 103(b)(4)(D) of the Internal Revenue Code of 1954, as amended. All of the proceeds of the Series 1981 Bonds have been expended to pay the cost of acquisition, construction and installation of the Project and the costs and expenses of issuance of the Series 1981 Bonds. All of the proceeds of the Series 1983 Bonds have been expended to refund and redeem the Series 1981 Bonds and to pay the costs and expenses of issuance of the Series 1983 Bonds.

           (g) The weighted average maturity of the Bonds does not exceed 120% of the remaining economic life of the Project financed with the proceeds of the Series 1981 Bonds.

           (h) The principal amount of the Bonds does not exceed the outstanding principal amount of the Series 1983 Bonds.

           (i) None of the proceeds of the Bonds will be used, and none of the proceeds of the Series 1981 Bonds or the Series 1983 Bonds were used, to provide any airplane, skybox or other private luxury box, or health club facility; any facility primarily used for gambling; or any store the principal business of which is the sale of alcoholic beverages for consumption off premises.

           (j) None of the proceeds of the Bonds will be used to finance Costs of Issuance of the Bonds.
                                   ARTICLE II

                           ISSUANCE OF THE BONDS AND
                            DEPOSIT OF BOND PROCEEDS

           SECTION 1.j.Agreement to Issue Bonds; Disbursement of Bond Proceeds. In order to provide funds for the refunding of all of the outstanding Series 1983 Bonds or to reimburse the Series 1983 Letter of Credit Bank in connection therewith, the Issuer, immediately after the execution and delivery of this Agreement, will proceed to issue, sell and deliver the Bonds to the initial purchasers thereof and will cause the proceeds thereof (other than the proceeds which represent accrued interest, if any) to be deposited as provided in Section 4.1 of the Indenture.

           SECTION 2.j.No Warranty as to Sufficiency of Bond Proceeds. The Issuer does not make any warranty, either express or implied, that the proceeds of the Bonds will be sufficient to pay all amounts then due and owing on the Series 1983 Bonds. The Company shall provide such additional moneys as are required to reimburse the Series 1983 Letter of Credit Bank for its drawing in connection with the redemption of the Series 1983 Bonds on the Refunding Date. The Company agrees that it will pay out of its own money and not out of proceeds of the Bonds all Costs of Issuance with respect to the Bonds. The Company agrees that if it should pay any portion of the Series 1983 Bonds in excess of moneys available therefor, it shall not be entitled to any reimbursement therefor from the Issuer, the Trustee or any Bondholder, nor shall it be entitled to any abatement or diminution of the amounts payable under this Agreement.

           SECTION 3.j.Use of Moneys Held Under the Indenture. Any moneys held in the Bond Fund shall be invested, reinvested and applied by the Trustee in accordance with the Indenture. The Company hereby agrees that upon the occurrence of an Event of Default under this Agreement or under the Indenture, all amounts at any time deposited in the Bond Fund, including all investments and reinvestments made with such amounts and the proceeds thereof, and all of its rights to and interests in such amounts, investments, reinvestments and proceeds shall be held by the Trustee for the holders of the Bonds. The Company hereby authorizes and directs the Trustee to hold such amounts, investments, reinvestments and proceeds as custodian for the Issuer, and to invest and disburse such amounts and proceeds in accordance with the Indenture and this Agreement.

                                  ARTICLE III

                    DEPOSIT OF BOND PROCEEDS AND REPAYMENTS

           SECTION 1.j.Repayments. (a) In consideration of the issuance, sale and delivery of the Bonds by the Issuer, the Company hereby agrees to pay, during the Agreement Term, to the Trustee for the account of the Issuer on each date on which the principal of, premium, if any, or interest on the Bonds is due, whether at the maturity thereof or upon acceleration, redemption or otherwise in accordance with the provisions of the Indenture, Repayments in an amount equal to the sum of (i) all interest which is due and payable on the Bonds on such date, (ii) the principal amount of Bonds, if any, which is due and payable on such date, and (iii) amounts, if any, required to effect redemption of Bonds on such date pursuant to the Indenture, including any applicable redemption premium. Pursuant to the Indenture, the Issuer directs the Trustee to apply such Repayments in the manner provided in the Indenture. Repayments shall be paid to the Trustee in funds immediately available to the Trustee on the payment date, and shall be immediately deposited by the Trustee in accordance with the Indenture. In any event, the Company agrees to make Repayments to the Trustee at such times and in such amounts and manner so as to enable the Trustee to make payment of the principal of, premium, if any, and accrued interest on the Bonds as the same shall become due and payable whether by acceleration, redemption or otherwise in accordance with the terms of the Indenture.

           (b) If the Company should fail to make any of the Repayments required in Section 3.1.(a) above, the item or installment which the Company has failed to make shall continue as an obligation of the Company until the same shall have been fully paid, and the Company agrees to pay the same with interest thereon (to the extent permitted by law) at the rate per annum borne by the Bonds as provided in
     Section 2.2 of the Indenture, until paid in full.

           (c) In addition to the options of the Company under Article VIII hereof to cause redemption, the Company shall have the right to make from time to time partial prepayments of the amounts due hereunder. The making of any prepayments by the Company shall not require the Company to make any further prepayments. The Issuer shall direct the Trustee to apply such prepayments in such manner, consistent with the provisions of the Indenture, as may be directed by the Company.

           In the event that (i) such partial prepayments shall be applied by the Trustee pursuant to the Indenture to the defeasance or redemption of the Bonds or (ii) the Bonds are presented by the Company or the Issuer to the Trustee for cancellation pursuant to the Indenture, the Company shall be entitled to a credit for the Bonds so defeased, redeemed or cancelled against payments required to be made under the provisions of this Article.

           (d) The obligation of the Company to make Repayments shall be absolute and unconditional and shall not be subject to cancellation, termination, abatement or diminution, or to any defense other than payment or to any right of set-off, counterclaim, recoupment or otherwise arising out of any breach under this Agreement, the Indenture, or otherwise by the Issuer, the Trustee, or any other party, or out of any obligation or liability at any time owing to the Company by the Issuer, the Trustee, or any other party, and further, the Repayments and the other payments due hereunder shall continue to be payable at the times and in the amounts herein specified whether or not the Project, or any portion thereof, shall have been destroyed by fire or other casualty, or title thereto, or the use thereof, shall have been taken by the exercise of the power of eminent domain. During the Agreement Term, the Company (i) shall not suspend or discontinue its payment of Repayments, (ii) shall perform and observe all of its other obligations contained herein and (iii) except as explicitly permitted herein, shall not terminate this Agreement for any cause including, without limiting the generality of the foregoing, any acts or circumstances that may constitute failure of consideration, commercial frustration of purpose, any change in tax or other laws by the United States of America or the State or any political subdivision of either, or any failure of the Issuer to perform and observe any obligation or condition arising out of or connected with this Agreement. This provision shall not be construed to release the Issuer from the performance of any of its obligations under this Agreement; and in the event the Issuer shall fail to perform any such obligation, the Company may institute such action against the Issuer as the Company may deem necessary to compel performance; provided, however, that no such action shall claim or attempt to establish or work a reduction of Repayments payable by the Company hereunder. The Company may at its own cost and expense and in its own name or in the name of the Issuer, prosecute or defend any action or proceedings or take any other action involving third persons which the Company deems reasonably necessary in order to secure or protect its rights under this Agreement, and in such event the Issuer shall cooperate fully with the Company.

           SECTION 2.c.Additional Payments. The Company further agrees to pay, during the Agreement Term, all amounts due to the Trustee or the Issuer under this Agreement, the Indenture or any other agreements entered into in connection with the issuance of the Bonds.

           SECTION 3.3.Funding and Replenishment of Debt Service Reserve Fund. In addition to Repayments required by Section 3.1, the Company shall make deposits to the Debt Service Reserve Fund as follows: on the date of delivery of the Bonds to the initial purchasers thereof, the Company shall deposit $1,000,000 to the credit of the Debt Service Reserve Fund and thereafter on each September 1, December 1, March 1 and June 1, commencing September 1, 1994, the Company shall deposit the sum of $300,000 to the Debt Service Reserve Fund until the amount on deposit therein equals the Debt Service Reserve Fund Requirement. In lieu of making such deposits in cash, the Company may satisfy its obligation under this Section 3.3 by depositing with the Trustee a Debt Service Reserve Fund Letter of Credit as defined in Section 5.7 of the Indenture and hereby agrees to reinstate the Debt Service Reserve Fund Letter of Credit or to deposit funds in the Debt Service Reserve Fund as provided in Section 5.7 of the Indenture.

           If the amount on deposit in the Debt Service Reserve Fund on any valuation date under Section 5.7 of the Indenture is less than the Debt Service Reserve Fund Requirement because of a decrease in the market value of the investments in the Debt Service Reserve Fund, the Company shall make up such deficiency in six equal monthly installments, commencing on the first Business Day of the month following such valuation. If the amount on deposit in the Debt Service Reserve Fund is less than the Debt Service Reserve Requirement due to a withdrawal therefrom required by the Indenture or a draw on the Debt Service Reserve Fund Letter of Credit, the Company shall make up such deficiency in three equal monthly installments commencing on the first Business Day of the month following such withdrawal or draw.

                                   ARTICLE IV

                         REFUNDING OF SERIES 1983 BONDS

           SECTION 1.c.Escrow Fund - Application of Bond Proceeds. The Issuer will cause to be deposited with the Escrow Trustee for credit to the Escrow Fund the proceeds from the initial sale of the Bonds (other than the proceeds which represent accrued interest, if any), which proceeds shall be held therein and applied in accordance with the Indenture and the Escrow Agreement. At the time such proceeds are deposited, the Company will pay the balance of moneys required to pay the redemption price for the Series 1983 Bonds to the Escrow Trustee and will pay all Costs of Issuance. The proceeds of the Bonds together with the additional funds provided by the Company on deposit with the Escrow Trustee are to be used by the Escrow Trustee to reimburse the Series 1983 Letter of Credit Bank in connection with the redemption of the Series 1983 Bonds, all as provided in the Indenture and the Escrow Agreement. The Company will take no action which would reduce the principal amount of the Series 1983 Bonds prior to their redemption.

           SECTION 2.c.Compliance with Original Indenture. The Issuer and the Company shall take all steps as may be necessary to effect the redemption of the Series 1983 Bonds on the Refunding Date as provided in the Original Indenture and as contemplated herein.
                                   ARTICLE V

                                 EFFECTIVE DATE

           SECTION 1.c.Effective Date of Refunding Agreement. This Agreement shall become effective on the date of delivery of the Bonds to the initial purchasers thereof and shall continue in full force and effect during the Agreement Term.
                                   ARTICLE VI

                               SPECIAL COVENANTS

           SECTION 1.c.Maintenance of Corporate Existence. The Company covenants that during the Agreement Term, it will be qualified to do business in the State, will maintain its corporate existence, will not dissolve, sell or otherwise dispose of all or substantially all of its assets to, and will not consolidate with or merge into, another corporation or entity unless such corporation or entity shall be incorporated and existing under the laws of one of the states of the United States and qualifies to do business in the State, assumes all of the obligations of the Company hereunder and, after such transaction is not in default under any provisions hereof.

           If a consolidation, merger, sale or other transfer is made as provided in this Section, the provisions of this Section shall continue in full force and effect and no further consolidation, merger, sale or other transfer shall be made except in compliance with the provisions of this Section. If the Company is not to be the surviving, resulting or transferee corporation, written notice of such consolidation or merger shall be given to the Issuer and the Trustee ninety (90) days prior to such event.

           SECTION 2.c.Limited Obligation Bonds. The Bonds shall be limited obligations of the Issuer and shall be payable solely out of the Dedicated Revenues of the Issuer as provided in the Indenture (including all sums deposited in the Bond Fund from time to time pursuant to this Agreement and the Indenture, and in certain events, amounts attributable to Bond proceeds or amounts obtained through the exercise of certain remedies provided in the Indenture). The Bonds shall never constitute an indebtedness or general obligation of the Issuer or the State within the meaning of any constitutional or statutory provision or limitation of indebtedness and shall never constitute or give rise to a pecuniary liability of the Issuer or the State or a charge or pledge against the general credit or taxing power of either.

           SECTION 3.c.Tax Covenants.It is intended by the parties hereto that this Agreement and all action taken hereunder be consistent with and pursuant to the resolutions of the Issuer relating to the Bonds, and that the interest on the Bonds be excluded from the gross income of the recipients thereof, other than a person who is a "substantial user" of the Project or a "related person" of a "substantial user" within the meaning of the Code, for federal income tax purposes by reason of the provisions of the Code. The Issuer and the Company hereby covenant with each other that neither of them will, knowingly, in the case of the Issuer, cause or permit the proceeds of the Bonds or other moneys to be used in a manner, or take any action or fail to take any action, which will cause the interest on the Bonds to be includable in gross income of the recipients thereof other than a person who is a "substantial user" of the Project or a "related person" to such "substantial user" within the meaning of the Code for federal income tax purposes. In addition, the Company covenants that to the extent permitted by law, it shall take all actions necessary to maintain such exclusion of the interest on the Bonds from gross income for federal income tax purposes. In furtherance of the foregoing, the Company also agrees on behalf of the Issuer to comply with all rebate requirements and procedures as may become applicable to the Bonds under the Code. The Company and the Issuer shall direct the Trustee to make no use of the proceeds of the Bonds, or any funds which may be deemed to be proceeds of the Bonds pursuant to Section 148 of the Code and the applicable Regulations thereunder, which would cause the Bonds to be "arbitrage bonds" within the meaning of such Section and such Regulations, and the Company shall comply with and the Issuer shall take no action to violate the requirements of such Section and such Regulations while any Bonds remain outstanding. The Company will take no action which would cause any funds constituting gross proceeds of the Bonds to be used in a manner as to constitute a prohibited payment under the applicable regulations pertaining to, or in any other fashion as would constitute failure of compliance with, Section 148 of the Code.

           The Company further agrees, throughout the Agreement Term, to comply with or cause compliance with all representations or requirements set forth in the Tax Regulatory Agreement. The Company further agrees that in the event of a determination of taxability pursuant to Section 7.1(b) of the Indenture, while the Company is not required to complete the administrative proceeding or litigation referred to within a specified period, it hereby covenants that it will use its best efforts to obtain a prompt final determination, decision or settlement of any administrative proceeding or litigation.

           SECTION 4.c.Maintenance of Project; Insurance; Taxes. The Company will maintain, preserve and keep the Project or cause the Project to be maintained, preserved and kept, with the appurtenances and every part and parcel thereof, in good repair, working order and condition and it will from time to time make or cause to be made all necessary and proper repairs, replacements and renewals; provided, however, that the Company will have no obligation to maintain, repair, replace or renew any element or unit of the Project the maintenance, repair, replacement or renewal of which becomes (i) unlawful or (ii) uneconomical to the Company because of obsolescence or change in government standards or regulations.

           The Company agrees that the Project will be insured for fire and extended coverage risks and personal and property liability coverage (including property, comprehensive general liability and umbrella insurance) in such amounts and covering such risks as are customarily insured against by businesses of like size and type with respect to facilities similar in nature to the Project and the Trustee shall be named as an additional insured in such insurance. The Company shall maintain workmen's compensation coverage or cause the same to be maintained in accordance with Louisiana law. Any provisions of this Agreement to the contrary notwithstanding, the Company shall be entitled to the proceeds of any insurance or condemnation award or portion thereof with respect to the Project and such shall be paid directly to the Company and the Trustee, as loss payee.

           It is understood and agreed that  the  Repayments under Section
     3.1 and other charges payable hereunder shall continue to be payable at the times and in the amounts herein specified, whether or not the Project shall have been wholly or partially destroyed by fire or other casualty or shall have been taken in condemnation, and that there shall be no abatement of any such payments and other charges by reason thereof.

           The Company further agrees that it will pay or cause to be paid, as the same respectively become due, all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against the Company or the Issuer with respect to the Project, any portion thereof, including, without limiting the generality of the foregoing, any taxes levied against the Company or the Issuer upon or with respect to the income or profits of the Issuer under this Agreement or any charge on the Repayments, and including all ad valorem taxes lawfully assessed upon the Project, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project, all assessments and charges lawfully made by any governmental body for or on account of the Project and in addition any excise tax levied against the Company or the Issuer on the Repayments; provided, however, that nothing herein shall require the payment of any such tax or charge or the making of provision for the payment thereof so long as the validity thereof shall be contested in good faith by appropriate legal proceedings, unless thereby the lien of the Indenture on the Repayments will be materially endangered or the Project or any material part thereof shall be subject to loss or forfeiture, in which event such taxes, assessments and charges shall be paid forthwith; and provided further, that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Company shall be obligated to pay or cause to be paid only such installments as are required to be paid during the Agreement Term.

           SECTION 5.c.Permits. The Company shall, at its sole cost and expense, procure or cause to be procured any and all necessary building permits, other permits, licenses and other authorizations required for the lawful and proper use, occupation, operation and management of the Project. The Company also agrees to pay or cause to be paid all lawful charges for gas, water, sewer, electricity, light, heat, power, telephone and other utility services used, rendered or supplied to, upon or in connection with the Project.

           SECTION 6.c.Compliance with Law. The Company shall, throughout the Agreement Term and at no expense to the Issuer, promptly comply with or cause compliance with all laws, ordinances, orders, rules, regulations and requirements of duly constituted public authorities which may be applicable to the Project or to the repair and alteration thereof, or to the use or manner of use of the Project. Notwithstanding the foregoing, the Company shall have the right to contest or cause to be contested the legality of any such law, ordinance, order, rule, regulation or requirement as applied to the Project provided that in the opinion of Counsel to the Company such contest shall not in any way materially adversely affect or impair the obligations of the Company under this Agreement or the ability of the Company to discharge such obligations.

           SECTION 7.c.First Preferred Vessel Mortgage and Prohibition Against Sales. The Company will grant to the Trustee on behalf of the Bondholders the First Preferred Vessel Mortgage. The Company further covenants that it will not grant any lien, mortgage or security interest in any other portion of the Project nor will it sell, lease or otherwise dispose of its interest in the Project except as provided in Section 6.1 hereof or in this Section. The Company may from time to time sell or permit the sale of the Company's interest in any machinery, fixtures, apparatus or instruments constituting part of, or used in connection with, the Project and remove or permit the removal thereof from the Project, provided that such facilities are facilities which are not necessary for the operation of the Project or for which a substitution is made and provided further that such removal will not impair the exclusion from gross income of interest on the Bonds for federal income tax purposes. In addition, this Agreement may be assigned in whole or in part and the Project may be sold or leased as a whole or in part (but subject to this Agreement and the Issuer's rights hereunder) by the Company without the necessity of obtaining the consent of the Trustee, the Issuer or the holders of the Bonds, subject, however, to the following conditions:

                (a) No sale, assignment or leasing (other than pursuant to Section 6.1 hereof) shall relieve the Company from primary liability for any of its obligations hereunder, and in the event of any such sale, assignment or leasing, the Company shall remain primarily liable for the Repayments specified in
           Section 3.1 hereof and for the performance and observance of the other agreements on its part herein provided; and

                (b) The purchaser, assignee or lessee from the Company shall assume the obligations of the Company hereunder to the extent of the interest sold, assigned or leased.

                (c) The Company shall, within 30 days after the delivery thereof, furnish or cause to be furnished to the Issuer and the Trustee a true and complete copy of such assignment, sale, or lease.

           SECTION 8.c.Issuer Assignment of Rights and Interest in Refunding Agreement. The Issuer shall, pursuant to the Indenture, assign its rights under and interest in this Agreement (other than rights with respect to expense reimbursement and indemnification) and pledge and assign all payments, receipts and revenues receivable under or pursuant to this Agreement (other than payments for indemnification and expense reimbursement), as provided herein and in the Indenture, to the Trustee pursuant to the Indenture as security for payment of the principal of, premium, if any, and interest on the Bonds; provided, however, that the Issuer reserves the right to enforce in its own name and for its own benefit the obligations of the Company to indemnify the Issuer and to reimburse the expenses of the Issuer. The Company hereby acknowledges notice of and consents to such assignment and pledge. It is hereby recognized that the assignment shall entitle the Trustee to enforce any covenant made by the Company for the benefit of the holders of the Bonds or the Trustee and to enforce all of the rights, powers and interest of the Issuer under this Agreement. Except as provided in this Section 6.8, the Issuer will not sell, assign, transfer, convey or otherwise dispose of its interest in this Agreement during the Agreement Term. The Issuer hereby grants the Company full authority for the account of the Issuer to perform any covenant or obligation alleged in any notice of default under the Indenture, in the name and stead of the Issuer, with full power to do any and all such things and acts to the same extent that the Issuer could do to correct such default and perform any such things and acts and with power of substitution to correct such default.

           SECTION 9.c.Payment of Administrative Expenses. The Company will promptly pay or cause to be paid all Administrative Expenses as the same become due and payable. The Company agrees to pay or cause to be paid the Administrative Expenses of the Issuer directly to the Issuer. The Company further agrees to pay or cause to be paid the Administrative Expenses of the Trustee, the Paying Agent and the Bond Registrar under the Indenture directly to said parties, who shall receive and disburse such payments as provided in the Indenture. In the event the Company shall fail to pay or cause to be paid any Administrative Expenses, the payment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay or cause to be paid the same with interest thereon (to the extent legally enforceable) at a rate which shall be the rate per annum borne by the then outstanding Bonds or the maximum rate permitted by Louisiana law, whichever is the lesser, until paid.

           SECTION 10.c.Indemnification. The Company hereby agrees (i) to protect, indemnify and hold harmless each Indemnified Person from any and all financial responsibility or liability whatsoever with respect to the financing or refinancing of the Project and the Bonds, the Series 1981 Bonds or the Series 1983 Bonds issued with respect thereto, provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability and expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any information furnished by the Issuer specifically for use in the Limited Offering Memorandum for use under the caption "The Issuer";
     (ii) to indemnify, defend and hold the Indemnified Person harmless against any loss or damage to property or any injury or death of any person or persons occurring in connection with the construction, equipping or operation of the Project however caused; and (iii) to indemnify, defend and hold the Indemnified Person harmless against any claim, penalty, order, judgment, costs or reasonable Counsel fees resulting from non-compliance of the Company or the Project with federal, state or local health, safety or environmental laws, ordinances or regulations with respect to the Project.

           The Company also covenants and agrees, at its expense, to pay, and to indemnify the Indemnified Person from and against, all costs, expenses and charges lawfully incurred after an Event of Default in enforcing any covenant or agreement of the Company contained in this Agreement.

           If any suit, action or proceeding is brought against any Indemnified Person, that action or proceeding shall be defended by Counsel to the Indemnified Person or the Company, as the Company shall determine. The Indemnified Person shall notify the Company promptly upon receiving notice of any such suit, action or proceeding. If the defense is by Counsel to the Indemnified Person, the Company shall indemnify the Indemnified Person for the reasonable cost of that defense including reasonable Counsel fees. If the Company determines that the Company shall defend the Indemnified Person, the Company shall immediately assume the defense at its own cost. The Company shall not be liable for any settlement of any proceeding made without its written consent (which consent shall not be unreasonably withheld).

           The obligations of the Company under this Section shall survive any assignment or termination of this Agreement.

           SECTION 11.c.No Warranty. The Issuer makes no warranty, either express or implied, as to the Project, including, without limitation, title to the Project or the actual or designed capacity of the Project, as to the suitability or operation of the Project for the purposes specified in this Agreement, as to the condition of the

     Project or as to the suitability thereof for the Company's purposes or needs or as to compliance of the Project with applicable laws and regulations or the ability of the Company to discharge the Bonds.

           SECTION 12.c.Financial Statements of Company. The Company will furnish the Trustee, at least one nationally recognized municipal securities information repository, any beneficial owner of the Bonds upon request to the Company and any rating agency that may maintain a rating on the Bonds with its annual audited financial statements and notice of certain material events affecting the security of the Bonds, including principal and interest payment delinquencies, nonpayment related defaults, events affecting the tax exempt status of the Bonds, modifications to rights of bond holders, bond calls and rating changes. In addition, the Company will deliver to the Trustee and any Beneficial Owner of the Bonds known to the Company copies of all financial statements available to the general public, including the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q within five Business Days of such reports becoming available to the general public. If at any time, the Company ceases to be a reporting company within the meaning of the Securities Exchange Act of 1934, as amended, the Company will provide substantially the same material within 95 days of the end of any fiscal year, and within 50 days of the end of any fiscal quarter.

           SECTION 13.c.Consolidated Tangible Net Worth. The Company will not permit the Consolidated Tangible Net Worth at the end of any fiscal year to be less than $60,000,000. If the Consolidated Tangible Net Worth at the end of any fiscal year is less than this requirement the Company will either, at its option, (a) be prohibited, until such time as the Company is again in compliance with this requirement (determined at the end of each fiscal year), from (i) paying cash dividends on common stock, (ii) repurchasing shares of common stock, or (iii) incurring additional Indebtedness other than for the refunding, refinancing or replacement of any existing line of credit or revolving credit agreement and drawings under such line or agreement; or (b) deliver to the Trustee (i) an independent appraisal of all Project assets, (ii) perfected security interests in all Project assets, and (iii) to the extent the appraised value of the Project assets is less than the outstanding par amount of the Bonds, perfected security interests on additional Company assets, with an independent appraised value equal to the difference. Any amount pledged as collateral pursuant to clause (b) of this Section shall remain so pledged for as long as any Bonds remain outstanding.

           SECTION 14.c.Consolidated Senior Indebtedness Ratio. The Company will not permit the Consolidated Senior Indebtedness Ratio at the end of any fiscal year to be greater than 0.6 to 1. If the Consolidated Senior Indebtedness Ratio at the end of any fiscal year is greater than this requirement the Company will either, at its option, (a) be prohibited, until such time as the Company is again in compliance with this requirement (as determined at the end of each fiscal year), from (i) paying cash dividends on common stock, (ii) repurchasing shares of common stock, or (iii) incurring additional
     Indebtedness,   other   than  for  the  refunding,   refinancing   or
     replacement of any existing line of credit or revolving credit agreement and drawings under such line or agreement; or (b) deliver to the Trustee (i) an independent appraisal of all Project assets,
     (ii) perfected security interests in all Project assets, and (iii) to the extent the appraised value of the Project assets is less than the outstanding par amount of the Bonds, perfected security interests on additional Company assets, with an independent appraised value equal to the difference. Any amount pledged as collateral pursuant to clause (b) of this Section shall remain so pledged for as long as any Bonds remain outstanding.

           SECTION 15.c.Consolidated Senior Debt Service Coverage Ratio. Beginning with the fiscal year ending December 31, 1995, the Company will not permit the Consolidated Senior Debt Service Coverage Ratio (which will exclude repayment of the Ogden Note and its Subsidiaries at the end of any fiscal year) to be less than 2.0 to 1; and the Consolidated Debt Service Ratio (which will include all debt whether senior or subordinate, except for the repayment of the Ogden Note) and its Subsidiaries at the end of any fiscal year to be less than
     1.1 to 1. If the Company shall fail to maintain either the Consolidated Senior Debt Service Coverage Ratio or the Consolidated Debt Service Coverage Ratio, then the Company will either, at its option, (a) be prohibited, until such time as the Company is again in compliance with this requirement (determined at the end of each fiscal year), from (i) paying cash dividends on common stock, (ii) repurchasing shares of common stock, or (iii) incurring additional Indebtedness, other than for the refunding, refinancing or replacement of any existing line of credit or revolving credit agreement and drawings under such line or agreement; or (b) deliver to the Trustee (i) an independent appraisal of all Project assets,
     (ii) perfected security interests in all Project assets, and (iii) to the extent the appraised value of the Project assets is less than the outstanding par amount of the Bonds, perfected security interests on additional Company assets, with an independent appraised value equal to the difference. Any amount pledged as collateral pursuant to clause (b) of this Section shall remain so pledged for as long as any Bonds remain outstanding.

           SECTION 16.c.Dividends of the Company. The Company will not declare any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of stock of the Company or any Subsidiary, as the case may be, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary, as the case may be, except that so long as no "Event of Default" has occurred and is continuing or would result therefrom:
     (a) the Company may declare and pay dividends payable solely in cash on its shares of preferred stock, and (b) the Company may declare and pay dividends payable solely in cash on its shares of common stock in an amount not to exceed 75% of the difference between Consolidated Net Income for the last four consecutive fiscal quarters ending with the fiscal quarter immediately preceding the date the dividend is declared and the amount of dividends paid on its shares of preferred stock for the last four consecutive fiscal quarters ending with the fiscal quarter immediately preceding the date the dividend is declared. Notwithstanding the above, the Company will have the right to pay a dividend on its common stock solely in the form of additional shares of the Company's common stock.

           SECTION 17.c.Liens of the Company. The Company will not create, incur, assume or permit to exist any Lien upon any of its revenues, property (including, but not limited to, fixed assets, inventory, real property, receivables, intangible rights and stock) or other assets, whether now owned or hereafter acquired, other than Permitted Encumbrances unless (a) (i) the Revolving Credit Agreement dated as of May 10, 1994, by and among the Company, Continental Bank N.A. and the Banks as defined therein, including extensions according to its terms, is continuing in effect or (ii) the Consolidated Senior Debt Service Coverage Ratio is greater than 2.5 to 1.0 or (b) the Company delivers to the Trustee (i) an independent appraisal of all Project Assets, (ii) perfected security interests in all Project assets, and (iii) to the extent the appraised value of the Project assets is less than the outstanding par amount of the Bonds, perfected security interests on additional Company assets, with an independent appraised value equal to the difference. Any amount pledged as collateral pursuant to clause (b) of this Section shall remain so pledged for as long as any Bonds remain outstanding.

           SECTION 18.c.Debt Service Reserve Fund. The Company agrees to fund in accordance with the Indenture the Debt Service Reserve Fund at the Debt Service Reserve Fund Requirement.

           SECTION 19.c.Long Term Indebtedness. The Company will not incur additional Long Term Indebtedness if either (i) the incurrence of such Long Term Indebtedness would constitute a violation of this Agreement; or (ii) the Company is unable to obtain a certificate from the firm of Deloitte & Touche or other nationally recognized accounting firm to the effect that on a pro-forma basis (including the additional Long Term Indebtedness but excluding any Indebtedness incurred for the refunding, refinancing or replacement of any existing line of credit or revolving credit agreement and drawings under such line or agreement) for any four consecutive fiscal quarters of the last six, it has satisfied all covenants contained in this Agreement.

           SECTION 20.c.Liquidity Maintenance. The Company will maintain at all times a line of credit, revolving credit or similar liquidity facility with a bank or banks in an amount which, together with the sum of all cash and Cash Equivalent Investments of the Company, equals at least $35,000,000. If the sum of the cash and Cash Equivalent Investments of the Company plus the amount of the line of credit, revolving credit or similar liquidity facility referred to in the foregoing sentence fails to equal at least $35,000,000, then the Company will be prohibited from (i) paying cash dividends on common stock, (ii) repurchasing shares of common stock or (iii) incurring additional Indebtedness, other than for the refunding, refinancing or replacement of any existing line of credit or revolving credit agreement and drawings under such line or agreement until such time as such condition is met.

           SECTION 21.c.Confirmation of Compliance by Company. Continued compliance with the covenants set forth herein will be confirmed annually in writing by the Company to the Trustee as of each December 31st, for so long as any portion of the Bonds remain outstanding, such confirmation to be received by the Trustee within 120 days of the close of the fiscal year of the Company.

                                  ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

           SECTION 1.c.Events of Default. The following shall be "Events of Default" under this Agreement, and the term "Event of Default" shall mean, whenever used in this Agreement, any one or more of the following:

                (a) Failure by the Company to pay when due the Repayments required to be paid under Section 3.1 hereof, which, after giving effect to any draws against the Debt Service Reserve Fund, causes a default in the payment of principal, interest or redemption premium, if any, on any Bond.

                (b) Failure by the Company to observe and perform any covenant, condition or agreement on its part to be observed or performed hereunder, other than as referred to in Section 7.1.(a) for a period of 60 days after written notice specifying such failure and requesting that it be remedied is given to the Company by the Issuer or, so long as any Bonds are outstanding, by the Trustee, unless the Trustee, as the assignee of the Issuer, shall agree in writing to an extension of such time prior to its expiration; provided, however, if the failure stated in the notice can, in the opinion of the Company, be corrected, but not within the applicable period, such failure shall not constitute an Event of Default or default if corrective action is instituted by the Company within the applicable period and the Company notifies the Issuer and the Trustee of such corrective action and undertakes to diligently pursue and does pursue the corrective action until the failure is corrected.

                (c) The dissolution or liquidation of the Company or the filing by the Company of a voluntary petition in bankruptcy, or failure by the Company expeditiously to discharge any execution, garnishment or attachment of such consequence as will impair its ability to carry out its obligations under this Agreement, or the commission by the Company of any act of bankruptcy, or adjudication of the Company as a bankrupt, or an assignment by the Company for the benefit of its creditors, or the entry by the Company into an agreement of composition with its creditors, or the approval by a court of competent jurisdiction of a petition applicable to the Company pursuant to the provisions of the federal bankruptcy laws or any other similar applicable law or statute of the United States of America or any state thereof, or under any similar laws which may hereafter be enacted, and such adjudication or approval shall not be vacated or set aside or stayed within 60 days from the date of entry thereof. The term "dissolution or liquidation of the Company", as used in this subsection, shall not be construed to include the cessation of the corporate existence of the Company resulting either from a merger or consolidation of the Company into or with another corporation or a dissolution or liquidation of the Company following a transfer of all or substantially all of its assets as an entirety under the conditions permitting such actions contained in this Agreement.

                (d) Default with respect to other Indebtedness exceeding 10% of the Company's Consolidated Net Worth which results in the acceleration of such Indebtedness.

                (e) Any representation or warranty contained in the Indenture or this Agreement is found to be false or misleading when made and which has a material adverse impact on the Bonds.

                (f)  Any  final  judgment  against  the  Company  or   its
           Subsidiaries, not covered by insurance, which exceeds 10% of the Company's Consolidated Net Worth.

                (g) Failure to maintain the Debt Service Reserve Fund at the Debt Service Reserve Fund Requirement according to the terms of the Indenture and this Agreement.

                (h) The invalidity or unenforceability of the Indenture, this Agreement, the Bond Purchase Agreement or the First Preferred Vessel Mortgage or of any material provisions of any of such agreements.

                (i) The occurrence and continuance of an "Event of Default" under the Indenture.

           The provisions of Section 7.1.(b) are subject to the following limitations. If by reason of: acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the State or any of their departments, agencies, political subdivisions or officials, or any civil or military authority; insurrections; riots; epidemics; landslides;lightning; earthquakes; fires; hurricanes; tornadoes; storms; floods; washouts; droughts; arrests; restraining of government and people; civil disturbances; explosions; breakage of or accidents to machinery, transmission pipes or canals; partial or entire failure of utilities; shortages of material, supplies or transportation; or any other cause or event whether similar or dissimilar to any of the foregoing not reasonably within the control of the Company, the Company is unable in whole or in part to carry out its agreements herein contained, other than the obligations on the part of the Company contained in Sections 6.10 and 7.4 hereof, the Company shall not be deemed in default during the continuance of such inability.

           SECTION  2.i.Remedies.   Whenever any Event of Default referred
     to in Section 7.1 hereof shall have happened and be continuing, any one or more of the following remedial steps may be taken:

                (a) The Issuer or the Trustee may at its option declare immediately due and payable all outstanding unpaid Repayments required to be paid under Section 3.1 hereof.

                (b) The Issuer or the Trustee may take any action at law or in equity to collect the payments hereunder then due and thereafter to become due or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement.

           Any amounts collected pursuant to action taken under this Section shall be applied in accordance with the Indenture.

           SECTION 3.b.No Remedy Exclusive. No remedy conferred upon or reserved to the Issuer by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required, or as may be required by applicable law.

           SECTION 4.b.Payment of Counsel Fees and Other Expenses. If the Company shall be in default under any of the provisions of this Agreement, and the Issuer or the Trustee shall employ Counsel or incur other expenses for the collection of the Repayments or other sums due and payable under this Agreement, or for the enforcement of performance or observance of any obligation or agreement on the part of the Company contained in this Agreement, the Company agrees that it will on demand therefor reimburse the reasonable fees of such Counsel and such other reasonable expenses so incurred.

           SECTION 5.b.No Waiver. If any agreement contained in this Agreement shall be breached by either party and such breach shall thereafter be waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed a waiver of any other breach hereunder. In view of the assignment of the Issuer's rights in and under this Agreement to the Trustee under the Indenture, the Issuer shall have no power to waive any default or Event of Default hereunder by the Company without the consent of the Trustee to such waiver or, if the payment of the principal of and accrued interest on the Bonds outstanding under the Indenture shall have been accelerated at the request of the holders of the Bonds by reason of such Event of Default and such Event of Default shall not have been cured and such acceleration rescinded pursuant to the Indenture, without the consent of the holders of a majority in principal amount of the Bonds.
                                  ARTICLE VIII

                     REDEMPTION; PREPAYMENT AND ABATEMENT

           SECTION 1.b.Redemption of Bonds. The Issuer, at the request of the Company and if the Bonds are then redeemable under the provisions of the Indenture, shall forthwith take all steps that may be necessary under the applicable redemption provisions of the Indenture to effect redemption of all or part of the then outstanding Bonds as may be specified by the Company, on such redemption date as may be specified by the Company. Such request for redemption shall be in writing and given by the Company not less than 45 days prior to the date fixed for redemption by mailing a notice by first class mail, postage prepaid to the Issuer and the Trustee. It is understood that all expenses of such redemption shall be paid from money in the hands of the Trustee or by the Company and not by the Issuer.

           SECTION 2.b.Prepayment. There is expressly reserved to the Company the right, and the Company is authorized and permitted, at any time it may choose, to prepay all or any part of the amounts payable under Section 3.1 hereof, and the Issuer agrees that the Trustee will accept such prepayments when the same are tendered by the Company. All amounts so prepaid shall be applied as provided in the Indenture.

           SECTION 3.b.Company Entitled to Certain Abatements if Bonds Paid Prior to Maturity. If at any time the aggregate moneys held under the Indenture shall be sufficient to retire in accordance with the provisions of the Indenture all of the Bonds at the time outstanding and to pay all fees, charges and expenses of the Trustee, the Paying Agent, the Bond Registrar and the Issuer due or to become due through the date on which the last of the Bonds is retired, the Company shall be entitled to abate its Repayments pursuant to Section
     3.1 hereof.

           SECTION 4.b.References to Bonds Ineffective After Bonds Paid. Upon payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and all fees and charges of the Trustee, the Paying Agent, the Bond Registrar and the Issuer, all references in this Agreement to the Bonds shall be ineffective and neither the Trustee nor the holders of any of the Bonds shall thereafter have any rights hereunder saving and excepting those that shall have theretofore vested and be unsatisfied.
                                   ARTICLE IX

                                 MISCELLANEOUS

           SECTION 1.b.Termination of Refunding Agreement. Upon the termination of this Agreement at the end of the Agreement Term, the Issuer shall assign and transfer to the Company all money, receivables, claims and other rights that are now or are to become the property of the Company hereunder.

           SECTION 2.b.Notices. Unless otherwise provided herein, all notices, certificates, requests or other communications hereunder shall be sufficiently given if given in accordance with Section 14.3 of the Indenture. The Company and the Issuer may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be delivered.

           SECTION 3.b.Successors. This Agreement shall inure to the benefit of the Issuer,the Company, the Trustee and the holders from time to time of the Bonds, and shall be binding upon the Issuer, the Company and their respective successors and assigns.

           SECTION 4.b.Amendments to Refunding Agreement. Subsequent to the initial issuance of the Bonds and prior to payment or provision for the payment of the Bonds in full including interest and premium, if any, thereon in accordance with the provisions of the Indenture, and prior to payment or provision for the payment of expenses pursuant to Section 6.9 hereof, this Agreement may not be effectively amended, changed, modified, altered or terminated without the prior written consent of the Trustee given in accordance with the provisions of the Indenture and no amendment to this Agreement shall be binding upon either party hereto until such amendment is reduced to writing and executed by both parties thereto.

           SECTION 5.b.Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such counterparts shall together constitute but one and the same Agreement.

           SECTION 6.b.Severability. If any clause, provision or section of this Agreement shall be held illegal or invalid by any court, the invalidity of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof and this Agreement shall be construed and enforced as if such illegal or invalid clause, provision or section had not been contained herein. In case any agreement or obligation contained in this Agreement shall be held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the Issuer or the Company, as the case may be, to the full extent permitted by law.

           SECTION 7.b.Applicable Law. The laws of the State shall govern the construction of this Agreement.

           SECTION 8.b.Legal Holiday on Payment Dates. In any case where the date of maturity of interest on or principal of the Bonds or the date fixed for redemption of any Bonds shall be a day other than a Business Day, the payments hereunder need not be made on such day of maturity of interest on or principal of the Bonds or date fixed for redemption but may be made on the next succeeding Business Day, with the same force and effect as if made on the date required hereunder, and no interest shall accrue for such period.

           SECTION 9.b.Amounts Remaining in Bond Fund. Any amounts remaining in the Bond Fund upon expiration or earlier termination of this Agreement as herein provided, after payment in full of the Bonds (or provision therefor) in accordance with the Indenture, and all other costs and expenses to be paid by the Company hereunder, and all amounts owing the Trustee, the Bond Registrar and the Issuer under this Agreement and the Indenture, shall belong to and be paid to the Company as an overpayment of the Repayments.

           SECTION 10.b.Company Approval of Indenture. The Indenture has been submitted to the Company for examination, and the Company, by execution of this Agreement, acknowledges and agrees that it has participated in the drafting of the Indenture and agrees that it has approved the Indenture and agrees that it is bound by the terms and conditions thereof and covenants and agrees to perform all obligations required of the Company pursuant to the terms of the Indenture.

           SECTION 11.b.Binding Effect. This Agreement shall be binding upon the parties hereto and upon their respective successors and assigns, and the words "Issuer" and "Company" shall include the parties hereto and their respective successors and assigns and include any gender, singular and plural, and individuals, partnerships or corporations.

           SECTION 12.b.Captions and Headings. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions of this Agreement.

           SECTION 9.13.Exercise of Police Powers by Issuer. Neither the terms of this Agreement nor the Indenture or the other instruments contemplated hereby or thereby shall constitute a waiver by the Issuer of the valid exercise of its police powers.

           SECTION 13.b.Third Party Beneficiary. This Agreement shall constitute a third party beneficiary contract for the benefit of the Trustee, and the Trustee shall be entitled to enforce the performance and observance by the Company of its agreements and covenants herein contained as fully and completely as if the Trustee were a party hereto.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written in the presence of the undersigned competent witnesses.

                                        BOARD OF COMMISSIONERS OF THE
                                        PORT OF NEW ORLEANS


                                        By:\s\ J. Ron Brinson
                                            President and
                                            Chief Executive Officer
     ATTEST:


     By:   \s\ Signature Unreadable
                   Secretary
     [SEAL]


     WITNESSES:


     \s\ Denise K. Pugh


     \s\ Jane B. Pugh


                                        AVONDALE INDUSTRIES, INC.


                                        By:\s\ Albert L. Bossier, Jr.
                                            Chairman, President and
                                             Chief Executive Officer
     ATTEST:


     By:   \s\ Thomas M. Kitchen
        Vice President, Chief Financial
             Officer and Secretary
     [SEAL]

     WITNESSES:


     \s\ Denise K. Pugh


     \s\ Jane B. Pugh

                                    Table of Contents


                                        ARTICLE I

                       DEFINITIONS; REPRESENTATIONS AND WARRANTIES

       SECTION 1.1.   Definitions.......................................... 3
       SECTION 1.2.   Representations and Warranties of the Issuer......... 8
       SECTION 1.3.   Representations, Covenants and Warranties of the
                      Company.............................................. 9

                                        ARTICLE II

                                ISSUANCE OF THE BONDS AND
                                 DEPOSIT OF BOND PROCEEDS

       SECTION 2.1.   Agreement to Issue Bonds; Disbursement of Bond
                      Proceeds.............................................11
       SECTION 2.2.   No Warranty as to Sufficiency of Bond Proceeds.......11
       SECTION 2.3.   Use of Moneys Held Under the Indenture...............11

                                       ARTICLE III

                         DEPOSIT OF BOND PROCEEDS AND REPAYMENTS

       SECTION 3.1.   Repayments...........................................12
       SECTION 3.2.   Additional Payments..................................13
       SECTION 3.3.   Funding and Replenishment of Debt Service Reserve
                      Fund.................................................13

                                        ARTICLE IV

                              REFUNDING OF SERIES 1983 BONDS

       SECTION 4.1.   Escrow Fund - Application of Bond Proceeds...........14
       SECTION 4.2.   Compliance with Original Indenture...................14

                                        ARTICLE V

                                      EFFECTIVE DATE

       SECTION 5.1.   Effective Date of Refunding Agreement................15

                                        ARTICLE VI

                                    SPECIAL COVENANTS

       SECTION 6.1.   Maintenance of Corporate Existence...................16
       SECTION 6.2.   Limited Obligation Bonds.............................16
       SECTION 6.3.   Tax Covenants........................................16
       SECTION 6.4.   Maintenance of Project; Insurance; Taxes.............17
       SECTION 6.5.   Permits..............................................18

       SECTION 6.6.   Compliance with Law..................................18
       SECTION 6.7.   First  Preferred  Vessel  Mortgage  and  Prohibition
                      Against Sales........................................18
       SECTION 6.8.   Issuer  Assignment  of  Rights  and  Interest  in
                      Refunding Agreement..................................19
       SECTION 6.9.   Payment of Administrative Expenses...................19
       SECTION 6.10.  Indemnification......................................19
       SECTION 6.11.  No Warranty..........................................20
       SECTION 6.12.  Financial Statements of Company......................20
       SECTION 6.13.  Consolidated Tangible Net Worth......................20
       SECTION 6.14.  Consolidated Senior Indebtedness Ratio...............21
       SECTION 6.15.  Consolidated Senior Debt Service Coverage Ratio......21
       SECTION 6.16.  Dividends of the Company.............................21
       SECTION 6.17.  Liens of the Company.................................22
       SECTION 6.18.  Debt Service Reserve Fund............................22
       SECTION 6.19.  Long Term Indebtedness...............................22
       SECTION 6.20.  Liquidity Maintenance................................22
       SECTION 6.21.  Confirmation of Compliance by Company................22

                                       ARTICLE VII

                              EVENTS OF DEFAULT AND REMEDIES

       SECTION 7.1.   Events of Default....................................23
       SECTION 7.2.   Remedies.............................................24
       SECTION 7.3.   No Remedy Exclusive..................................24
       SECTION 7.4.   Payment of Counsel Fees and Other Expenses...........25
       SECTION 7.5.   No Waiver............................................25

                                       ARTICLE VIII

                          REDEMPTION; PREPAYMENT AND ABATEMENT

       SECTION 8.1.   Redemption of Bonds..................................26
       SECTION 8.2.   Prepayment...........................................26
       SECTION 8.3.   Company  Entitled  to Certain Abatements if Bonds Paid
                      Prior to Maturity....................................26
       SECTION 8.4.   References to Bonds Ineffective After Bonds Paid.....26

                                        ARTICLE IX

                                      MISCELLANEOUS

       SECTION 9.1.   Termination of Refunding Agreement...................27
       SECTION 9.2.   Notices..............................................27
       SECTION 9.3.   Successors...........................................27
       SECTION 9.4.   Amendments to Refunding Agreement....................27
       SECTION 9.5.   Counterparts.........................................27
       SECTION 9.6.   Severability.........................................27
       SECTION 9.7.   Applicable Law.......................................27
       SECTION 9.8.   Legal Holiday on Payment Dates.......................27
       SECTION 9.9.   Amounts Remaining in Bond Fund.......................28
       SECTION 9.10.  Company Approval of Indenture........................28
       SECTION 9.11.  Binding Effect.......................................28
       SECTION 9.12.  Captions and Headings................................28
       SECTION 9.13.  Exercise of Police Powers by Issuer..................28
       SECTION 9.13.  Third Party Beneficiary..............................28

       EXHIBIT A       Project Description

                              EXHIBIT A
                        TO REFUNDING AGREEMENT

                          PROJECT DESCRIPTION

The  project  consists of a floating dry dock ("Floating Dry
Dock") constructed by M.A.N. Maschinenfabrik Augsburg - Nurnberg, Aktiengesellschaft, Augsburg, West Germany, which Avondale Industries, Inc., successor to Avondale Shipyards, Inc. ("Avondale"), has acquired and moored at the down river end of its Main Plant and a 1700-foot wet dock extension ("1700-Ft. Wet Dock") to Avondale's Wet Dock #3. The project, including its various shoreside support facilities, is more fully described below:

                     FLOATING DRY DOCK - GENERAL

The Floating Dry Dock consists of a continuous caisson, forming the bearing body including two continuous, completely closed sidewings which provide and insure stability and longitudinal strength. The dimensions of the Dry Dock are as follows:

           Overall length                     215.00 m
           Length over keel blocks            200.00 m
           Width between inner side wing walls 36.20 m
           Clear width between dock runways    35.00 m
           Width between outer side wing walls 43.00 m
           Moulded depth to upper deck         16.70 m
           Height of caisson in dock centre     4.20 m
           Water depth above top of keel blocks
             when the dock is immersed          9.50 m
           Height of keel blocks                1.50 m
           Camber of pontoon deck               0.20 m
           Freeboard of upper deck when the dock
             is immersed                        1.50 m
           Freeboard of pontoon deck when the
             dock is in service position        0.30 m
           Frame spacing                        0.625 m

The Floating Dry Dock includes the following principal items of equipment:

            161 Keel Blocks
            12 pari Bilge Blocks
            Rubbing Strakes and Protective Fenders
            Platforms
            Companionways, Access Pits, Hatchways, Steel Doors
            Manholes
            Skylights
            Stairs, Ladders and Landings
            Railings, Handrails
            Connection Bridge
            Draught Scales

                        FIRST PREFERRED VESSEL MORTGAGE

          This FIRST PREFERRED VESSEL MORTGAGE dated as of May 31, 1994 by AVONDALE INDUSTRIES, INC., 5100 River Road, Avondale, LA 70094 (the "Owner") to FIRST NATIONAL BANK OF COMMERCE, not in its individual capacity but solely as trustee for the holders of the Bonds (as defined below), 210 Baronne Street, 3rd Floor, New Orleans, LA 70112 (the "Mortgagee").

                                   WITNESSETH

          WHEREAS, the Board of Commissioners of the Port of New Orleans (the "Issuer") issued its Industrial Revenue Bonds (Avondale Shipyards, Inc. Project) Series 1983 (the "Series 1983 Bonds") in the aggregate principal amount of Thirty-Six Million Two Hundred and Fifty Thousand Dollars ($36,250,000), all of which are outstanding as of the date hereof, for the purpose of providing funds to refund the outstanding Industrial Revenue Bonds (Avondale Shipyards, Inc. Project) Series 1981 of the Issuer (the "Series 1981 Bonds"), which Series 1981 Bonds were issued for the purpose of providing funds to finance the cost of the acquisition, construction and installation of a floating drydock with the official name JO ANN and official number 982958 (the "Vessel") and land-based support facilities for the repair and maintenance of various types of vessels (collectively, the "Project");

          WHEREAS, pursuant to and in accordance with the provisions of Title 39 of the Louisiana Revised Statutes of 1950, as amended, and an Installment Sales Agreement dated as of July 1, 1981, as supplemented by a First Supplemental Installment Sales Agreement dated as of June 1, 1983, by and between the Issuer and Avondale Shipyards, Inc., as predecessor to the Owner, the Issuer acquired the Project from the Owner and reconveyed the Project to the Owner for a purchase payment in an amount sufficient to pay the principal of, premium if any, and interest on the Series 1983 Bonds;

          WHEREAS, the Owner is the sole owner of the whole of the Vessel, duly documented in the name of the Owner under the laws and the flag of the United States of America with its home port at New Orleans, Louisiana;

          WHEREAS, the Owner has requested that the Issuer, pursuant and in accordance with the provisions of Chapter 14-A of Title 39 of the Louisiana Revised Statutes of 1950, as amended (La.R.S. 39:1444-1455), issue its refunding bonds designated "Industrial Revenue Refunding Bonds" (Avondale Industries, Inc. Project) Series 1994 (the "Bonds") for the purpose of refunding the Series 1983 Bonds;

          WHEREAS, in consideration of the issuance of the Bonds by the Issuer pursuant to a Trust Indenture dated as of April 1, 1994

                               USCG Vessel Documentation Office New Orleans
                               Recorded in Book 9405, Inst. 475
                               PROFFIE COOK
                               Proffie Cook
                               Documentation Officer
between the Issuer and the Mortgagee (the "Indenture"), the Owner will agree to make or cause to be made payments in an amount sufficient to pay the principal of, premium, if any, and interest on any Bonds pursuant to the Refunding Agreement of even date therewith (the "Refunding Agreement"), said Bonds shall be paid solely from the revenues derived by the Issuer from said payments by or on behalf of the Owner under the Refunding Agreement or from the Debt Service Reserve Fund (as defined in the Indenture), and said Bonds shall never constitute an indebtedness or pledge of general credit of the Issuer or the State of Louisiana, within the meaning of any constitutional or statutory limitation of indebtedness or otherwise;

          WHEREAS, pursuant to the Indenture, the Issuer shall sell, assign, transfer, set over and pledge to the Mortgagee, to the extent provided in the Indenture, all of the right, title and interest of the Issuer in and to the Refunding Agreement (except for the indemnification rights and expense reimbursement rights contained in the Refunding Agreement);

          WHEREAS, the Owner, in order to secure the payment of the principal of, premium if any, and interest on the said Bonds pursuant to the Refunding Agreement and the Indenture and to secure the performance and observance of and compliance with all the agreements, covenants and conditions in this Mortgage, and the performance and observance by the Owner of and compliance with all the agreements, covenants and conditions in the Refunding Agreement, has therefore duly authorized the execution and delivery of this First Preferred Vessel Mortgage;

          NOW, THEREFORE, THIS MORTGAGE WITNESSETH:

          That in consideration of the premises and the sums as above recited and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to secure the payment of the Repayments (as defined in the Refunding Agreement) specified in Section 3.1 of the Refunding Agreement, the payment of the principal, premium, if any, and interest amounts on the Bonds according to the terms of the Indenture, and the payment of all other amounts due by the Owner under the Refunding Agreement and this Mortgage (all such principal, premium, if any, and interest and other sums being hereinafter called the "Indebtedness hereby secured"), and to secure the performance and observance of and compliance with the covenants, terms and conditions herein and in the Refunding Agreement the Owner does by these presents grant, convey, mortgage, pledge, set over and confirm unto the Mortgagee, its successors and assigns, the whole of the Vessel, together with all of the engines, machinery, masts, cable, rigging, tools, pumps, covers, anchors, chains, tackle, apparel, furniture, fittings and equipment and all other appurtenances thereto appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and all additions, improvements and replacements hereafter made in or to the Vessel;

          TO HAVE AND TO HOLD the same unto the Mortgagee, its successors and assigns, to their and their successors' and assigns' own use and behoof forever;

          PROVIDED only, and the condition of these presents is such that if the Owner, or its successors or assigns, shall pay or cause to be paid to the Mortgagee the Indebtedness hereby secured as and when the same shall become due and payable in accordance with the terms of this Mortgage, the Refunding Agreement and the Indenture, and the Owner shall perform, observe and comply with the covenants, terms and conditions in this Mortgage and the Refunding Agreement contained, expressed or implied, to be performed, observed or complied with, by and on the part of the Owner, then these presents and the rights hereunder shall cease, terminate and be void; otherwise to be and remain in full force and effect.

          Nothing herein shall be deemed or construed to subject the lien hereof on any property other than a vessel eligible for documentation as the term is used in 46 U.S.C. section 12102, as amended.

          IT IS HEREBY COVENANTED, DECLARED AND AGREED that the property above described is to be held subject to the further covenants, conditions, provisions, terms and uses hereinafter set forth.

                                   ARTICLE I

                             COVENANTS OF THE OWNER

          SECTION 1. The Owner shall pay or cause to be paid the Indebtedness hereby secured in accordance with the terms of the Refunding Agreement, the Indenture and this Mortgage and will observe, perform and comply with the covenants, terms and conditions herein, expressed or implied, on its part to be observed, performed or complied with.

          SECTION 2. The Owner shall at all times be qualified to own and operate the Vessel under the flag of the United States and engage in its lawful trade under its certificate of documentation. The Mortgagee is, and at all times shall remain, a citizen of the United States within the meaning of Section 2 of the Shipping Act, 1916, as amended. The Indebtedness hereby secured is and will be the valid and binding obligation of the Owner enforceable in accordance with its terms.

          SECTION 3. The Owner lawfully owns and is lawfully possessed of the Vessel free from any security interest, lien, charge or encumbrance whatsoever other than (a) this Mortgage and (b) liens for current crew's wages, tort, general average and salvage. The Owner shall warrant and defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whomsoever. Neither the Owner, any charterer, the master of the Vessel nor any other person has or shall have any right, power or authority to create, incur or permit to be placed or imposed upon the Vessel any liens other than the liens permitted under this Section 3.

          SECTION 4. The Owner shall comply with and satisfy all the provisions of Chapter 313 of Title 46 of the United States Code, as at any time amended, in order to establish and maintain this Mortgage as a first preferred ship mortgage upon the Vessel and upon all renewals of this Mortgage and improvements and replacements made in or to the Vessel.

          SECTION 5. The Owner shall not cause or permit the Vessel to be operated in any manner contrary to law, shall not abandon the Vessel in a foreign port, shall not engage in any unlawful trade or violate any law or carry any cargo that will expose the Vessel to penalty, forfeiture or capture, and shall not do, or suffer or permit to be done, anything which can or may injuriously affect the documentation or trade endorsement of the Vessel or the Owner's qualification to engage in the United States coastwise trade under the laws and regulations of the United States of America and will at all times keep the Vessel duly documented thereunder for such purpose. Without the prior written consent of the Mortgagee, the Owner covenants and agrees that the Vessel shall not be removed from the inland waterways of the United States and that the flag or port of documentation of the Vessel shall not be changed.

          SECTION 6. The Owner shall pay and discharge or cause to be paid and discharged when due and payable, from time to time, all taxes, assessments, governmental charges, fines and penalties lawfully imposed on the Vessel or any income therefrom, however the Owner may contest said amounts in accordance with
Section 6.4 of the Refunding Agreement.

          SECTION 7. The Owner shall, within four (4) days of the date hereof, place, and at all times and places will retain, a properly certified copy of this Mortgage with the master of the Vessel or with her papers and will cause such certified copy and such Vessel's certificate of documentation to be exhibited to any and all persons having business therewith which might give rise to any lien thereon other than liens for crew's wages, tort, general average and salvage, and to any representative of the Mortgagee; and shall place with the master of the Vessel a framed printed notice in plain type reading as follows:

                              "NOTICE OF MORTGAGE

               This Vessel is owned by AVONDALE INDUSTRIES, INC., and is covered by a First Preferred Vessel Mortgage in favor of FIRST NATIONAL BANK OF COMMERCE, as trustee, under authority of Chapter 313 of Title 46 of the United States Code. Under the terms of said Mortgage, neither the owner, any charterer, nor the master of this Vessel has any right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than for current crew's wages, tort, general average and salvage."

          SECTION 8. The Owner shall at all times and without cost or expense to the Mortgagee maintain and preserve, or cause to be maintained and preserved, the Vessel and all its equipment, outfit and appurtenances, tight, staunch, strong, in good condition, working order and repair and in all respects seaworthy and fit for its intended service except ordinary wear and tear. The Vessel shall, and the Owner covenants that it will, at all times comply with all applicable laws, treaties and conventions to which the United States of America is a party, and rules and regulations issued thereunder, and shall have on board as and when required thereby valid certificates showing compliance therewith. The Owner will not make, or permit to be made, any substantial change in the structure, type or speed of the Vessel or change in her rig, without first receiving the written approval thereof by the Mortgagee.

          SECTION 9. The owner shall at all reasonable times afford the Mortgagee or its authorized representative full and complete access to the Vessel for the purpose of inspecting and valuing the Vessel and her cargo and papers and, at the request of the Mortgagee, the Owner shall deliver for inspection copies of any and all contracts and documents relating to the Vessel, whether on board or not.

          SECTION 10. The Owner shall not sell, mortgage, or transfer the Vessel without the written consent of the Mortgagee first had and obtained. Any such sale, mortgage or transfer of the Vessel which is not made in accordance with the preceding sentence shall be subject to the provisions of this Mortgage and the lien hereof.

          SECTION 11.

          (a) The Owner shall, not later than the day hereof, take out and maintain insurance at the Owner's expense on and in respect of the Vessel and shall, throughout the term of this Mortgage maintain the said insurance effective with such insurer or insurers as the Mortgagee may, in its discretion, approve in writing, as follows:

          (1) Hull and Machinery in the name of the Owner and with the Mortgagee as an additional assured, in at least the amount of the $25,000,000.00, and further provide that all losses shall be payable to the Mortgagee and Owner as their interest appear.

          (2) Protection and Indemnity insurance, including pollution liability, in the name of the Owner, naming the Mortgagee as an additional insured, in the amount of $25,000,000.00.

          (b) All insurance maintained by the Owner pursuant to this Section 11 shall:

          (1) Provide that any notice of cancellation or adverse change shall not be effective as to the Mortgagee until at least thirty (30) days after receipt by the Mortgagee of written notice thereof.

          (2) Provide that the insurers waive any right of subrogation against the Mortgagee and waive any right of set off or for payment of premium against Mortgagee.

          (3) Provide that with respect to the interest of the Mortgagee such policy shall not be invalidated by any action or inaction of the Owner or any other person and shall insure the rights and interest of the Mortgagee regardless of any claims for losses and shall be payable notwithstanding:

                 (i) Any acts of negligence, including any breach of conditional warrantee in any policy of insurance by the Owner or any other person;

                (ii) The use of the Vessel for purposes more hazardous than permitted by the terms of the policy;

               (iii) Any foreclosure or other proceeding or notice of sale relating to the Vessel; or

                (iv)  Any change in the title or ownership of the Vessel.

          (c) If at anytime the Owner shall fail to provide the insurance required in Clause (b) above, the Mortgagee shall notify the Owner and the Owner shall promptly act to provide reassurance to the Mortgagee that the insurance obligations of this Section 11 have been and such are fully satisfied. If the Owner fails to provide the insurance required by Clause (b) above, the Mortgagee may effect, at the Owner's expense such additional insurance as is necessary to comply with Clause (a) and the Owner shall, on demand, reimburse the Mortgagee for all insurance premiums and other expenses so paid or incurred by the Mortgagee. Nothing herein shall release the Owner of its obligations to take out and keep in effect the insurance required by this Section 11.

          (d) On request, the Owner shall provide the Mortgagee with certificates of all insurance affected or maintained pursuant to this Section
11. The Owner also shall cause an independent insurance broker to provide a certificate as of May 31, 1994, and annually thereafter certifying that the insurance required by this Section 11 is in full force and effect.

          (e) The Owner shall comply and satisfy all the provisions of applicable law, conventions, regulations, proclamation, order, or otherwise concerning financial responsibilities or liabilities imposed on the Vessel, or the Owner or the Mortgagee, relating to the Vessel, with respect to pollution by any state, nation or any political subdivision thereof, and will maintain all evidence of financial responsibilities which may be required.

          (f) The Owner shall, at its expense, renew all insurances required by this Section 11 at least fourteen (14) days before the relevant policies, contracts or certificates of entry expire, and the Owner shall cause the insurer or P & I club promptly to confirm in writing to the Mortgagee that the renewal has been in effect.

          SECTION 12. The Owner shall fully perform any and all charter parties or other contracts which it may enter into with respect to the Vessel.

          SECTION 13. In the event that this Mortgage or any provision hereof shall be deemed invalidated in whole or in part by reason of any present or future law or any decision of any authoritative court, or if the documents at any time held by the Mortgagee shall be deemed by the Mortgagee for any reason insufficient to carry out the true intent and spirit of this Mortgage, then from time to time, the Owner shall execute within ten (10) days after delivery of such documents to the Owner, on its own behalf, such other and further assurances and documents as in the reasonable opinion of the Mortgagee may be required more effectively to subject the Vessel to the payment of the Indebtedness hereby secured, as in this Mortgage provided, and the performance of the terms and provisions of this Mortgage and the Refunding Agreement.

                                   ARTICLE II

                         EVENTS OF DEFAULT AND REMEDIES

          SECTION 1. Each of the following events, shall constitute an "Event of Default" under this Mortgage:

          (a) an Event of Default under the Refunding Agreement or the Indenture; or

          (b) any other payment in respect of the Mortgage has not been received by the Mortgagee when due: or

          (c) a default by the Owner in the observance or performance of any other agreement under this Mortgage shall have occurred and shall remain unremedied for sixty (60) days:

then, and in each and every such case, the Mortgagee shall have the right to:

          (1) Declare all the then unpaid Indebtedness hereby secured to be due and payable immediately as set forth in the Refunding Agreement, and upon such declaration the same, including premium, if any, or interest to date of declaration, shall become and be immediately due and payable: and

          (2) Exercise all of the rights and remedies available to the Mortgagee under the Refunding Agreement or the Indenture and exercise the following rights and remedies:

          (A) exercise all rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of Chapter 313 of Title 46 of the United States Code, or other applicable law including the law of any other jurisdiction where the Vessel may be found;

          (B) bring suit at law, in equity or in admiralty, in any court of any nation in the world, as it may be advised, to recover judgment for the Indebtedness hereby secured and collect the same out of any and all property of the Owner whether covered by this Mortgage or otherwise;

          (C) Take and enter into possession of the Vessel, at any time, wherever the same may be, without legal process and without being responsible for loss or damage, and the Owner or other person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Vessel, and the Mortgagee may, without being responsible for loss or damage, hold, lay up, lease, charter, operate or otherwise use the Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of the Vessel or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from the use of the Vessel or from the sale thereof by court proceedings or pursuant to Subsection (D) next following, all costs, expenses, charges, damages, or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given it to take the Vessel, the Mortgagee shall have the right to dock the Vessel, for a reasonable time at any dock, pier or other premises of the Owner without charge, or to dock her at any other place at the cost and expense of the Owner; and

          (D) Take and enter into possession of the Vessel, at any time, wherever the same may be, without legal process, and if it seems desirable to the Mortgagee and without being responsible for loss or damage, sell the Vessel at any place and at such time as the Mortgagee may specify and in such manner and upon such terms and conditions as the Mortgagee may deem advisable, free from any claim by the Owner in admiralty, in equity, at law or by statute, at public or private sale, by sealed bids or otherwise, by mailing, by air or otherwise, notice of such sale, whether public or private, addressed to the Owner at its last known address, ten days prior to the date fixed for entering into the contract of sale. In case of a public sale the Mortgagee shall first publish notice of any such public sale for ten consecutive days, in some newspaper published in New Orleans, Louisiana and, if the place of sale should not be New Orleans, Louisiana, similar notice shall also be published in some newspaper published in New Orleans, Louisiana and in a daily newspaper, if any, published at the place of sale. In the event that the Vessel shall be offered for sale by private sale, no newspaper publication of notice shall be required, nor notice of adjournment of sale. Any sale may be held at such place and at such time as the Mortgagee by notice to the Owner may have specified, or may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned; and any sale may be conducted without bringing the Vessel to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and the Mortgagee may become the purchaser at any sale.

          SECTION 2. Any sale of the Vessel made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Owner therein and thereto, and shall bar the Owner, its successors and assigns, and all persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof. In case of any such sale, if the Mortgagee is the purchaser, the Mortgagee shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply the Indebtedness hereby secured in order that there may be credited against the amount remaining due and unpaid on the Indebtedness hereby secured the sums payable out of the net proceeds of such sale to the Mortgagee after allowing for the costs and expense of sale and other charges; and thereupon the Mortgagee shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited against the amount of Indebtedness hereby secured. At any such sale, the Mortgagee may bid for and purchase such property and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

          SECTION 3. The Mortgagee is hereby appointed attorney-in-fact of the Owner to execute and deliver to any purchaser aforesaid, said attorney-in-fact being hereby vested with full power and authority to make, in the name and on behalf of the Owner, a good conveyance of the title to the Vessel so sold. In the event of any sale of the Vessel under any power herein contained, the Owner will, if and when required by the Mortgagee, execute such form of conveyance of the Vessel as the Mortgagee may direct or approve.

          SECTION 4. The Mortgagee is hereby appointed attorney-in-fact of the Owner upon the happening of an Event of Default, in the name of the Owner to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freight, hire, earnings, issues, revenues, income and profits of the Vessel and all amounts due from underwriters under any insurance thereon as payment of losses or as return of premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due at the time of the happening of an Event of Default in respect of the Vessel, or in respect of any insurance thereon, from any person whomsoever, and to make, give and execute in the name of the Owner acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Owner all checks, note, drafts, warrants, agreements and other instruments in writing with respect to the foregoing.

          SECTION 5. Whenever any right to enter and take possession of the Vessel accrues to the Mortgagee, it may require the Owner to deliver, and the Owner shall on demand, at its own cost and expense, deliver to the Mortgagee the Vessel as demanded. If any legal proceedings shall be taken to enforce any right under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessel and of the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof.

          SECTION 6. The Owner authorizes and empowers the Mortgagee, or its appointees or any of them on behalf of the Mortgagee, to appear in the name of the Owner, its successors and assigns, in any court of any country or nation of the world where a suit is pending against the Vessel because of or on account of any alleged lien against the Vessel from which the Vessel has not been released and to take such proceedings as to them or any of them may seem proper towards the defense of such suit and the purchase or discharge of such lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or purchase or discharge shall be a debt due from the Owner, its successors and assigns, to the Mortgagee, and shall be secured by the lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein. The authority and power hereby conferred upon the Mortgagee or its appointees does not preclude the right and power of the Owner to sue in its own name or to enter into agreements with third parties with respect to the Vessel, subject always to the restrictions imposed by this Mortgage.

          SECTION 7. Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon an Event of Default shall impair any such right, power or remedy or be construed to be a waiver of such Event of Default or to be an acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of the Indebtedness hereby secured maturing after an Event of Default or of any payment on account of any past default be construed to be a waiver of any right to take advantage of any future Event of Default or of any past Event of Default not completely cured thereby. No consent, waiver or approval of the Mortgagee shall be deemed to be effective unless in writing and duly signed by an authorized signatory of the Mortgagee.

          SECTION 8. In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by fore-closure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Owner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

          SECTION 9. The proceeds of any sale of the Vessel received by the Mortgagee, and the net earnings of any charter operation or other use of the Vessel after acceleration of the Indebtedness hereby secured, or insurance, received by the Mortgagee on behalf of the holders of the Bonds under any of the rights, powers or remedies herein specified or any and all other moneys received by the Mortgagee on behalf of the holders of the Bonds pursuant to or under the terms of this Mortgage or in any proceedings hereunder, the application of which has not elsewhere herein been specifically provided for, shall be deposited in the Bond Fund (as defined in the Indenture) and applied as provided in the Indenture.

          SECTION 10. Until an Event of Default shall happen, the Owner (a) shall be suffered and permitted to retain actual possession and use of the Vessel and (b) shall have the right, from time to time, in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, machinery, rigging, anchors, chains, tackle, apparel, furniture, fittings, covers, equipment or any other appurtenances of the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, first or simultaneously replacing the same by new machinery, rigging, anchors, chains, tackle, apparel, furniture, fittings, covers, equipment, or other appurtenances of substantially equal value to the Owner, which shall forthwith become subject to the lien of this Mortgage as a first preferred ship mortgage thereon.

          SECTION 11.

          (a) If any provision of the Refunding Agreement, the Indenture or this Mortgage should be deemed invalid or shall be deemed to affect adversely the preferred status of this Mortgage under any applicable law, such provision shall cease to be a part of this Mortgage without affecting the remaining provisions, which shall remain in full force and effect.

          (b) Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the preferred status of this Mortgage and that, if any provision in this Mortgage or portion thereof shall be construed to waive the preferred status of this Mortgage, then such provision to such extent shall be void and of no effect.

          SECTION 12. The Owner hereby acknowledges and agrees that the Mortgagee shall not be required to have the Vessel marshalled (upon any sale of the Vessel pursuant to this Mortgage or otherwise) or be required to realize on any other collateral prior to its realization on the Vessel.

                                  ARTICLE III

                               SUNDRY PROVISIONS

          SECTION 1. All of the covenants, promises, stipulations and agreements of the Owner in this Mortgage contained shall bind the Owner and its successors and assigns and shall inure to the benefit of the Mortgagee and its successors and assigns. In the event of any assignment or transfer of this Mortgage, the term "Mortgagee", as used in this Mortgage, shall be deemed to mean and include any such assignee or transferee. This Mortgage may not be amended or supplemented orally but may be amended or supplemented from time to time by an instrument in writing executed by the Owner and the Mortgagee.

          SECTION 2. Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder.

          SECTION 3. This Mortgage may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          SECTION 4. All notices and other communications hereunder shall be in writing and shall be delivered and deemed received in accordance with Section
9.2 of the Refunding Agreement and Section 14.3 of the Indenture. This Mortgage shall be governed by, and construed and enforced in accordance with, the maritime laws of the United States of America, when applicable, and otherwise shall be governed by, and construed and enforced in accordance with, the laws of the State of Louisiana.

          SECTION 5. For purposes of this Mortgage and for purposes of recording this Mortgage as required by Chapter 313 of Title 46 of the United States Code, the total amount of this Mortgage is THIRTY-SIX MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($36,250,000), premium, if any, and interest and performance of mortgage covenants; there is no separate discharge amount.

             IN WITNESS WHEREOF, the Owner has caused this First Preferred Vessel Mortgage covering the Vessel to be duly executed and delivered the day and year first above written.

                              AVONDALE INDUSTRIES, INC.

                              By:    ALBERT BOSSIER, JR.
                              Name:  Albert Bossier, Jr.
                              Title: President

STATE OF LOUISIANA       )
                             ) SS.:
PARISH OF ORLEANS        )


      On the 31 day of May, 1994, before me personally came Albert Bossier, Jr., to me known, who, being by me duly sworn, did depose and say that he is the President of Avondale Industries, Inc., the party described in and which executed the foregoing Mortgage, and that he was duly authorized to sign his name thereto on behalf thereof.
                                       THOMAS Y. ROBERSON
                                          Notary Public

[Notarial Seal]
                               My commission expires at death.


                                       THOMAS Y. ROBERSON, JR.

                                         NOTARY PUBLIC
                             Parish of Orleans, State of Louisiana
                               My Commission is issued for Life.

In witness whereof, The Mortgagee has
accepted this First Preferred Vessel
Mortgage as  of the day and year
written

FIRST NATIONAL BANK OF COMMERCE,
not in its individual capacity but
solely as Trustee
   By:    DENNIS MILLINER
   Name:  Dennis Milliner
   Title: Vice President and
          Trust Officer

STATE OF LOUISIANA   )
                          ) SS.:
PARISH OF ORLEANS    )

     On the 31st day of May, 1994, before me personally came Denis L. Milliner, to me known, who, being by me duly sworn, did depose and say that he is a Vice President and Trust Officer of First National Bank of Commerce, the party described in and which executed the foregoing Mortgage, and that he was duly authorized to sign his name thereto on behalf thereof.

                                       JOHN J. BRODERS
                                       John J. Broders
                                       Notary   Public

[Notarial Seal]
                             My commission expires with life.

                                         JOHN A. BRODERS
                                         NOTARY PUBLIC
                                         Orleans Parish
                                            Louisiana
                                    My Commission is for Life

                              CERTIFICATE OF OWNERSHIP OF VESSEL
DEPARTMENT OF TRANSPORTATION                                        OMB APPROVED
U.S. COAST GUARD CG-1330 (REV. 5-82)                                  2115-0110

                                   1. VESSEL

A. NAME OF VESSEL                 B. OFFICIAL NUMBER            C. HOME PORT
      JO ANN                            982958                 NEW ORLEANS, LA.

                           2. OWNERSHIP CERTIFICATION

I HEREBY CERTIFY THAT THE ABOVE-NAMED VESSEL BEARING THE OFFICIAL NUMBER INDICATED, IS OWNED AS FOLLOWS:

AVONDALE INDUSTRIES, INC., OF MGR PLANT ENGR & MAINT, 5100 RIVE ROAD, AVONDALE, LA. 70094 - SOLE OWNER

                                3. ENCUMBRANCES

AND THAT THE FOLLOWING MORTGAGES, LIENS, OR OTHER ENCUMBRANCES ARE ON RECORD AT THIS OFFICE:

A. KIND OF ENCUMBRANCE:

PREFERRED MORTGAGE

(1) GRANTOR                  (2) GRANTEE                  (3) DATE OF INSTRUMENT
                                  31 MAY 1994

                                                          (4) AMOUNT
  AVONDALE INDUSTRIES, INC.    FIRST NATIONAL BANK OF         $36,250,000.00
                                 COMMERCE, TRUSTEE
                               (5) MATURITY DATE
                                                              ------------------

6.                   (a) DATE        (b) TIME      (c) BOOK      (d) PAGE
   RECORDATION DATA      31 MAY 1994     N/A           9405          475

7. FILE TIME         (a) DATE        (b) TIME      (c) PORT
   DATA                  31 MAY 1994     8:56A.M.      NEW ORLEANS, LA.

8. KIND OF ENCUMBRANCE:
   NONE

1. GRANTOR           (2) GRANTEE                         (3) DATE OF INSTRUMENT

                                                         (4) AMOUNT

                                                         (5) MATURITY DATE

6. RECORDATION DATA  (a) DATE         (b) TIME     (c) BOOK      (d) PAGE

7. ENDORSEMENT DATA  (a) DATE         (b) TIME     (c) PORT

C. KIND OF ENCUMBRANCE:

(1) GRANTOR          (2) GRANTEE                         (3) DATE OF INSTRUMENT

                                                         (4) AMOUNT

                                                         (5) MATURITY DATE

6. RECORDATION DATA  (a) DATE         (b) TIME     (c) BOOK      (D) PAGE

7. ENDORSEMENT DATA  (a) DATE         (b) TIME     (c) PORT

                      ISSUED:         DATE                       TIME
                                      31 MAY 1994                9:30 A.M.

           SEAL                       ------------------------------------------
                                                    PROFFIE COOK
                                                DOCUMENTATION OFFICER

                                TRUST INDENTURE


           This Trust Indenture, dated as of the 1st day of April, 1994, is between the Board of Commissioners of the Port of New Orleans, a political subdivision of the State of Louisiana (the "Issuer"), and First National Bank of Commerce, a national banking association duly organized and existing under the laws of the United States, as trustee (the "Trustee").


                             W i t n e s s e t h :


           WHEREAS, the Issuer is a political subdivision of the State of Louisiana, created and existing pursuant to the Constitution and laws of such State and is authorized and empowered by law, including particularly the provisions of Chapter 14-A of Title 39 of the Louisiana Revised Statutes of 1950, as amended (La. R.S. 39:1444-1455) (the "Refunding Act"), to issue refunding bonds for the purpose of refunding, readjusting, restructuring, refinancing, extending, or unifying the whole or any part of outstanding securities of the Issuer in an amount sufficient to provide funds necessary to effectuate the purpose for which the refunding bonds are being issued and to pay all costs associated therewith; and

           WHEREAS, pursuant to the provisions of Sections 991 to 1001, inclusive, of Title 39 of the Louisiana Revised Statutes of 1950, as amended (the "Act"), and a Trust Indenture dated as of July 1, 1981, as supplemented by a First Supplemental Trust Indenture dated as of June 1, 1983, by and between the Issuer and First National Bank of Commerce, New Orleans, Louisiana, as trustee (the "Original Indenture"), the Issuer issued its Industrial Revenue Bonds (Avondale Shipyards, Inc. Project) Series 1983 (the "Series 1983 Bonds") in the aggregate principal amount of $36,250,000, all of which are outstanding as of the date hereof, for the purpose of providing funds to refund the outstanding Industrial Revenue Bonds (Avondale Shipyards, Inc. Project) Series 1981 of the Issuer (the "Series 1981 Bonds"), which Series 1981 Bonds were issued for the purpose of providing funds to finance the cost of the acquisition, construction and installation of a floating drydock and land-based support facilities for the repair and maintenance of various types of vessels (the "Project"), which drydock is located between mile markers 106 and 107 on the right descending bank of the
     Mississippi River at the downriver end of the main shipyard of Avondale Industries, Inc., a Louisiana corporation (the "Company"), located at 5100 River Road, Avondale, Louisiana, in Jefferson Parish, within the jurisdiction of the Issuer as a part of the public port of the Issuer. The initial owner and operator of the Project was Avondale Shipyards, Inc., a Louisiana corporation, and the current owner and operator of the Project is the Company, successor to Avondale Shipyards, Inc.; and

           WHEREAS, pursuant to and in accordance with the provisions of the Act and an Installment Sales Agreement dated as of July 1, 1981, as supplemented by a First Supplemental Installment Sales Agreement dated as of June 1, 1983 (the "Original Agreement"), by and between the Issuer and Avondale Shipyards, Inc., a predecessor to the Company, the Issuer acquired the Project from the Company and reconveyed the Project to the Company for purchase price payments in an amount sufficient to pay the principal of, premium, if any, and interest on the Series 1983 Bonds; and

           WHEREAS, the Company has requested that the Issuer, pursuant to and in accordance with the provisions of the Refunding Act, issue its refunding bonds to be designated "Industrial Revenue Refunding Bonds (Avondale Industries, Inc. Project) Series 1994" (the "Bonds") for the purpose of refunding the Series 1983 Bonds; and

           WHEREAS, in consideration of the issuance of the Bonds by the Issuer, the Company will agree to make or cause to be made payments in an amount sufficient to pay the principal of, premium, if any, and interest on the Bonds pursuant to the Refunding Agreement of even date herewith (the "Refunding Agreement"), such Bonds shall be paid solely from the revenues derived by the Issuer from said payments by or on behalf of the Company under the Refunding Agreement, and the Bonds shall never constitute an indebtedness or pledge of the general credit of the Issuer or the State of Louisiana, within the meaning of any constitutional or statutory limitation of indebtedness or otherwise; and

           WHEREAS, the Bonds and the certificate of authentication are to be in substantially the form attached hereto as Exhibit A, with necessary or appropriate variations, omissions and insertions as may be permitted or required by this Indenture (including without limitation an opinion of bond counsel designated by the Issuer); and

           WHEREAS, pursuant to an Escrow Agreement dated the date hereof (the "Escrow Agreement") among the Issuer, the Company and First National Bank of Commerce, the trustee under the Original Indenture (the "Escrow Trustee"), the proceeds of the Bonds (other than the proceeds which represent accrued interest), together with moneys from the Company, will be deposited with the Escrow Trustee in an escrow fund (the "Escrow Fund") for the purpose of reimbursing Chemical Bank, New York, New York (the "Series 1983 Letter of Credit Bank") for its drawing in connection with the discharge of the Series 1983 Bonds; and

           WHEREAS, the execution and delivery of this Indenture and the Refunding Agreement, and the issuance and sale of the Bonds have been and are in all respects duly and validly authorized by resolutions duly adopted by the governing authority of the Issuer; and

           WHEREAS, all other things necessary to make the Bonds, when issued, executed and delivered by the Issuer and authenticated pursuant to this Indenture, the valid, legal and binding obliga-tions of the Issuer, and to constitute this Indenture a valid pledge of the Dedicated Revenues of the Issuer (as hereinafter defined) and other amounts pledged hereunder as security for the payment of the principal of, premium, if any, and interest on the Bonds authenticated and delivered under this Indenture, have been performed, and the creation, execution and delivery of this

     Indenture and the creation, execution and issuance of the Bonds, subject to the terms hereof, have in all respects been duly authorized;

           NOW, THEREFORE, THIS INDENTURE WITNESSETH:

           That the Issuer, in consideration of the premises, of the acceptance by the Trustee of the trusts hereby created, of the mutual covenants herein contained and of the purchase and acceptance of the Bonds by the holders thereof, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the payment of the principal of, interest and premium, if any, on the Bonds according to their tenor and effect, and the performance and observance by the Issuer of all the covenants and conditions herein and therein contained, (a) has executed and delivered this Indenture and (b) has agreed to sell, assign, transfer, set over and pledge, and by these presents does hereby sell, assign, transfer, set over and pledge unto the Trustee, and to its successors in trust and its assigns forever, to the extent provided in this Indenture, all of the right, title and interest of the Issuer in and to the Refunding Agreement (except for the indemnification rights and expense reimbursement rights contained in the Refunding Agreement), all Dedicated Revenues of the Issuer (hereinafter defined) and all amounts on deposit in the Bond Fund (hereinafter defined) and the Debt Service Reserve Fund (hereinafter defined); provided, however, that nothing in the Bonds or in this Indenture shall be construed as pledging the general credit or taxing power of the Issuer or the State of Louisiana, nor shall this Indenture or the Bonds appertaining thereto give rise to a pecuniary liability of the Issuer.

           TO HAVE AND TO HOLD the same unto the Trustee and its successors in trust forever:

           IN TRUST, NEVERTHELESS, upon the terms and trusts herein set forth for the benefit and security of those who shall hold or own the Bonds issued hereunder, or any of them, without preference of any of said Bonds over any others thereof by reason of priority in the time of the issue or negotiation thereof or by reason of the date or maturity thereof, for any other reason whatsoever, except as otherwise provided herein.

           IT IS HEREBY COVENANTED, declared and agreed by and between the parties hereto, that all such Bonds are to be issued, authenticated and delivered and that all property subject or to become subject hereto, is to be held and applied upon and subject to the further covenants, conditions, uses and trusts hereinafter set forth; and the Issuer, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in the trust, for the benefit of those who shall hold all of said Bonds, or any of them, as follows:
                                   ARTICLE I

                                  DEFINITIONS

           SECTION  1.`.Definitions.   All words and phrases defined in
     Article I of the Refunding Agreement shall have the same meaning in this Indenture. In addition the following terms defined in this Article I shall, for all purposes of this Indenture, have the meanings herein specified, unless the context clearly otherwise requires:

           "Authorized Company Representative" shall mean the person or persons at the time designated to act on behalf of the Company, such designation in each case to be evidenced by a certificate furnished to the Issuer and the Trustee containing the specimen signature of such person or persons and signed on behalf of the Company by its Chairman, President and Chief Executive Officer, or Vice President, Chief Financial Officer and Secretary authorized to act on behalf of the Company.

           "Beneficial Owner" means, so long as a book-entry system of registration is in effect pursuant to Section 2.12 hereof, the actual purchaser of the Bonds.

           "Bond Fund" means the fund created under Section 5.2 of this Indenture.

           "Bondholder" or "holder of the Bonds" or "holder" means the registered owner of any Bond. Any reference to a majority or a particular percentage or proportion of the Bondholders shall mean the holders at the particular time of a majority or of the specified percentage or proportion in aggregate principal amount of all Bonds then outstanding under this Indenture, exclusive of any such Bonds held by the Company or the Issuer or any affiliate of either; provided, however, that for the purpose of determining whether the Trustee shall be protected in relying upon any direction or consent given or action taken by Bondholders, only the Bonds which such Trustee knows are so held shall be so excluded.

           "Bond Purchase Agreement" means the Bond Purchase Agreement dated May 27, 1994, among the Issuer, the Company and Chemical Securities Inc., as purchaser.

           "Bond Register" means the books for the registration of the Bonds required pursuant to Section 2.3 of this Indenture.

           "Bond Registrar" means the registrar appointed by the Issuer hereunder, initially the Trustee, to keep the books and make the registrations required pursuant to Article II hereof.

           "Bond Year" means the period commencing June 1, and terminating on May 31 of each calendar year during the term of the Bonds, except that the first Bond Year shall commence on the Date of Issuance and end on May 31, 1995 (unless a different period is required by the Code as hereinafter defined).

           "Bonds" means the $36,250,000 principal amount of Industrial Revenue Refunding Bonds (Avondale Industries, Inc. Project) Series 1994, authenticated and delivered under Section 2.2 of this Indenture.

           "Business Day" means any day other than (i) a Saturday or Sunday or legal holiday or a day on which banking institutions in the City of New York, New York or in the city or cities in which the principal office of the Trustee or the Company are located are authorized or required by law to close or (ii) a day on which the New York Stock Exchange is closed.

           "Certified Resolution" means a copy of a resolution or resolutions certified by the Secretary of the Issuer under its seal to have been duly adopted by the Issuer and to be in full force and effect on the date of such certification.

           "Code" means the United States Internal Revenue Code of 1986, as amended. References to the Code and to sections of the Code shall include relevant final, temporary or proposed regulations thereunder as in effect from time to time and as applicable to obligations issued on the date of issuance of the Bonds.

           "Company" means Avondale Industries, Inc., a corporation duly organized and existing under the laws of the State, and its successors and permitted assigns, including any surviving, resulting or transferee corporation as provided in Section 6.1 or
     6.7 of the Refunding Agreement.

           "Conversion" means the conversion of the interest rate on the Bonds from the Variable Rate to the Fixed Rate on the Fixed Rate Conversion Date.

           "Counsel" means an attorney at law (who may be counsel to the Issuer or the Company) satisfactory to the Trustee.

           "Date of Issuance" means the date on which the Issuer initially issues the Bonds.

           "Debt Service  Reserve  Fund"  means  the fund created under
     Section 5.6 of this Indenture.

           "Debt Service Reserve Fund Requirement" means an amount equal to the lesser of (i) the maximum principal and interest on the Bonds in any Bond Year or (ii) 1.25 times the average annual debt service on the Bonds or (iii) 10% of the proceeds of the Bonds.

           "Dedicated Revenues of the Issuer" means the properties, rights and interests specified in Section 5.3 hereof which stand as security for payment of the Bonds.

           "DTC"  means  The  Depository Trust Company, New  York,  New
     York.

           "Escrow Agreement" means the Escrow Agreement dated the date of this Indenture among the Issuer, the Company and the Escrow Trustee.

           "Escrow Fund" means the account established pursuant to the Escrow Agreement.

           "Escrow Trustee" means First National Bank of Commerce, New Orleans, Louisiana.

           "Event  of  Default"  shall  have  the  meaning set forth in
     Section 9.1 hereof.

           "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Wall Street Journal on the Business Day next succeeding such day, provided that if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

           "Fixed Rate" means the interest rate on each maturity of the Bonds established in accordance with this Indenture.

           "Fixed Rate Conversion" means the conversion of the interest rate on the Bonds from the Variable Rate to the Fixed Rate.

           "Fixed Rate Conversion Date" means the date on which the Bonds shall commence to bear interest at the Fixed Rate as provided in Section 2.2 of this Indenture.

           "Fixed Rate Period" shall mean that period during which the Bonds shall bear interest at the Fixed Rate.

           "Government Obligations" means (a) direct general obligations of the United States of America or (b) obligations, the payment of the principal of, premium, if any, and interest on which is fully and unconditionally guaranteed by the United States of America.

           "Indenture" means this Trust Indenture and any indenture supplemental hereto and amendatory hereof to the extent permitted hereby.

           "Issuer" means the Board of Commissioners of the Port of New Orleans, a political subdivision of the State of Louisiana, organized and existing under the laws of the State of Louisiana, or its successors and assigns.

           "Notice Parties" means the Issuer, the Trustee, the Company and Chemical Securities Inc.

           "Officer's Certificate" means a certificate signed by the Chairman or Vice Chairman of the Issuer.

           "Paying Agent" or "paying agent" means the Trustee and any paying agent for the Bonds appointed pursuant to this Indenture or any Supplemental Indenture, or any successors therein named pursuant to the provisions of this Indenture.

           "Permitted Investments" means, to the extent permitted by the laws of the State, the following obligations or securities:
     (i) direct obligations of, or obligations guaranteed by, the United States of America, and any bonds or other obligations of the Federal National Mortgage Association (including Participation Certificates), Government National Mortgage Association, Federal Farm Credit Banks, Federal Intermediate Credit Banks, Federal Banks for Cooperatives, Federal Land Banks, Federal Home Loan
     Mortgage Corporation and Federal Home Loan Banks, (ii) interest-bearing certificates of deposit (secured by the obligations described in the foregoing subparagraph (i)) in a national or state bank or a trust company (which may be the Trustee) which has a combined capital and surplus aggregating not less than $25,000,000, (iii) any obligation secured by a pooling of one or more of the foregoing, (iv) bankers' acceptances, Eurodollar deposits or certificates of deposit of banks or trust companies, including the Trustee, organized under the laws of the United States or Canada or any state or province thereof, or domestic branches of foreign banks, having capital and surplus of $25,000,000 or more, (v) other unsubordinated securities issued or guaranteed (including a guarantee in the form of a bank standby letter of credit) by any domestic corporation (including a bank or trust company) which has outstanding, at the time of investment, debt securities rated in one of the two highest rating categories (without regard to rating subcategories) by any nationally recognized statistical rating agency, (vi) obligations of any domestic corporation which are fully and continually secured by any of the securities or obligations referred to in (i) through
     (v), (vii) investments in a money market type fund which limits its investments to the types of obligations described in (i) through (v), and (viii) as otherwise permitted by State law for the funds so invested.

           "Principal Office" or "principal office" means the principal corporate trust office of the Trustee, presently located in New Orleans, Louisiana.

           "Prior Bonds" means collectively the Series 1981 Bonds and the Series 1983 Bonds.

           "Project" means the facilities described in Exhibit A to the Refunding Agreement financed with the proceeds of the Series 1981 Bonds, including any modifications thereof, substitutions therefor and additions thereto and excluding deletions therefrom.

           "Refunding Act" means Chapter 14-A of Title 39 of the Louisiana Revised Statutes of 1950, as supplemented and amended.

           "Refunding Agreement" means the Refunding Agreement between the Issuer and the Company dated of even date herewith relating to the Bonds, as the same may be amended in accordance with its terms and this Indenture.

           "Refunding Date" means, with respect to the Series 1983 Bonds, June 1, 1994, or such other date or dates as may be agreed to by the Issuer and the Company; provided, however, that the Refunding Date shall not be later than ninety (90) days following the date of delivery of the Bonds to the initial purchasers thereof.

           "Registered Owner" or "Owner" or "owner" or "registered owner" means the person or persons in whose name or names the particular registered Bond shall be registered as to principal and interest on the books of the Issuer kept for that purpose in accordance with the terms of this Indenture.

           "Repayments" means the principal, premium, if any, and interest amounts specified in Section 3.1 of the Refunding Agreement and payable by the Company thereunder.

           "Series 1981 Bonds" means the Issuer's $36,250,000 aggregate principal amount of Industrial Revenue Bonds (Avondale Shipyards, Inc. Project) Series 1981 dated July 1, 1981.

           "Series 1983 Bonds" means the Issuer's $36,250,000 aggregate principal amount of Industrial Revenue Bonds (Avondale Shipyards, Inc. Project) Series 1983 dated May 1, 1983.

           "Series 1983 Letter of Credit Bank" means Chemical Bank, New York, New York.

           "State" means the State of Louisiana.

           "Supplemental Indenture" or "indenture supplemental hereto" means any supplemental indenture now or hereafter duly authorized and entered into in accordance with the provisions of this Indenture.

           "Trustee"  means  First  National  Bank  of  Commerce,   New
     Orleans, Louisiana, and its successor or successors as Trustee hereunder.

           "Variable Rate" means the lesser of (i) the Federal Funds Rate plus 275 basis points; or (ii) 9.0% , as determined in accordance with Section 2.2 of this Indenture, from and including the Date of Issuance to but not including the Fixed Rate Conversion Date.

           "Variable Rate Period" means that period during which the Bonds shall bear interest at the Variable Rate.
                                   ARTICLE II

                          DESCRIPTION, AUTHORIZATION,
                      MANNER OF EXECUTION, AUTHENTICATION,
                       REGISTRATION AND TRANSFER OF BONDS

           SECTION 1.`.Bonds as Limited Obligations of Issuer. The Bonds and the interest thereon shall be limited obligations of the Issuer payable solely from the Dedicated Revenues of the Issuer and all amounts on deposit in the Bond Fund, all of which are pledged for the payment thereof under this Indenture. The Bonds shall never constitute an indebtedness or general obligation of the Issuer or the State within the meaning of any constitutional or statutory provision or limitation of indebtedness and shall never constitute or give rise to a pecuniary liability of the Issuer or the State or a charge or pledge against the general credit or taxing power of either. All the Bonds issued and to be issued hereunder shall be equally and ratably secured, to the extent provided in this Indenture, by the pledge of all the Dedicated Revenues of the Issuer.

           SECTION 2.`.Issuance and Payment Terms of Bonds. There is hereby created for issuance under this Indenture a series of Bonds designated "Industrial Revenue Refunding Bonds (Avondale Industries, Inc. Project) Series 1994" in the aggregate principal amount of Thirty-Six Million Two Hundred Fifty Thousand Dollars ($36,250,000). The Bonds delivered to the original purchasers thereof shall be dated May 31, 1994. The Bonds shall be issued as fully registered bonds in the denomination of $100,000 or an integral multiple of $5,000 in excess thereof numbered from R-1 upwards; no Beneficial Owner may own an interest of less than $100,000 in the Bonds. The Bonds shall bear interest from the date thereof, payable semiannually on June 1 and December 1 of each year, commencing December 1, 1994 and on the Fixed Rate Conversion Date (each an "Interest Payment Date"), at the Variable Rate to, but excluding, the Fixed Rate Conversion Date and from the Fixed Rate Conversion Date at the Fixed Rate. The Bonds shall mature on June 1 of the years and in the principal amounts as follows:

                     Year                        Amount

                     2004                      $ 6,000,000
                     2014                       30,250,000

           Bonds  issued prior  to  the  first  Interest  Payment  Date thereon shall be dated May 31, 1994 and Bonds issued on or subsequent to the first Interest Payment Date thereon shall be dated as of the Interest Payment Date immediately preceding the date of authentication and delivery thereof, unless such date of authentication and delivery shall be an Interest Payment Date, in which case they shall be dated as of the date of authentication and delivery; provided, however, that, notwithstanding the foregoing, if, as shown by the records of the Trustee, interest on the Bonds shall be in default, registered Bonds issued in exchange for Bonds surrendered for transfer or exchange shall be dated as of the date to which interest has been paid in full on the Bonds surrendered or, if no interest has been paid on any of the Bonds, as of the date of initial issuance of the Bonds. Interest on the Bonds shall be computed upon the basis of (i) during the Variable Rate Period, the actual number of days in such period divided by 365 and (ii) during the Fixed Rate Period a 360-day year, consisting of twelve (12) thirty (30) day months.

           The principal of, premium, if any, and interest on all of the Bonds shall be paid in any coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts at the principal corporate trust office of the Trustee, all upon presentation and surrender of such Bonds as they respectively become due; provided, however, that the interest on each Bond shall be paid by check or draft mailed to the person who is listed as the Registered Owner thereof as of the close of business on the fifteenth (15th) day of the calendar month preceding each Interest Payment Date (the "Regular Record Date") at his or her address as it appears on the

     Bond Register; and provided further, that a Bondholder of $1,000,000 or more in aggregate principal amount of the Bonds may request in writing payment of interest on such Bonds in immediately available funds by wire transfer to the bank account number of such owner furnished to the Trustee not less than seven
     (7) days prior to such Interest Payment Date.

           The interest rate on the Bonds shall be converted from the Variable Rate to the Fixed Rate in the following manner:

                (i) Upon the earlier of August 1, 1994 or upon an election pursuant to clause (ii) below, the interest rate borne by the Bonds shall be converted from the Variable Rate to the Fixed Rate on the Fixed Rate Conversion Date, and the Bonds shall thereafter bear interest at the Fixed Rate from the Fixed Rate Conversion Date until the final maturity date of the Bonds upon the conditions set forth in this Section.

                (ii) On August 1, 1994, or on such earlier date specified by a Bondholder, the rate of interest payable on all or any portion of the Bonds shall be converted in denominations of $100,000 or an integral multiple of $5,000 in excess thereof from the Variable Rate to the Fixed Rate. In order to exercise this option a Bondholder shall deliver one (1) day prior written notice, which notice shall be irrevocable, to the Notice Parties directing such Fixed Rate Conversion. The notice shall specify (1) the effective date upon which the Fixed Rate Conversion is to occur (the "Fixed Rate Conversion Date"), which shall be the next Business Day following the receipt of the Conversion notice by such Notice Parties and (2) the date on which Chemical Securities Inc. is to establish the Fixed Rate, which date shall be the Fixed Rate Conversion Date. Upon the earlier of August 1, 1994 or the date stated in the notice for the determination of the Fixed Rate, Chemical Securities Inc. shall determine the Fixed Rate at the lowest rate of interest that would, in its opinion, based on then prevailing market conditions and the yields at which comparable securities are then being sold, be necessary to sell the Bonds in the secondary market at par, plus accrued interest. In no event will the Fixed Rate exceed 9.0% per annum.

                (iii)The determination by Chemical Securities Inc. in accordance with this Section of the Fixed Rate to be borne by the Bonds shall be conclusive and binding on the holders of the Bonds and the other Notice Parties.

                (iv) On the Fixed Rate Conversion Date, Chemical Securities Inc. will calculate the interest on such Bonds being converted which has accrued while the Bonds were Variable Rate Bonds. Chemical Securities Inc. shall advise the Trustee and the Company of the interest accrued.

                (v) On each Fixed Rate Conversion Date, holders of such Bonds directing such Conversion to a Fixed Rate shall deliver any Bonds so converted to the Trustee for notation of the date of the Fixed Rate Conversion and the Fixed Rate on the face of the Bonds. In the event that all Bonds are converted to the Fixed Rate, the holders of the Bonds shall surrender the Bonds to the Trustee for submission to DTC for registration in book-entry only form.

           SECTION 3.`.Bond Register. The Issuer shall keep or cause to be kept the Bond Register at the principal office of the Trustee for the registration of Bonds as herein provided and hereby appoints the Trustee as Bond Registrar to keep such books and make such registrations under such reasonable regulations as the Trustee may prescribe. The Company, from time to time, shall be entitled to review such Bond Register at the principal office of the Trustee.

           The Trustee shall maintain a register of the Beneficial Owners of the Bonds upon receipt of written certification from such Beneficial Owner as to its beneficial ownership accompanied by evidence thereof reasonably satisfactory to the Trustee and setting forth its address. Upon the transfer of a Bond, the new Registered Owner shall become the Beneficial Owner until another Beneficial Owner is designated. A copy of any notice sent hereunder to Registered Owners of Bonds shall also be sent to such Beneficial Owners registered with the Trustee as herein provided, and any consent, request, direction, approval, objection or other instrument or action required or permitted by this Indenture to be executed or taken by the Registered Owner of any Bond (other than the transfer of a Bond) shall be fully effective if executed or taken by the Beneficial Owner thereof provided that, in the event of conflicting instruments executed by the Registered Owner and the Beneficial Owner, the action by the Registered Owner shall govern. The Trustee shall not be responsible for, nor have any liability for, or with respect to, the accuracy of the register of Beneficial Owners of the Bonds or for the failure to provide any Beneficial Owner of any notice sent to Registered Owners.

           SECTION 4.`.Recital. All Bonds shall contain a recital that they are issued pursuant to the Refunding Act and may have printed thereon such legend or legends as may be required to comply with any law, rule or regulation or to conform to general usage or practice as determined to be advisable by the Company, the Issuer and the Trustee. By accepting a Bond, each Bondholder irrevocably appoints the Trustee under this Indenture as the special attorney-in-fact for the holder vested with full power on behalf of the holder to effect and enforce the provisions of this Indenture for the benefit of the holder.

           SECTION 5.`.Transfer of Bonds. All Bonds shall be transferable only on the Bond Register upon surrender of such Bonds at the principal office of the Trustee with a written instrument of transfer satisfactory to the Trustee duly executed by the Registered Owner or his duly authorized attorney or legal representative.

           Bonds, upon surrender thereof at the principal office of the Trustee with a written instrument of transfer satisfactory to the Trustee duly executed by the Registered Owner or his duly authorized attorney or legal representative in writing may at the option of the holder thereof be exchanged for an equal aggregate principal amount of Bonds of the same maturity and interest rate in any of the authorized denominations and registered in such name or names as may be requested.

           Registrations, transfers and exchanges of Bonds shall be without charge to the holder of the Bonds but, for every registration, exchange or transfer of Bonds, the Issuer or the Trustee may make a charge sufficient to reimburse it for any tax, fee or other governmental charge required to be paid with respect to such registration, exchange or transfer, which sum or sums shall be paid by the person requesting such registration, exchange or transfer as a condition precedent to the exercise of the privilege of making such registration, exchange or transfer.

           Each Bond delivered pursuant to any provision of this Indenture in exchange or substitution for, or upon the transfer of the whole or any part of one or more other Bonds, shall carry all of the rights to interest accrued and unpaid and to accrue which were carried by the whole or such part, as the case may be, of such one or more other Bonds, and notwithstanding anything contained in this Indenture, such Bonds shall be so dated or bear such notation that neither gain in nor loss in interest shall result from any such exchange, substitution or transfer.

           Every transfer of Bonds under the foregoing provisions shall be effected in such manner as may be prescribed by the Trustee. The Trustee shall not be required to exchange, register or transfer Bonds after the mailing of notice of redemption, during the period of 15 days next preceding the mailing of such notice of redemption, nor during the period of 15 days next preceding an Interest Payment Date.

           SECTION 6.`.Registered Owners. The Issuer and the Trustee may treat the person in whose name any Bond is registered as the absolute owner of such Bond for the purpose of receiving payment of principal of and interest on such Bond and for all other purposes whether or not such Bond is overdue, and neither the Issuer nor the Trustee shall be affected by notice to the contrary.

           SECTION 7.`.Temporary Bonds. Until Bonds in definitive form are ready for delivery, the Issuer may execute, and upon its request in writing, the Trustee shall authenticate and deliver in lieu of any thereof and subject to the same provisions, limitations and conditions, one or more printed, lithographed or typewritten Bonds in temporary form, substantially of the tenor of the Bonds hereinbefore described, with appropriate omissions, variations and insertions. Such Bond or Bonds in temporary form may be for the principal amount of $100,000 or an integral multiple of $5,000 in excess thereof, as the Issuer may determine. Until exchanged for Bonds in definitive form such Bonds in temporary form shall be entitled to the lien and benefit of this Indenture. The Issuer shall, without unreasonable delay, prepare, execute and deliver to the Trustee, and thereupon, upon the presentation and surrender of the Bond or Bonds in temporary form, the Trustee shall authenticate and deliver, in exchange therefor, a Bond or Bonds in definitive form in authorized denominations of the same maturity for the same aggregate principal amount as the Bond or Bonds in temporary form surrendered. Such exchange shall be made by the Issuer and without making any charge therefor except that the Issuer may require payment by the Company of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. When and as interest is paid upon Bonds in temporary form, the fact of such payment shall be noted thereon upon presentation to the Trustee.

           SECTION 8.`.Facsimile Signatures. All the Bonds shall, from time to time, be executed on behalf of the Issuer by the manual or facsimile signature of the President and Chief Executive Officer of the Issuer and its seal (which may be in facsimile) shall be thereunto affixed (or printed or engraved or otherwise reproduced thereon if in facsimile) and attested by the manual or facsimile signature of the Secretary of the Issuer.

           If any of the officers whose manual or facsimile signatures shall be upon the Bonds shall cease to be such officers of the Issuer before such Bonds shall have been actually authenticated by the Trustee or delivered by the Issuer, such Bonds nevertheless may be authenticated, issued and delivered with the same force and effect as though the person or persons whose signature shall be upon such Bonds had not ceased to be such officer or officers of the Issuer; and also any such Bonds may be signed and sealed on behalf of the Issuer by those persons who, at the actual date of the execution of such Bond, shall be the proper officers of the Issuer, although at the nominal date of such Bonds any such person shall not have been such officer of the Issuer.

           SECTION 9.`.Mutilated, Lost, Destroyed or Stolen Bonds. A mutilated Bond may be surrendered to the Trustee and the Trustee shall validate the same or, upon the request of the person surrendering such Bond, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Bond of like maturity, designation, interest rate, and principal amount. All mutilated Bonds surrendered in any such exchange shall forthwith be canceled.

           If there be delivered to the Issuer and to the Trustee, (a) an affidavit or any other form of evidence satisfactory to them to establish proof of ownership and the circumstances of the destruction, loss or theft of any Bond, and (b) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Bond has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Trustee shall authenticate and deliver in lieu of any such destroyed, lost or stolen Bond, a new Bond of like maturity, denomination, interest rate and principal amount.

           In case any such mutilated, destroyed, lost or stolen Bond has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Bond, cause the Trustee to pay such Bond out of money held by the Trustee and available for such purpose.

           SECTION 10.`.Authentication of Bonds by Trustee. No Bonds shall be secured hereby or entitled to the benefit hereof or shall be or become valid or obligatory for any purpose unless there shall be endorsed on such Bond a certificate of authentication, substantially in the form prescribed in this Indenture, executed by the Trustee; and such certificate on any Bond issued by the Issuer shall be conclusive evidence and the only competent evidence that it has been duly authenticated and delivered hereunder.

           SECTION 11.`.Destruction of Bonds. Upon the surrender to the Trustee of any temporary or mutilated Bonds, or Bonds acquired or redeemed or paid at maturity by the Issuer, or Bonds acquired by market purchase, the same shall be canceled and, in due course, may be incinerated or otherwise destroyed by the Trustee, and if so incinerated or destroyed the Trustee shall deliver its certificate of such incineration or other destruction to the Issuer and the Company.

           SECTION 12.`.Book-Entry Registration of Bonds. Upon the Conversion of all of the Bonds to a Fixed Rate, the Bonds shall be issued in the name of Cede & Co., as nominee for DTC, as registered owner of the Bonds, and held in the custody of DTC. The Issuer and the Trustee acknowledge that they shall execute and deliver a Letter of Representation with DTC and that the terms and provisions of said Letter of Representation shall govern in the event of any inconsistency between the provisions of this Indenture and said Letter of Representation. A single certificate will be issued and delivered to DTC for each maturity of the Bonds. The Beneficial Owners will not receive physical delivery of Bond certificates except as provided herein. Beneficial Owners are expected to receive a written confirmation of their purchase providing details of each Bond acquired. For so long as DTC shall continue to serve as securities depository for the Bonds as provided herein, all transfers of beneficial ownership interest will be made by book-entry only, and no investor or other party purchasing, selling or otherwise transferring beneficial ownership of Bonds is to receive, hold or deliver any Bond certificate.

           For every transfer and exchange of the Bonds, the Beneficial Owner may be charged a sum sufficient to cover such Beneficial Owner's allocable share of any tax, fee or other governmental charge that may be imposed in relation thereto.

           Bond certificates are required to be delivered to and registered in the name of the Beneficial Owner under the following circumstances:

                (a) DTC determines to discontinue providing its service with respect to the Bonds. Such a determination may be made at any time by giving 30 days' notice to the Issuer or the Trustee and discharging its responsibilities with respect thereto under applicable law.

                (b) The Issuer determines that continuation of the system of book-entry transfer through DTC (or a successor securities depository) is not in the best interests of the Beneficial Owners.

           The Issuer, the Company and the Trustee will recognize DTC or its nominee as the Bondholder for all purposes, including notices and voting.

           Neither the Issuer, the Trustee nor the Company are responsible for the performance by DTC of any of its obligations, including, without limitation, the payment of moneys received by DTC, the forwarding of notices received by DTC or the giving of any consent or proxy in lieu of consent.

           Whenever during the term of the Bonds the beneficial ownership thereof is determined by a book entry at DTC, the requirements of this Indenture of holding, delivering or transferring Bonds shall be deemed modified to require the appropriate person to meet the requirements of DTC as to registering or transferring the book entry to produce the same effect.

           If at any time DTC ceases to hold the Bonds, all references herein to DTC shall be of no further force or effect.
                                  ARTICLE III

                      AUTHENTICATION AND DELIVERY OF BONDS

           SECTION 1.b.All Bonds Equally and Ratably Secured. This Indenture creates and shall be and constitute a continuing, irrevocable and exclusive pledge and assignment of the Dedicated Revenues of the Issuer to the extent provided in this Indenture, to secure the full and final payment of the principal of, and interest (and redemption premium, if any) on, all Bonds authenticated and delivered hereunder. All Bonds issued hereunder are, to the extent provided in this Indenture, equally and ratably secured by this Indenture without preference, priority or distinction on account of the actual time or times of the authentication or delivery or maturity of the Bonds or any of them, so that, subject to aforesaid, all Bonds at any time outstanding hereunder shall have the same right, lien and preference under and by virtue of this Indenture and shall be equally and ratably secured hereby with like effect as if they had all been executed, authenticated and delivered simultaneously on the date hereof whether the same, or any of them, shall be disposed of at some future date, or whether they, or any of them, shall be authorized to be authenticated and delivered after the date hereof pursuant to Section 2.5 of this Indenture.

           SECTION 2.b.Conditions of Authentication. The Bonds in the aggregate principal amount of $36,250,000 shall be executed by the Issuer and delivered to the Trustee for authentication, together with a statement as to the amount and disposition of the proceeds of the principal amount of said Bonds and any accrued interest thereon; thereupon the Bonds shall be authenticated by the Trustee and shall be delivered to or upon the order of the purchasers thereof, but only upon the receipt by (i) the Escrow Trustee of the aforesaid proceeds of the principal amount of the Bonds, which shall be deposited with the Escrow Trustee for credit to the Escrow Fund as provided in Article IV hereof, and (ii) the Trustee of an amount equal to the accrued interest, if any, on said Bonds to the date of their delivery, which shall be deposited into the

     Bond Fund. Prior to authentication of the Bonds the Trustee shall also have received the following:

                (1) A Certified Resolution authorizing the issuance of the Bonds and the execution and delivery of the Refunding Agreement and Indenture.

                (2)  An original  executed counterpart of the Refunding
           Agreement.

                (3)  An   original   executed   counterpart   of   this
           Indenture.

                (4)  An original executed  counterpart  of  the  Escrow
           Agreement.

                (5) A request and authorization to the Trustee on behalf of the Issuer and signed by the Chairman or Vice Chairman or President and Chief Executive Officer and the Secretary of the Issuer to (i) authenticate and deliver the Bonds to the purchaser or purchasers therein identified upon payment to the Escrow Trustee of the proceeds of the Bonds (other than accrued interest, which shall be deposited with the Trustee for credit to the Bond Fund) as hereinafter provided under Article IV hereof, and (ii) execute and deliver any document to which the Trustee is a party.

                (6)  An  original   executed  counterpart  of  the  Tax
           Regulatory Agreement dated as of April 1, 1994, by and among the Issuer, the Trustee and the Company.

                (7)  The   unqualified    approving   opinion   and   a
           supplementary   opinion  of  bond  counsel   of   nationally
           recognized standing dated the day the Bonds are issued.
                                   ARTICLE IV

                               PROCEEDS OF BONDS

           SECTION 1.a. Proceeds of Bonds. The proceeds from the initial sale of the Bonds (other than the proceeds which represent accrued interest) shall be deposited with the Escrow Trustee for credit to the Escrow Fund and held therein and applied in accordance with the Escrow Agreement. At the time such proceeds are deposited, the Company will pay the balance of moneys required to pay the redemption price for the Series 1983 Bonds to the Escrow Trustee and will pay all Costs of Issuance. The proceeds of the Bonds, together with the additional funds provided by the Company on deposit with the Escrow Trustee, will be used by the Escrow Trustee to reimburse the Series 1983 Letter of Credit Bank in connection with the redemption of the Series 1983 Bonds, all as provided in the Escrow Agreement.
                                   ARTICLE V

                       PLEDGE AND ASSIGNMENT; BOND FUND;
                           DEBT SERVICE RESERVE FUND

           SECTION  1.a.  Pledge  of Dedicated Revenues.  All Dedicated

     Revenues of the Issuer are hereby pledged and assigned unto the Trustee for the payment of the principal of, premium, if any, and interest on the Bonds and the performance of the other obligations of the Issuer contained in this Indenture. The Issuer hereby assigns, sets over to and grants its right, title and interest in and to the Refunding Agreement (other than its expense reimbursement and indemnification rights) and all amounts on deposit in the Bond Fund and the Debt Service Reserve Fund to the Trustee for the benefit of the Bondholders.

           SECTION 2.a. Bond Fund. There is hereby created "Board of Commissioners of the Port of New Orleans Industrial Revenue Refunding Bond Fund - Avondale Industries Project" (the "Bond Fund"), which shall be held in trust by the Trustee for the benefit of the holders of the Bonds and shall be subject to a lien and charge in favor of the holders of all of the Bonds issued and outstanding under this Indenture. The Issuer hereby directs payment to the Trustee of all Dedicated Revenues of the Issuer. Upon receipt of such payments and of such other money as may be paid to the Trustee by the Issuer or otherwise for deposit in the Bond Fund, the Trustee shall deposit the same in the Bond Fund.

           SECTION 3.a. Deposits into Bond Fund. There shall be deposited into the Bond Fund from the proceeds of the Bonds, immediately upon the receipt thereof by the Trustee, an amount equal to the accrued interest, if any, on said Bonds to the date of their delivery. In addition, there shall be deposited into the Bond Fund as Dedicated Revenues of the Issuer when received: (a) all Repayments specified in Section 3.1 of the Refunding Agreement and all prepayments under Article VIII of the Refunding Agreement (other than payments for expense reimbursement and indemnification);, (b) all moneys required to be deposited therein pursuant to Sections 5.6 and 5.7 of this Indenture, and (c) all other money received by the Trustee and required under or pursuant to any of the provisions of the Refunding Agreement or this Indenture or any refunding agreement, note or indenture supplemental thereto, respectively, to be paid into the Bond Fund. The Issuer hereby covenants and agrees that so long as any of the Bonds issued hereunder are outstanding, it will deposit or cause to be deposited in the Bond Fund sums (but only from Dedicated Revenues of the Issuer) sufficient to meet and pay promptly the principal of, premium, if any, and interest on the Bonds as the same shall become due and payable.

           SECTION 4.a. Use of Moneys in Bond Fund. Moneys in the Bond Fund shall be used solely for the payment of the principal of and interest on the Bonds, for the payment or redemption of the Bonds at or prior to their maturity and for the payment of redemption premium, if any, on redemption of the Bonds. The Trustee, without further authorization than is in this Section 5.4 contained, shall pay from the moneys in the Bond Fund (i) the interest on the Bonds as and when the same shall become due, and (ii) the principal of and premium, if any, on the Bonds as and when the same shall come due, provided that such payment of principal and premium shall be made only upon presentation and surrender of such Bonds as they come due.

           SECTION 5.a. Bond Fund and Debt Service Reserve Fund Sufficient to Pay All Bonds. If at any time the amount in the Bond Fund and the Debt Service Reserve Fund shall be sufficient to pay when due the principal of, premium, if any, and interest on the Bonds remaining outstanding, the Trustee shall notify the Issuer and the Company that no additional or further payments need be made under this Indenture, and the Trustee shall apply the money then in said Bond Fund and Debt Service Reserve Fund to the payment of the principal of, premium, if any, and interest on the Bonds when due.

           SECTION 6.a. Creation of the Debt Service Reserve Fund; Payments Into the Debt Service Reserve Fund. There is hereby created "Board of Commissioners of the Port of New Orleans Industrial Revenue Refunding Bond Debt Service Reserve Fund - Avondale Industries Project" (the "Debt Service Reserve Fund"), which shall be held in trust by the Trustee for the benefit of the holders of the Bonds and shall be subject to a lien and charge in favor of the holders of all of the Bonds issued and outstanding under this Indenture. There shall be deposited into the Debt Service Reserve Fund all payments by the Company pursuant to
     Section 3.3 of the Refunding Agreement until the amount on deposit in said Fund shall equal the Debt Service Reserve Fund Requirement. All earnings on the Debt Service Reserve Fund shall remain therein until there is an amount in the Debt Service
     Reserve Fund equal to the Debt Service Reserve Requirement; provided, however, in no event shall moneys on deposit in the Debt Service Reserve Fund exceed the Debt Service Reserve Fund Requirement and in such event such excess moneys shall be transferred to the Bond Fund.

           SECTION 7.a. Use of Moneys in the Debt Service Reserve Fund; Investment of Debt Service Reserve Fund Moneys. Moneys in the Debt Service Reserve Fund shall be used solely for the payment of the principal of, premium, if any, and interest on the Bonds in the event moneys in the Bond Fund are insufficient to make such payments when due, whether on an Interest Payment Date, redemption date, sinking fund redemption date, maturity date or otherwise. The Trustee shall, on such payment date for principal of or interest on the Bonds, determine if sufficient funds are available in the Bond Fund to make such payments when due and, if sufficient funds are not available in such Fund, shall make the required transfer, if any, to the Bond Fund to cure such deficiency. In addition, upon the occurrence of an Event of Default hereunder, any moneys in the Debt Service Reserve Fund shall be transferred by the Trustee to the Bond Fund. On the final maturity date of the Bonds any moneys in the Debt Service Reserve Fund shall be used to pay the principal of and interest on the Bonds on such final maturity date. In the event of the redemption of the Bonds in whole, any moneys in the Debt Service Reserve Fund shall be transferred to the Bond Fund and applied to the payment of the principal of and premium, if any, and interest on the Bonds.

           Whenever the total amount on deposit in the Bond Fund and the Debt Service Reserve Fund is sufficient to pay in full all outstanding Bonds in accordance with their respective terms (including principal and interest thereon), the funds on deposit in the Debt Service Reserve Fund shall be transferred to the Bond Fund and applied to pay the principal of, premium, if any, and interest on the Bonds.

           All moneys in the Debt Service Reserve Fund shall be invested in accordance with the directions of an Authorized Company Representative in Government Obligations having a maturity of not exceeding five (5) years, provided that not more than 50% of the Government Obligations (valued as provided herein) shall have a maturity not exceeding three (3) years. The value of Government Obligations on deposit in the Debt Service Reserve Fund shall be determined by the Trustee annually, on each June 1. If any such valuation reveals that the value of the investments in the Debt Service Reserve Fund is less than the Debt Service Reserve Fund Requirement with respect to the Bonds then outstanding, the Trustee shall immediately notify the Company and the Issuer of the amount of the difference between the amount derived by such valuation and the Debt Service Reserve Fund Requirement, which difference shall be deposited by the Company in the Debt Service Reserve Fund in the manner and at the time required by Section 3.3 of the Refunding Agreement.

           Notwithstanding the foregoing provisions, in lieu of the required deposits into the Debt Service Reserve Fund, the Company may cause to be deposited into the Debt Service Reserve Fund a Debt Service Reserve Fund Letter of Credit for the benefit of the Bondholders in an amount equal to the difference between the Debt Service Reserve Fund Requirement and the sums then on deposit in the Debt Service Reserve Fund, if any, which Debt Service Reserve Fund Letter of Credit shall be available to be drawn upon (upon the giving of notice as required thereunder) on any date, on which payments are required to be made from the Bond Fund wherein a deficiency exists which cannot be cured by funds in any other Fund held pursuant to the Indenture and available for such purpose. If a disbursement is made under the Debt Service Reserve Fund Letter of Credit, the Company shall be obligated to reinstate the amount disbursed by either depositing a replacement Debt Service Reserve Fund Letter of Credit in the amount of the disbursement or to deposit into the Debt Service Reserve Fund funds in the amount of the disbursement made under such Debt Service Reserve Fund Letter of Credit, or a combination of such alternatives as shall equal the Debt Service Reserve Fund Requirement in six equal monthly installments as provided in Section 3.3 of the Refunding Agreement. As used herein, Debt Service Reserve Fund Letter of Credit means the irrevocable letter of credit, if any, issued in favor of the Trustee and deposited in the Debt Service Reserve Fund in lieu of or in partial substitution for cash or securities on deposit therein. The issuer providing such letter of credit shall be a banking institution, bank or trust company or branch thereof which has a senior debt rating of "A" or better from either Moody's Investors Service, Inc. or Standard & Poor's Corporation.

                                   ARTICLE VI

                      SECURITY FOR AND INVESTMENT OF MONEY

           SECTION 1.a. Moneys Held in Trust. All money from time to time received by the Trustee and held in any fund created under this Indenture, or otherwise, shall be held in trust by the Trustee for the benefit of the holders from time to time of the Bonds entitled to be paid therefrom.

           SECTION 2.a. Bond Fund Investments. Money on deposit to the credit of the Bond Fund shall be invested by the Trustee in accordance with the direction of an Authorized Company Representative in Permitted Investments maturing or marketable prior to the maturities thereof at such time or times as to enable disbursements to be made from the Bond Fund in accordance with the terms hereof. Neither the Issuer nor the Trustee shall be liable or responsible for any loss resulting from any investments made in accordance with such directions.

           All such investments shall be held by or under the control of the Trustee and shall be deemed at all times a part of the Bond Fund and the interest and any gain received thereon or any profit realized therefrom and any loss resulting therefrom, respectively, shall be credited to and held in or charged to the Bond Fund. If at any time it shall become necessary that some or all of the securities purchased with the money in such fund be redeemed or sold in order to raise money necessary to comply with the provisions of this Indenture, the Trustee shall, without further authorization than is hereby contained, effect such redemption or sale, employing, in the case of a sale, any commercially reasonable method of effecting the same.

           SECTION 3.a. Arbitrage Bond Covenant. With respect to the authority to invest funds granted in this Indenture, the Issuer directs the Trustee and the Trustee hereby covenants with the holders of the Bonds that it will make no use of the proceeds of the Bonds, or any other funds which may be deemed to be proceeds of the Bonds pursuant to Section 148 of the Code, which would cause the Bonds to be "arbitrage bonds" within the meaning of such Section.

           The Company has agreed in the Refunding Agreement to comply with rebate requirements of Section 148(f) of the Code. The Trustee shall provide such information as the Company may request to enable the Company to calculate the amount of gross earnings on the Bond Fund and Refunding Fund.

           SECTION 4.a. Balance in the Bond Fund and Debt Service Reserve Fund After Payment of the Bonds. Any balance in the Bond Fund and Debt Service Reserve Fund created under this Indenture or otherwise held by the Trustee after all the Bonds issued hereunder and secured hereby have been paid in full, or provision for payment in full thereof have been made, and all amounts due to the Trustee and the Issuer have been paid, shall be paid over to the Company. Should the holders of any Bonds fail or neglect to present their Bonds for payment within one year from the date such

     Bonds become due and payable, whether by redemption or at maturity, the Trustee shall, at the end of such period, remit to the Company in trust for the holders of the Bonds the money then held for such Bonds; and the holders of such Bonds shall thereafter have recourse only to the Company for payment thereof.
                                  ARTICLE VII

                              REDEMPTION OF BONDS

           SECTION 1.a.Redemption of the Bonds. Except as otherwise provided herein, any redemption of all or any part of the Bonds issued under the provisions of this Indenture which are subject to redemption shall be made in the manner provided in this Article
     VII. The Bonds may be redeemed prior to their respective maturities, as follows:

                (a) The Bonds maturing on June 1, 2014 are subject to optional redemption prior to their maturity by the Issuer beginning on June 1, 2004, in whole at any time and in part on any Interest Payment Date at the following redemption prices (stated as a percentage of principal amount) plus accrued interest to the redemption date:

                       Redemption Period
                        (Both Inclusive)            Redemption Price

                 June 1, 2004 through May 31, 2005         103%
                 June 1, 2005 through May 31, 2006         102%
                 June 1, 2006 through May 31, 2007         101%
                 June 1, 2007 and thereafter               100%

                (b) The Bonds are subject to special mandatory redemption prior to their maturity at any time, as a whole or in part if such partial redemption will preserve the exclusion from gross income for federal income tax purposes of interest on the remaining Bonds outstanding (and if in part, by lot or other customary means) at a redemption price equal to 108% of the principal amount thereof, plus interest accrued to the redemption date in the event that it is finally determined by the Internal Revenue Service (or its successor) or by a court of competent jurisdiction in a proceeding in which the Company participates to the degree it deems sufficient, that, as a result of the failure by the Company to observe a covenant, agreement or representation in the Refunding Agreement, the interest payable on the Bonds has become includable for federal income tax purposes in the gross income of any owner of a Bond, other than an owner who is a "substantial user" of the Project or a "related person" to such "substantial user" as provided in the Code and applicable regulations thereunder. Any such determination will not be considered final for this purpose unless the Company has been given written notice and, if it so desires, has been afforded the opportunity, at its expense, to contest the same, either directly or in the name of any owner of the Bonds, and until the conclusion of any appellate review, if sought. The Company is not required to complete the administrative proceeding or litigation referred to above within a specified period, but it covenants in the Refunding Agreement that it will use its best efforts to obtain a prompt final determination, decision or settlement of any administrative proceeding or litigation. The Trustee shall receive and coordinate notices from holders of the Bonds and give notices to the Company and the Issuer in connection with such events in such manner as the Trustee in its discretion deems reasonable.

                (c) The Bonds are subject to redemption prior to their maturity by the Issuer at the direction of the Company, in whole, at any time, but not in part, at a redemption price equal to 100% of the principal amount of the outstanding Bonds, plus accrued interest thereon to the date of redemption, without premium, upon prepayment of the payments relating to the Bonds under the Refunding Agreement upon the occurrence of any of the following events:

                     (i) if all or any substantial portion of the Project is destroyed to such extent that, in the opinion of the Board of Directors of the Company expressed in a resolution filed with the Issuer and the Trustee, it is uneconomical to rebuild, repair or restore the Project to approximately its condition prior to such destruction;

                     (ii) if all or any substantial portion of the Project is taken by eminent domain which, in the opinion of the Board of Directors of the Company expressed in a resolution filed with the Issuer and the Trustee, will, or is likely to result in the Company being prevented from carrying on its normal operations at the Project for a period of six (6) months; or

                     (iii) a determination by an independent consultant
                that technological or regulatory changes make the continued operation of the Project uneconomical.

           The exercise of any such option shall be at the direction of the Company which shall give written notice to the Issuer and the Trustee within one hundred twenty (120) days of the occurrence of an event described in Section 7.1.(c)(i), 7.1.(c)(ii) or 7.1.(c)(iii) above, which notice shall specify that, as determined by the Company, one or more of such events has occurred or one or more of such conditions is continuing and also shall specify a date for redemption not less than 45 nor more than 120 days from the date such notice is given.

                (d) The Bonds shall be subject to mandatory sinking fund redemption on June 1 of the years and in the principal amounts at a redemption price of 100% of the principal amount of the Bonds to be redeemed, plus interest accrued to the redemption date as follows:

                         Bonds maturing on June 1, 2004

                     Year                             Amount

                     1997                             $550,000
                     1998                              600,000
                     1999                              650,000
                     2000                              705,000
                     2001                              770,000
                     2002                              830,000
                     2003                              910,000
                     2004 *                            985,000



                         Bonds maturing on June 1, 2014

                     Year                             Amount

                     1997                           $  340,000
                     1998                              370,000
                     1999                              405,000
                     2000                              440,000
                     2001                              475,000
                     2002                              525,000
                     2003                              565,000
                     2004                              620,000
                     2005                            1,745,000
                     2006                            1,900,000
                     2007                            2,075,000
                     2008                            2,260,000
                     2009                            2,465,000
                     2010                            2,685,000
                     2011                            2,925,000
                     2012                            3,190,000
                     2013                            3,475,000
                     2014 *                          3,790,000

     *Final Maturity

          SECTION 2.d.Partial Redemption. If less than all of the Bonds shall be called for redemption, the particular Bonds or portions of Bonds (in multiples of $100,000 or an integral multiple of $5,000 in excess thereof) to be redeemed shall be selected by lot or other customary means by the Trustee in such manner as the Trustee in its discretion may deem proper in order to assure to each holder of Bonds a fair opportunity to have his Bond or Bonds or portions thereof drawn; provided, however, that the portion of any Bond of a denomination more than $100,000 shall be $100,000 or an integral multiple of $5,000 in excess thereof.

          Bonds registered in the name of the Company as of the 35th day preceding the date set for redemption shall be selected first and if canceled before redemption shall be deemed redeemed for purposes of redemption of the required principal amount of Bonds. If there shall be drawn for redemption less than the principal amount of a Bond, the Issuer shall execute and the Trustee shall authenticate and shall deliver, upon surrender of such Bond, accompanied by instruments of transfer, where appropriate, without charge to the owner thereof, fully registered Bonds of like maturity and interest rate in any of the authorized denominations, which shall correspond to the unredeemed balance of the surrendered Bond.

          SECTION 3.d.Notice of Redemption. Notice of a call for redemption shall be given by the Trustee not less than 30 days prior to the date fixed for redemption by mailing a notice by first class mail, postage prepaid to the registered owners of the Bonds to be redeemed at the registered addresses shown on the Bond Register of the Trustee as of the 45th day preceding the redemption date, but failure to mail any such notice and any defect in any such notice or the mailing thereof, as it affects any particular Bond, shall not affect the validity of the proceedings for the redemption of any other Bond. Such notice (other than a notice of redemption pursuant to Section 7.1(d) above) may state that redemption is conditional upon the deposit of the funds necessary to effectuate the redemption, and that the notice will be of no effect if such deposit is not made. So long as Cede & Co. is the registered owner of the Bonds, as nominee of DTC, notice of any redemption will be given by the Trustee to Cede & Co., not the Beneficial Owners of the Bonds. If funds are deposited (as more fully described herein) with the Trustee sufficient to pay the redemption price of any Bonds, either at maturity or by call for redemption or otherwise, together with interest accrued to the redemption date, as provided in and limited by the terms of this Indenture, interest on such Bonds will cease to accrue on the redemption date, and thereafter payment to the registered owners will be restricted to the funds so deposited.

          SECTION 4.d.Effect of Redemption. On the date fixed for redemption, proper notice having been given for the payment of the principal of, redemption premium, if any, and any accrued interest to the redemption date and such amounts being held in trust for the registered owners of the Bonds or portions thereof to be redeemed, the Bonds or portions of the Bonds so called for redemption shall become and be due and payable at the redemption price provided for redemption of such Bonds or portions of Bonds so called for redemption. The interest on such Bonds or portions of Bonds shall cease to accrue, and such Bonds shall cease to be entitled to any benefit or security under the Indenture. The registered owners of such Bonds or such portions of Bonds shall have no rights in respect thereof except to receive payment of the redemption price thereof and to receive Bonds for any unredeemed portions of Bonds. If less than all of the Bonds of any one maturity have been called for redemption, the particular Bonds or portions of Bonds to be redeemed shall be selected by lot by the Trustee in such manner as the Trustee shall determine.

          The Bonds and portions of Bonds which are subject to redemption prior to maturity and which have been duly called for redemption, or with respect to which irrevocable instructions to call for redemption at a stated redemption date have been given to the Trustee, and for which moneys sufficient (or Government Obligations the principal of and the interest on which will provide moneys sufficient) to pay the principal of, redemption premium, if any, and interest on such Bonds to the applicable redemption or payment dates, shall be held in a separate account for the registered owners of the Bonds or portions thereof to be redeemed or paid, all as provided herein, shall not thereafter be deemed to be outstanding hereunder, and shall cease to be entitled to any security or benefit under this Indenture, other than the right to receive payment from such moneys or Government Obligations.
                                  ARTICLE VIII

                              PARTICULAR COVENANTS

          SECTION 1.d. Payment of Principal, Premium and Interest. The Issuer covenants that it will promptly pay the principal of, premium, if any, and interest on every Bond issued under this Indenture but only from the Dedicated Revenues of the Issuer as provided herein at the place, on the dates, from the funds and in the manner provided herein and in said Bonds according to the true intent and meaning thereof.

          SECTION 2.d. Trustee Authorized to Require Company to Make Payments. So long as any of the Bonds are outstanding, the Trustee as assignee of the rights of the Issuer under this Indenture is authorized to require the Company to pay all of the payments and other costs and charges payable by the Company under the Refunding Agreement.

          SECTION 3.d. Take Further Action. The Issuer covenants that it shall from time to time execute and deliver such further instruments and take such further action as may be reasonable and as may be required to carry out the purpose of this Indenture; provided, however, that no such instruments or actions shall pledge the credit or taxing power of the Issuer.

          SECTION 4.d. No Disposition of Revenues. Except as otherwise permitted in this Indenture or the Refunding Agreement the Issuer shall not sell, lease or otherwise dispose of the Refunding Agreement or any of the revenues derived therefrom. Anything in this Section to the contrary notwithstanding, the Issuer shall not be precluded from taking such actions with respect to the Project as shall be necessary in order for it to perform its governmental functions.

          SECTION 5.d. No Extensions. In order to prevent any claims for interest after maturity, the Issuer will not directly or indirectly extend or assent to the extension of the time of payment of claims for interest on any of the Bonds and will not directly or indirectly be a party to or approve any such arrangement by funding claims for interest or in any other manner. In case any such claim for interest shall be extended or funded in violation hereof, such claim for interest shall not be entitled, in case of any default hereunder, to the benefit or security of this Indenture except subject to the prior payment in full of the principal of and premium, if any, on all Bonds issued and outstanding hereunder, and of all claims for interest which shall not have been so extended or funded.

          SECTION 6.d. Faithful Performance. The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions required to be performed by it and contained in this Indenture, in any and every Bond executed, and delivered hereunder and in all of its proceedings pertaining hereto. The Issuer covenants that it is duly authorized under the laws of the State, including particularly and without limitation the Act, to issue the Bonds authorized hereby and to execute this Indenture, to assign the Refunding Agreement and amounts payable under the Refunding Agreement, and to assign the payments and amounts hereby assigned in the manner and to the extent herein set forth; that all action on its part for the issuance of the Bonds and the execution and delivery of this Indenture has been duly and effectively taken.
                                   ARTICLE IX

                        DEFAULT PROVISIONS AND REMEDIES
                           OF TRUSTEE AND BONDHOLDERS

          SECTION  1.d.  Events  of  Default.   If any of the following
     events occur it is hereby defined as and declared to be and to constitute an "Event of Default":

                (a) Failure in the payment when due of the interest on any Bond or failure in the payment when due of the principal or premium, if any, on any Bond, whether at the stated maturity thereof, or upon proceedings for redemption thereof, or upon the maturity thereof, by declaration or otherwise;

                (b) Default in the performance or observance of any other of the covenants, agreements or conditions on the part of the Issuer contained in this Indenture or in the Bonds, and the continuance thereof for a period of 60 days after written notice given by the Trustee or by the holders of not less than 25% in aggregate principal amount of Bonds then outstanding as provided in Section 9.12 hereof; or

                (c) The occurrence or existence of any event, omission or circumstance which is an "Event of Default" under the Refunding Agreement.

          The term "default" shall mean the events specified in Sections 9.1.(a), 9.1.(b) and 9.1.(c) above, exclusive of any period of grace and irrespective of the giving of any written notice pursuant to this Indenture or the Refunding Agreement.

          SECTION 2.c. Acceleration. Upon the occurrence and continuance of an Event of Default the Trustee may, and upon the written request of the holders of not less than a majority in aggregate principal amount of Bonds then outstanding shall, by notice in writing delivered to the Issuer and the Company, declare the principal of all Bonds then outstanding and the accrued interest thereon to the date of declaration immediately due and payable; provided, however, that the holders of Bonds then outstanding may waive any such Event of Default and rescind such declaration and its consequences as provided in Section 9.11 hereof. Upon any declaration of acceleration hereunder the Issuer and the Trustee shall immediately declare all payments under the Refunding Agreement to be immediately due and payable in accordance with Section 7.2 of the Refunding Agreement.

          SECTION 3.c. Trustee May Institute Suits; Proof of Claim. Upon the occurrence and continuance of any Event of Default, the Trustee shall have the power to, but unless requested in writing by the holders of a majority in aggregate principal amount of the Bonds then outstanding and furnished with satisfactory security and indemnity as provided in Section 10.1.(i) hereof shall be under no obligation to, institute and maintain such suits and proceedings to prevent any impairment of the security under this Indenture and such suits and proceedings as the Trustee may be advised by Counsel shall be necessary or expedient to preserve or protect its interests and the interests of the Bondholders.

          The Trustee is authorized and directed, on behalf of the Bondholders and without any further action by the Bondholders, to file a proof or proofs of claim in any bankruptcy, receivership or other insolvency proceeding involving the Company.

          SECTION 4.c. Remedies on Events of Default. Upon the occurrence and continuance of an Event of Default the Trustee may proceed to pursue any available remedy to enforce the First Preferred Vessel Mortgage and the payment of the principal of, premium, if any, and interest on the Bonds then outstanding, including, without limitation, mandamus.

          If an Event of Default shall have occurred, and if requested to do so by the holders of not less than a majority in aggregate principal amount of the Bonds then outstanding and indemnified as provided hereinafter in Section 10.1.(i) hereof, the Trustee shall be obligated to exercise such one or more of the rights and powers conferred by this Section and by Section 9.3 as the Trustee, being advised by Counsel, shall deem most expedient in the interest of the Bondholders.

          No remedy by the terms of this Indenture conferred upon or reserved to the Trustee (or to the Bondholders) is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and shall be in addition to any other remedy given to the Trustee or to the Bondholders hereunder or now or hereafter existing by law.

          No delay or omission to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such default or Event of Default or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

          No waiver of any default or Event of Default hereunder, whether by the Trustee or by the Bondholders, shall extend to or shall affect any subsequent default or Event of Default or shall impair any rights or remedies consequent thereon.

          SECTION 5.c. Bondholders to Direct Trustee. Anything in this Indenture to the contrary notwithstanding, the holders of a majority in aggregate principal amount of Bonds then outstanding shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture or any other proceedings hereunder; provided, however, that such direction shall not be otherwise than in accordance with the provisions of law or of this Indenture and shall not, in the opinion of the Trustee, unduly prejudice the rights of Bondholders who are not in such majority. Without limitation of the foregoing, any such remedial proceeding may include, to the extent in accordance with law and as directed by Bondholders in accordance with the provisions of this Indenture, including providing reasonable indemnity for all costs or liabilities arising therefrom, forbearance or non-action on the part of the Trustee, the acceptance by the Trustee, as mortgagee under the First Preferred Vessel Mortgage, of a deed in lieu of foreclosure, the sale of the property covered by the First Preferred Vessel Mortgage free of the lien thereof for an amount less than the amounts due with respect to the Bonds and the waiver of claims or the granting of a covenant not to sue.

          SECTION  6.c.Enforcement  of Bond Documents.  Notwithstanding
     Section 9.5 above, or any other provision of this Indenture, the holders of at least 75% in aggregate principal amount of the then outstanding Bonds shall have the right to take any and all actions in their own name for the benefit of the holders of all outstanding Bonds to enforce this Indenture in accordance with the provisions of this Article IX, and to enforce the Refunding Agreement and the First Preferred Vessel Mortgage, provided that with respect to any such action such Bondholders shall act in concert and not individually. In addition, upon providing reasonable indemnity for costs or liabilities arising therefrom, such Bondholders shall have the right to act in the name of the Trustee. In the event that such Owners elect to take such action, they shall notify the Trustee in writing of their election and any costs incurred in connection with the taking of such action shall be treated as costs of the Trustee and shall be subject to the same repayment, lien and security rights.

          SECTION 7.c. Application of Moneys. All money received by the Trustee pursuant to any right given or action taken under the provisions of this Article shall be applied first to the payment of the costs and expenses of the proceedings resulting in the collection of such money and of the Administrative Expenses, liabilities and advances incurred or made by the Trustee hereunder except as a result of its gross negligence or bad faith. The balance of such money, after providing for the foregoing, shall be deposited by the Trustee in the Bond Fund and all money in the Bond Fund shall be applied as follows:

                (a) Unless the principal of all the Bonds shall have become or shall have been declared due and payable, all such money shall be applied:

                     First - To the payment  to  the  persons  entitled
                thereto of all installments of interest then due on the Bonds, in the order of maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the persons entitled thereto, without any discrimination or privilege; and

                     Second  - To the payment to the  persons  entitled
                thereto of the unpaid principal of and premium, if any, on any of the Bonds which shall have become due (other than Bonds called for redemption for the payment of which money is held pursuant to the provisions of this Indenture), in the order of their due dates, with interest on such Bonds at the rate provided in Section
                9.11 hereof from the respective dates upon which they become due and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with such interest, then to the payment, ratably, according to the amount of principal, and premium, if any, due on such date, to the persons entitled thereto without any discrimination or privilege.

                (b) If the principal of all the Bonds shall have become due or shall have been declared due and payable, all such money shall be applied to the payment of the principal, premium, if any, and interest then due and unpaid upon the Bonds, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal, premium, if any, and interest to the persons entitled thereto without any discrimination or privilege.

                (c) If the principal of all the Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of Section 9.11 hereof, then subject to the provisions of paragraph (b) of this Section in the event that the principal of all the Bonds shall later become due or be declared due and payable, the money shall be applied in accordance with the provisions of paragraph (a) of this Section.

          Whenever money is to be applied pursuant to the provisions of this Section, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such money available for application and the likelihood of additional money becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the date (which shall be an Interest Payment Date unless it shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such date shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such money and of the fixing of any such date, and shall not be required to make payment to the holder of any Bond until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

          Whenever all the Bonds and interest thereon have been paid under the provisions of this Section 9.7 and all expenses and charges of the Trustee and the Issuer have been paid, any balance remaining in the Bond Fund shall be paid as provided in Section
     6.4 hereof.

          SECTION 8.c. Trustee as Representative of the Bondholders. All rights of action (including the right to file proofs of claim under this Indenture or under any of the Bonds) may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceedings relating thereto and any such suit or proceedings instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining as plaintiffs or defendants any holders of the Bonds, and any recovery of judgment shall be for the equal and ratable benefit of the holders of the outstanding Bonds.

          SECTION 9.c. Enforcement by Bondholders. Except as provided in Section 9.6 above, no holder of any Bond shall have any right to institute any suit, action, or proceeding for the enforcement of any covenant or provision of this Indenture or for the appointment of a receiver or any other remedy hereunder, unless
     (i) a default has occurred of which the Trustee has been notified as provided in Section 10.1.(g), or of which by said subsection it is deemed to have notice; (ii) such default shall have become an Event of Default and such Event of Default is then continuing;
     (iii) the holders of not less than a majority in aggregate principal amount of Bonds then outstanding shall have made written request to the Trustee and shall have offered reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in the Trustee's name and shall have offered to the Trustee security or indemnity as provided in Section 10.1.(i); and (iv) the Trustee shall thereafter fail or refuse to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name. Such notification, request and offer of security or indemnity are hereby declared in every case at the option of the Trustee to be conditions precedent to the execution of the powers and trusts of this Indenture, and to any action or cause of action for the enforcement of this Indenture, or for the appointment of a receiver or for any other remedy hereunder, it being understood and intended that no one or more holders of the Bonds shall have any right in any manner whatsoever to enforce any right hereunder except in the manner herein provided, and that all proceedings shall be instituted, and maintained in the manner herein provided and for the equal and ratable benefit of the holders of all Bonds then outstanding.

          Nothing in this Indenture contained shall, however, affect or impair any right to enforcement conferred on any Bondholder by law or right of any Bondholder to enforce the payment of the principal of, premium, if any, and interest on any Bond at and after the maturity thereof, or the obligation of Issuer to pay the principal of, premium, if any, and interest on each of the Bonds issued hereunder to the respective holders thereof at the time, place, from the source and in the manner in said Bonds and this Indenture expressed.

          SECTION 10.c. Rights to Continue. In case the Trustee shall have proceeded to enforce any right under this Indenture by the appointment of a receiver or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely, then and in every such case the Issuer, the Trustee and the Bondholders shall be restored to their former positions and rights hereunder and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

          SECTION  11.c.  Waivers   of  Default.   To  the  extent  not
     precluded by law the Trustee may in its discretion waive any default or Event of Default hereunder and its consequences and rescind any declaration of maturity of principal, and shall do so upon the written request of the holders of not less than a majority in aggregate principal amount of all the Bonds then outstanding; provided, however, that there shall not be waived (a) any Event of Default in the payment of the principal or premium, if any, of any outstanding Bonds at the date of maturity specified therein or the date fixed for redemption thereof or (b) any Event of Default in the payment when due of interest on any such Bonds, unless prior to such waiver or rescission, all arrears of interest, or all arrears of payment of principal then due, as the case may be, together with interest (to the extent permitted by law), at the rate per annum borne by any of the Bonds, on overdue principal and interest, and all Administrative Expenses of the Trustee in connection with such default shall have been paid or provided for, and in case of any such waiver or rescission, or in case any proceeding taken by the Trustee on account of any such default shall have been discontinued or abandoned or determined adversely, then and in every such case the Issuer, the Trustee and the Bondholders shall be restored to their former positions and rights hereunder, respectively, but no such waiver or rescission shall extend to any subsequent or other default, or impair any right consequent thereon.

          SECTION 12.c. Right to Cure Defaults. No default specified in Section 9.1.(b) shall constitute an Event of Default until notice of the default by registered or certified mail shall be given by the Trustee, or by the holders of not less than a majority of the aggregate principal amount of Bonds then outstanding, to the Issuer and the Company and the Issuer and the Company shall have had 60 days after receipt of such notice to correct said default or cause the default to be corrected, and shall not have corrected the default or caused the default to be corrected within such period; provided, however, if the default be such that it can, in the opinion of the Issuer and the Company, be corrected but not within such period, it shall not constitute an Event of Default if corrective action is instituted by the Issuer or the Company within such period, and the Issuer and the Company notifies the Trustee of such corrective action and undertakes to diligently pursue and does diligently pursue such corrective action until the default is corrected.

          With regard to any alleged default concerning which notice is given to the Issuer and the Company under the provisions of this
     Section 9.12, the Issuer has in the Refunding Agreement granted to the Company full authority for the account of the Issuer to perform any covenant or obligation alleged in said notice to constitute a default, in the name and stead of the Issuer, with full power to do any and all such things and acts to the same extent that the Issuer could do to correct such default and perform any such things and acts and with power of substitution to correct such default and the Trustee hereby agrees to accept such performance.
                                   ARTICLE X

                          THE TRUSTEE AND PAYING AGENT

          SECTION 1.c.Acceptance of Trust and Conditions Thereof. The Trustee hereby accepts the trusts imposed upon it by this Indenture, and agrees to perform said trusts, but only upon and subject to the following express terms and conditions:

                (a) The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through Counsel, agents, receivers or employees but shall be answerable for the conduct of the same in accordance with the standard specified herein, and shall be entitled to advice of Counsel concerning all matters of trust hereof and the duties hereunder, and may in all cases pay such reasonable compensation to all such Counsel, agents, receivers and employees as may reasonably be employed in connection with the trusts hereof. The Trustee may act upon the opinion or advice of Counsel in the exercise of its reasonable judgment. The Trustee shall not be responsible for any loss or damage resulting from any action or nonaction in good faith in reliance upon such opinion or advice.

                (b) The Trustee shall not be responsible for, nor have any liability with respect to, any recital herein or in the Bonds (except in respect of the certificate of the Trustee endorsed on the Bonds), insuring the Project or collecting any insurance proceeds, the maintenance, validity or sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby, the value or title of the Project or otherwise as to the maintenance of the security hereof, but the Trustee may require of the Issuer or the Company full information and advice as to the performance of the covenants, conditions and agreements aforesaid as to the condition of the Project.

                (c) The Trustee shall not be accountable for, or have any liability with respect to, the use of any Bonds authenticated or delivered hereunder after such Bonds shall have been delivered in accordance with instructions of the Issuer. The Trustee may become the owner of Bonds secured hereby with the same rights which it would have if it were not the Trustee.

                (d)  The  Trustee  shall be fully protected  in  acting
          upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the owner of any Bond, shall be conclusive and binding upon all future owners of the same Bond or portions thereof and upon Bonds issued in exchange therefor or for portions thereof or in place thereof.

                (e) As to the existence or non-existence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a certificate of the Issuer signed by (i) the Chairman or the Secretary of the Issuer, or (ii) any other duly authorized person (such authority to be conclusively evidenced by an appropriate Certified Resolution of the Issuer) or any certificate signed by an Authorized Company Representative as sufficient evidence of the facts therein contained, and prior to the occurrence of a default of which the Trustee has been notified as provided in Section 10.1.(g), or of which by said subsection it is deemed to have notice, the Trustee shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same. The Trustee may accept a certificate of the Secretary of the Issuer under its seal to the effect that a resolution or ordinance in the form therein set forth has been adopted by the Issuer as conclusive evidence that such resolution or ordinance has been duly adopted, and is in full force and effect.

                (f) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its gross negligence, bad faith or willful misconduct.

                (g) Except for (i) a default under Section 9.1(a) hereof, or (ii) a default specified in Section 7.1(a) of the Refunding Agreement, or (iii) the failure of the Company to file any financial statements, documents or certificates specifically required to be filed with the Trustee or the Issuer pursuant to the provisions of this Indenture, the Refunding Agreement or the First Preferred Vessel Mortgage, or (iv) any other event of which a "responsible trust officer" has "actual knowledge" and which event, with the giving of notice or lapse of time or both, would constitute an Event of Default under this Indenture or the Refunding Agreement, the Trustee shall not be deemed to have notice of any default or event unless specifically notified in writing of such event by the Company, the Issuer or the holders of not less than a majority in aggregate principal amount of the Bonds then outstanding. The Trustee pursuant to Section 10.3 hereof, shall give notice to the Registered Owners of the Bonds of the occurrence of any default or event of which it has, or is deemed to have, notice pursuant to the foregoing provisions. As used above, the term "responsible trust officer" means the trust officer of the Trustee assigned to supervise this Indenture, and "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

                (h) The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

                (i) Before taking any action hereunder the Trustee may require satisfactory security or indemnity for the reimbursement of all expenses to which it may be put and to protect it against all liability, except liability which is adjudicated to have resulted from gross negligence, bad faith or willful misconduct by reason of any action so taken. Notwithstanding the foregoing, wherever in this Indenture provision is made for indemnity by the Owners of the Bonds, if the Owner providing such indemnity has an aggregate net worth or net asset value of at least $50,000,000, as set forth in its most recent audited financial statements or as otherwise satisfactorily demonstrated to the Trustee, at its sole option and discretion, the Trustee may not require any indemnity bond or other security for such indemnity. In any case, where more than one Owner is providing indemnity, such indemnity shall be several and not joint and, as to each such Owner, such indemnity obligation shall not exceed its percentage interest of outstanding Bonds of Owners providing such indemnity. If provided indemnity, the Trustee shall utilize counsel or other advisors designated by a majority in interest of the indemnifying Owners to whom the Trustee has no reasonable objection and in the event the Trustee requires independent counsel, the costs and expenses thereof shall be for its own account and the Trustee shall not have any right for reimbursement against the Trust Estate or the Owners.

                (j) All money received by the Trustee or any paying agent shall, until used or applied or invested as herein provided, be held in trust for the purposes for which it was received but need not be segregated from other funds except to the extent required by this Indenture or by law.

                (k) The Trustee shall not be bound to make an investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours the books, records and premises of the Issuer, personally or by agent or by Counsel.

                (l) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Refunding Agreement. In case an Event of Default has occurred (which has not been cured or waived) Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Refunding Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          SECTION 2.l.Reimbursement of Administrative Expenses. The Trustee shall be entitled to payment and/or reimbursement for
     Administrative Expenses, including reasonable fees for its services rendered hereunder and all advances, Counsel fees and other expenses reasonably and necessarily made or incurred by the Trustee in connection with such services under this Indenture. The Trustee and any paying agent shall be entitled to payment and reimbursement for their reasonable fees and charges as paying agents for the Bonds hereinabove provided. Upon the occurrence of an Event of Default, but only upon an Event of Default, the Trustee and any paying agent shall have a first lien with right of prior payment on account of interest or principal of any Bond for the foregoing advances, fees, costs and expenses incurred by them respectively.

          The Trustee shall be entitled to be indemnified for, and be held harmless against, any loss, liability or expense incurred without gross negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of the trusts hereunder, including the costs and expenses of defending itself against any claim or liability in the premises. All fees, charges and other compensation to which the Trustee and any paying agent may be entitled under the provisions of this Indenture are required to be paid by the Company under the terms of the Refunding Agreement and accordingly, the Issuer shall not be liable to indemnify the Trustee or any paying agent for fees, charges and other compensation to which the Trustee and any paying agent may be entitled, and by acceptance of the trusts hereunder, the Trustee and any paying agent shall be deemed to have agreed to the foregoing. The Company may, without creating a default hereunder, contest in good faith the necessity for any services and expenses of the Trustee and the reasonableness of any of the fees, charges or expenses referred to in this Section 10.2.

          SECTION 3.l.Notice to Bondholders of Event of Default. If a default or Event of Default occurs of which the Trustee is by reason of Section 10.1.(g) hereof required to take notice or if notice of default is given as provided in said Section 10.1.(g), then the Trustee shall give notice thereof within 60 days after the occurrence thereof (unless such default shall have been cured or waived) by mailing written notice thereof to all registered holders of Bonds, as the names and addresses of such holders appear in the Bond Register.

          SECTION 4.l.Trustee's Right to Intervene. In any judicial proceeding to which the Issuer is a party and which in the opinion of the Trustee and its Counsel has a substantial bearing on the interests of holders of the Bonds, the Trustee may intervene on behalf of Bondholders and shall do so if requested in writing by the holders of not less than a majority of the aggregate principal amount of Bonds then outstanding. The rights and obligations of the Trustee under this Section are subject to the approval of a court of competent jurisdiction.

          SECTION 5.l.Successor Trustee Upon Merger, Etc. Any corporation or association into which the Trustee may be merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become successor Trustee hereunder and vested with all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further acts, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          SECTION 6.l.Resignation of Trustee. A Trustee and any successor Trustee may resign by giving 60 days' written notice to the Issuer and the Company and by first class mail to each registered owner of Bonds then outstanding as shown on the records of the Trustee. Such resignation shall take effect only upon the appointment of a successor Trustee by the Bondholders or by the Issuer as hereinafter provided. Such notice to the Issuer and the Company may be served personally or sent by registered mail or telegram.

          SECTION 7.l.Removal of Trustee. The Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the Trustee, the Issuer and the Company by the owners of a majority in aggregate principal amount of Bonds then outstanding.

          SECTION 8.l.Appointment of Successor Trustee. In case the Trustee hereunder shall resign or be removed, or be dissolved, or shall be in the course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in the case it shall be taken under control of any public officer or officers, or of a receiver appointed by a court, a successor may be appointed by the owners of a majority in aggregate principal amount of Bonds then outstanding, by an instrument or concurrent instruments in writing signed by such owners, or by their attorneys-in-fact, duly authorized; provided, however, that in case of such vacancy the Issuer, at the direction of the Company by an instrument executed and signed by the Chairman of the Issuer and under its seal attested by its Secretary, shall forthwith appoint a temporary Trustee to fill such vacancy until a successor Trustee shall be appointed by the Bondholders in the manner above provided (subject to the approval of the Company provided that the Company is not in default under the Refunding Agreement), and any such temporary Trustee as appointed by the Issuer shall immediately and without further act be superseded by the successor Trustee so appointed by such Bondholders. Every such Trustee and temporary Trustee appointed pursuant to the provisions of this Section shall be a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers having a reported capital and surplus of not less than $50,000,000, subject to supervision or examination by federal or state authority, if there be such an institution willing, qualified and able to accept the trust upon reasonable or customary terms.

          SECTION 9.l.Acceptance by Successor Trustee. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Issuer and the Company an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessors; but such predecessor Trustee shall, nevertheless, on the written request of the Issuer, or of its successor, execute and deliver an instrument transferring to such successor Trustee all the estates, properties, rights, powers and trusts, duties and obligations of such predecessor hereunder, and every predecessor Trustee shall deliver all securities and money held by it as
     Trustee hereunder to its successor. Should any instrument in writing from the Issuer be required by a successor Trustee for more fully and certainly vesting in such successor the estate, rights, powers and duties hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer.

          SECTION 10.l.Reliance Upon Instruments. The ordinances, resolutions, opinions, certificates and other instruments provided for in this Indenture may, in the absence of actual knowledge to the contrary, be accepted by the Trustee as conclusive evidence of the facts and conclusions stated therein and shall be full warrant, protection and authority to the Trustee for the withdrawal of cash hereunder, and the taking or omitting to take of any other action under this Indenture.

          SECTION 11.l.Former Trustee No Longer Custodian or Paying Agent. Any Trustee which has resigned or been removed shall cease to be custodian of the funds, Bond Registrar and paying agent for principal, premium, if any, and interest on the Bonds and the successor Trustee shall become such custodian, Bond Registrar and paying agent.

          SECTION 12.l.Directions from Company; Company May Perform. Whenever after a reasonable request by the Company the Issuer shall fail, refuse or neglect to give any direction to the Trustee or to require the Trustee to take any other action which the Issuer is required to have the Trustee take pursuant to the provisions of the Refunding Agreement or this Indenture, the Company instead of the Issuer may give any such direction to the Trustee or require the Trustee to take any such action, and the Trustee is hereby irrevocably empowered and directed to accept such direction from the Company as sufficient for all purposes of this Indenture. The Company shall have the right to cause the Trustee to comply with any of the Trustee's obligations under this Indenture to the same extent that the Issuer is empowered so to do.

          The Issuer and the Trustee acknowledge that certain actions or failures to act by the Issuer under this Indenture may create or result in a default hereunder and the Issuer hereby agrees that the Company may perform any and all acts or take such action as may be necessary for and on behalf of the Issuer to prevent or correct said default and the Trustee agrees that it shall take or accept such performance by the Company as performance by the Issuer in such event.
                                   ARTICLE XI

                            SUPPLEMENTAL INDENTURES

          SECTION 1.l.Supplemental Indentures Not Requiring Consent of Bondholders. The Issuer and the Trustee may without the consent of, or notice to, any of the Bondholders, enter into an indenture or indentures supplemental to this Indenture as shall not be inconsistent with the terms and provisions hereof for any one or more of the following purposes:

                (a) To add to the covenants and agreements of the Issuer contained in this Indenture other covenants and agreements thereafter to be observed, and to surrender any right or power herein reserved to or conferred upon the Issuer.

                (b) To modify any of the provisions of this Indenture or relieve the Issuer from any of the obligations, conditions, or restrictions herein contained; provided, that no such modification or release shall be or become operative or effective which shall in any manner impair any of the rights of the Bondholders or the Trustee; and provided further, that the Trustee may in its sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Trustee when the same shall become operative.

                (c) To cure any ambiguity or to cure, correct, or supplement any defect or inconsistent provision contained in this Indenture or in any supplemental indenture in a manner which, in the opinion of bond counsel of nationally recognized standing, is not adverse to the interests of the Bondholders.

                (d) To make such provision in regard to matters or questions arising under this Indenture as may be necessary or desirable and not inconsistent with this Indenture and not, in the opinion of bond counsel of nationally recognized standing, adverse to the interests of the Bondholders.

                (e) To make any other change which, in the opinion of bond counsel of nationally recognized standing, does not materially adversely affect the rights of the Issuer or any Bondholder.

          SECTION  2.e.Supplemental  Indentures  Requiring  Consent  of
     Bondholders.   Exclusive  of Supplemental  Indentures  covered  by
     Section 11.1 hereof and subject to the terms and provisions contained in this Section 11.2, and not otherwise, the holders of not less than a majority in aggregate principal amount of the Bonds then outstanding shall have the right, from time to time, anything contained in this Indenture to the contrary notwithstanding, to consent to and approve the execution by the Issuer and the Trustee of such other indenture or indentures supplemental hereto as shall be deemed necessary or desirable by the Issuer for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any Supplemental Indenture; provided, however, that nothing in this Indenture contained shall permit, or be construed as permitting without the consent of the holders of all Bonds then outstanding and affected thereby (a) an extension of the maturity of the principal of, or the interest on, or redemption date of any Bond issued hereunder,
     (b) a reduction in the principal amount of any Bond or the rate of interest or redemption premium thereon, (c) a privilege or priority of any Bond or Bonds over any other Bond or Bonds, (d) a reduction in the aggregate principal amount of the Bonds required for consent to such modification, amendment or Supplemental Indenture, or (e) impairment of the exclusion from gross income for federal income tax purposes of interest on any of the outstanding Bonds.

          If at any time the Issuer shall request the Trustee to enter into such Supplemental Indenture for any of the purposes of this
     Section 11.2, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of proposed execution of such Supplemental Indenture to be given by mailing a notice by first class mail, postage prepaid to the registered owners of the Bonds at the registered addresses shown on the Bond Register of the Trustee. Such notice shall briefly set forth the nature of the proposed Supplemental Indenture and shall state that copies thereof are on file at the principal office of the Trustee for inspection by all Bondholders. If, within 60 days or such longer period as shall be prescribed by the Issuer following the giving of such notice, the holders of not less than a majority in aggregate principal amount of the Bonds outstanding shall have consented and approved the execution thereof as herein provided, no holder of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the adoption thereof, or to enjoin or restrain the Trustee or the Issuer from taking any action pursuant to the provisions thereof. Upon the execution of any such Supplemental Indenture as in this Section
     11.2 permitted and provided, this Indenture shall be and be deemed to be modified and amended in accordance therewith.

          SECTION 3.e.Consent of the Company and the Trustee. Anything herein to the contrary notwithstanding, a Supplemental Indenture under this Article XI shall not become effective unless and until the Company shall have consented to execution of such Supplemental Indenture, provided that the Company is not in default under the terms of the Refunding Agreement. The Company shall be deemed to have consented to the execution of any such Supplemental Indenture if the Issuer does not receive a letter of protest or objection thereto signed by or on behalf of the Company on or before 3:30 p.m. local time in the City of New York, New York, of the 30th day after the delivery of a notice and a copy of the proposed Supplemental Indenture to Company by registered or certified mail. If the Company is so deemed to have consented to execution of any such Supplemental Indenture, the Issuer shall furnish to the Trustee a certificate that the Issuer has not received the necessary letter of protest or objection within the required time period, and in relying upon such certificate, the Trustee shall be fully protected from liability.

          Anything herein to the contrary notwithstanding, a Supplemental Indenture under this Article XI which affects any rights of the Trustee shall not become effective unless and until the Trustee shall have consented in writing to the execution of such Supplemental Indenture.
                                  ARTICLE XII

                        AMENDMENT OF REFUNDING AGREEMENT

          SECTION 1.e.Amendment to Refunding Agreement Not Requiring Consent of Bondholders. The Issuer and the Trustee may without the consent of or notice to the Bondholders consent to any modification or amendment of the Refunding Agreement as may be required (i) by the provisions of the Refunding Agreement or this Indenture, (ii) for the purpose of curing any ambiguity or formal defect or omission in a manner not adverse to the interest of the Bondholders, or (iii) in connection with any other change therein which, in the judgment of the Trustee, is not adverse to the interests of the Trustee or the Bondholders.

          SECTION 2.e.Amendment to Refunding Agreement Requiring Consent of Bondholders. Except for the modifications or amendments as provided in Section 12.1 hereof, neither the Issuer nor the Trustee shall consent to any other modification or amendment of the Refunding Agreement without the giving of notice and the written approval or consent of the holders of not less than a majority in aggregate principal amount of the Bonds then outstanding given and procured as in Section 11.2 provided. If at any time the Issuer and the Company shall request the consent of the Trustee to any such proposed modification or amendment of the Refunding Agreement, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of such proposed modification or amendment to be given in the same manner as provided by Section 11.2 hereof with respect to Supplemental Indentures. Such notice shall briefly set forth the nature of such proposed modification or amendment and shall state that copies of the instrument embodying the same are on file at the principal office of the Trustee for inspection by all Bondholders. If within 60 days or such longer period as shall be prescribed by the Issuer following the mailing of such notice, the holders of not less than a majority in aggregate principal amount of the Bonds outstanding at the time of the execution of any such modification or amendment of the Refunding Agreement shall have consented to and approved the execution thereof as herein provided, no holder shall be entitled to object to the terms and provisions contained therein, or the operation thereof, or to question the propriety of the execution thereof, or to enjoin or restrain the Company or the Issuer from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such modification or amendment of the Refunding
     Agreement in this Section 12.2 permitted and provided, the Refunding Agreement shall be deemed to be modified and amended in accordance therewith. Nothing in this Section contained shall permit, or be construed as permitting, any reduction in or postponement or extension of the Repayments required to be paid pursuant to Section 3.1 of the Refunding Agreement or any reduction in the percentage of holders of outstanding Bonds whose consent is required for any such change, modification or alteration without the consent of the holders of all Bonds then outstanding.

          Anything herein to the contrary notwithstanding, any modification or amendment of the Refunding Agreement under this
     Article XII which affects any rights of the Trustee shall not become effective unless and until the Trustee shall have consented in writing to the execution of any such modification or amendment of the Refunding Agreement.
                                  ARTICLE XIII

                                   DEFEASANCE

          SECTION 1.e.Discharge of Bonds; Release of Security. If the Issuer shall pay or cause to be paid to the holders of all outstanding Bonds the principal, premium, if any, and interest due or to become due thereon at the times and in the manner stipulated therein and herein, and if the Issuer shall have kept, performed and observed all and singular the covenants and promises in the

     Bonds and in this Indenture expressed as to be kept, performed and observed by it or on its part, then the pledge of any of the Dedicated Revenues of the Issuer under this Indenture and all covenants, agreements and other obligations of the Issuer to the holders shall cease, terminate and be void. In such event the Trustee shall execute and deliver to the Issuer such instruments in writing as shall be requisite to evidence the discharge and satisfaction of the Issuer's obligations under this Indenture, and assign and deliver to the Issuer any property at the time which may then be in its possession, except amounts required to be paid to the Company under Section 6.4 hereof, which shall be assigned and delivered to the Company, and except cash or securities held by the Trustee for the payment of principal (and premium, if any) and of interest on the Bonds.

          The principal of, premium, if any, and interest on the Bonds shall, prior to the maturity or redemption date thereof, be deemed to have been paid within the meaning and with the effect expressed in this Article if (a) there shall have been deposited with the Trustee either (i) money in an amount which shall be sufficient or
     (ii) non-callable Government Obligations the principal of and interest on which, when due, and without further reinvestment, will provide money, which together with the money (if any) deposited with the Trustee at the same time, shall be sufficient, to pay when due the principal of, premium, if any, and interest due and to become due on said Bonds on and prior to the redemption date or maturity date thereof, as the case may be, and (b) in the case of such redemption, notice of such redemption shall have been duly given or, in the event Bonds are not by their terms subject to redemption within the next succeeding 60 days, the Issuer shall have given the Trustee in form satisfactory to it irrevocable instructions to give a notice to the Bondholders that the deposit required by (a) above has been made with the Trustee and that said Bonds are deemed to have been paid in accordance with this Article and stating such maturity or redemption date upon which money is available for payment of the principal of, premium, if any, and interest on said Bonds. Said notice shall be given in the manner set forth in Section 7.3 hereof. Neither non-callable Government Obligations nor money deposited with the Trustee pursuant hereto shall be used for any purpose other than, and shall be held in trust for, the payment of the principal of, premium, if any, and interest on said Bonds; provided, however, that any cash received from such principal or interest payments on such non-callable Government Obligations deposited with the Trustee, not then needed for such purpose, may, to the extent practicable, be reinvested in Government Obligations and interest earned from such reinvestment shall be paid over to the Company, after all such Bonds have been fully paid as to principal, interest and redemption premium, if any.
                                  ARTICLE XIV

                                 MISCELLANEOUS

          SECTION 1.e.Beneficiaries. With the exception of rights herein expressly conferred, nothing expressed or mentioned in or to be implied from this Indenture or the Bonds is intended to or shall be construed to give any person other than the Issuer, the Trustee, the Company and the holders of the Bonds, any legal or equitable right, remedy or claim under or in respect to this Indenture, or any covenants, conditions and provisions herein contained; this Indenture and all of the covenants, conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons.

          SECTION 2.e.Severability. If any of the provisions of this Indenture shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases, because it conflicts with any other provision or provisions hereof or any constitution or statute or rule or public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever.

          The invalidity of any one or more phrases, sentences, clauses or Sections in this Indenture shall not affect the remaining portions thereof.

          SECTION 3.e.Notices.   All  notices,  certificates, requests,
     complaints, demands, or other communications hereunder shall be deemed sufficiently given when delivered in writing as follows:

          If to the Issuer:Board of Commissioners of the
                               Port of New Orleans
                           P. O. Box 60046
                           New Orleans, LA  70160

                           Attention:   President  and  Chief Executive
     Officer

          If to the Company:Avondale Industries, Inc.
                           5100 River Road
                           Avondale, LA  70094

                           Attention:  Chief Financial Officer

          If to the Trustee:First National Bank of Commerce
                           210 Baronne Street
                           New Orleans, LA  70112

                           Attention:  Corporate Trust Department

     The Issuer, the Company and the Trustee may by notice given hereunder designate any further or different addresses to which subsequent notices, certificates, requests, complaints, demands or other communications hereunder shall be sent.

          SECTION 4.e.Legal Holiday on Payment Dates. In any case where the date of maturity of interest on or principal of the Bonds or the date fixed for redemption of any Bonds shall not be a

     Business Day, the payment of interest or principal, and premium, if any, need not be made on such day but may be made on the next succeeding Business Day, with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

          SECTION 5.e.No Recourse Against Issuer. No recourse under or upon any obligations, covenants or agreements of this Indenture, or of any Bond, or in any way based thereon or otherwise in respect thereof, shall be had against any past, present or future member or officer, as such, of the Issuer or any successor body politic, either directly or through the Issuer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being hereby expressly waived and released as a condition of and as consideration for, the execution of this Indenture and the issue of the Bonds.

          SECTION 6.e.Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          SECTION 7.e.Applicable Law. This Indenture and each Bond shall be deemed to be a contract made under the laws of the State and for all purposes shall be construed in accordance with the laws of the State.


                   [BALANCE OF PAGE LEFT BLANK INTENTIONALLY]

          IN WITNESS WHEREOF, the Issuer has caused this Indenture to be executed by its President and Chief Executive Officer thereunto duly authorized and its seal to be hereunto affixed and attested by its Secretary, and the Trustee has caused this Indenture to be executed by a Trust Officer thereunto duly authorized and its corporate seal to be hereunto affixed and attested by a Vice President and Trust Officer, all as of the day and year first above written in the presence of the undersigned competent witnesses.

                                      BOARD OF COMMISSIONERS OF
                                      PORT OF NEW ORLEANS



                                      By: \s\ J. Ron Brinson
     ATTEST:                              President & Chief Executive Officer



     By: \s\Signature Unreadable
     [SEAL]
                 Secretary


     WITNESSES:


     \s\ Denise K. Pugh


     \s\ Jane B. Pugh


                                         FIRST    NATIONAL    BANK   OF
                                         COMMERCE, as Trustee



     ATTEST:                             By:\s\ Timothy C. Brennan
                                                    Trust Officer


     By: \s\ Dennis Milliner
             Vice President and
               Trust Officer
                                         [SEAL]

     WITNESSES:


     \s\ Denise K. Pugh


     \s\ Jane B. Pugh

                                    Trust Indenture

                                    Table of Contents


       PREAMBLE............................................................ 1

                                        ARTICLE I

                                       DEFINITIONS

       SECTION 1.1.   Definitions.......................................... 4

                                        ARTICLE II

                               DESCRIPTION, AUTHORIZATION,
                           MANNER OF EXECUTION, AUTHENTICATION,
                            REGISTRATION AND TRANSFER OF BONDS

       SECTION 2.1.   Bonds as Limited Obligations of Issuer............... 9
       SECTION 2.2.   Issuance and Payment Terms of Bonds.................. 9
       SECTION 2.3.   Bond Register........................................11
       SECTION 2.4.   Recital..............................................11
       SECTION 2.5.   Transfer of Bonds....................................11
       SECTION 2.6.   Registered Owners....................................12
       SECTION 2.7.   Temporary Bonds......................................12
       SECTION 2.8.   Facsimile Signatures.................................12
       SECTION 2.9.   Mutilated, Lost, Destroyed or Stolen Bonds...........13
       SECTION 2.10.  Authentication of Bonds by Trustee...................13
       SECTION 2.11.  Destruction of Bonds.................................13
       SECTION 2.12.  Book-Entry Registration of Bonds.....................13

                                       ARTICLE III

                           AUTHENTICATION AND DELIVERY OF BONDS

       SECTION 3.1.   All Bonds Equally and Ratably Secured................15
       SECTION 3.2.   Conditions of Authentication.........................15

                                        ARTICLE IV

                                    PROCEEDS OF BONDS

       SECTION 4.1.    Proceeds of Bonds...................................17

                                        ARTICLE V

                            PLEDGE AND ASSIGNMENT; BOND FUND;
                                DEBT SERVICE RESERVE FUND

       SECTION 5.1.    Pledge of Dedicated Revenues........................18
       SECTION 5.2.    Bond Fund...........................................18
       SECTION 5.3.    Deposits into Bond Fund.............................18
       SECTION 5.4.    Use of Moneys in Bond Fund..........................18
       SECTION 5.5.    Bond  Fund and Debt Service Reserve Fund Sufficient to
                       Pay All Bonds.......................................18
       SECTION 5.6.    Creation  of  the  Debt  Service Reserve Fund; Payments
                       Into the Debt Service Reserve Fund..................19

       SECTION 5.7.    Use  of  Moneys  in  the Debt  Service  Reserve  Fund;
                       Investment of Debt Service Reserve Fund Moneys......19

                                        ARTICLE VI

                           SECURITY FOR AND INVESTMENT OF MONEY

       SECTION 6.1.    Moneys Held in Trust................................21
       SECTION 6.2.    Bond Fund Investments...............................21
       SECTION 6.3.    Arbitrage Bond Covenant.............................21
       SECTION 6.4.    Balance in the Bond Fund and Debt Service Reserve Fund
                           After Payment of the Bonds......................21

                                       ARTICLE VII

                                   REDEMPTION OF BONDS

       SECTION 7.1.   Redemption of the Bonds..............................22
       SECTION 7.2.   Partial Redemption...................................24
       SECTION 7.3.   Notice of Redemption.................................24
       SECTION 7.4.   Effect of Redemption.................................25

                                       ARTICLE VIII

                                   PARTICULAR COVENANTS

       SECTION 8.1.    Payment of Principal, Premium and Interest..........26
       SECTION 8.2.    Trustee Authorized to Require Company to Make
                       Payments............................................26
       SECTION 8.3.    Take Further Action.................................26
       SECTION 8.4.    No Disposition of Revenues..........................26
       SECTION 8.5.    No Extensions.......................................26
       SECTION 8.6.    Faithful Performance................................26

                                        ARTICLE IX

                             DEFAULT PROVISIONS AND REMEDIES
                                OF TRUSTEE AND BONDHOLDERS

       SECTION 9.1.    Events of Default...................................27
       SECTION 9.2.    Acceleration........................................27
       SECTION 9.3.    Trustee May Institute Suits; Proof of Claim.........27
       SECTION 9.4.    Remedies on Events of Default.......................28
       SECTION 9.5.    Bondholders to Direct Trustee.......................28
       SECTION 9.6.    Enforcement of Bond Documents.......................28
       SECTION 9.7.    Application of Moneys...............................29
       SECTION 9.8.    Trustee as Representative of the Bondholders........30
       SECTION 9.9.    Enforcement by Bondholders..........................30
       SECTION 9.10.   Rights to Continue..................................30
       SECTION 9.11.   Waivers of Default..................................31
       SECTION 9.12.   Right to Cure Defaults..............................31

                                       ARTICLE X

                               THE TRUSTEE AND PAYING AGENT

       SECTION 10.1.  Acceptance of Trust and Conditions Thereof...........32
       SECTION 10.2.  Reimbursement of Administrative Expenses.............34
       SECTION 10.3.  Notice to Bondholders of Event of Default............34
       SECTION 10.4.  Trustee's Right to Intervene.........................35
       SECTION 10.5.  Successor Trustee Upon Merger, Etc...................35
       SECTION 10.6.  Resignation of Trustee...............................35

       SECTION 10.7.  Removal of Trustee...................................35
       SECTION 10.8.  Appointment of Successor Trustee.....................35
       SECTION 10.9.  Acceptance by Successor Trustee......................36
       SECTION 10.10. Reliance Upon Instruments............................36
       SECTION 10.11. Former Trustee No Longer Custodian or Paying Agent...36
       SECTION 10.12. Directions from Company; Company May Perform.........36

                                        ARTICLE XI

                                 SUPPLEMENTAL INDENTURES

       SECTION 11.1.  Supplemental  Indentures   Not   Requiring   Consent  of
                      Bondholders..........................................37
       SECTION 11.2.  Supplemental Indentures Requiring Consent of
                      Bondholders..........................................37
       SECTION 11.3.  Consent of the Company and the Trustee...............38

                                       ARTICLE XII

                             AMENDMENT OF REFUNDING AGREEMENT

       SECTION 12.1.  Amendment  to Refunding Agreement Not Requiring  Consent
                      of Bondholders.......................................39
       SECTION 12.2.  Amendment to  Refunding  Agreement  Requiring Consent of
                      Bondholders..........................................39

                                       ARTICLE XIII

                                        DEFEASANCE

       SECTION 13.1.  Discharge of Bonds; Release of Security..............40

                                       ARTICLE XIV

                                      MISCELLANEOUS

       SECTION 14.1.  Beneficiaries........................................41
       SECTION 14.2.  Severability.........................................41
       SECTION 14.3.  Notices..............................................41
       SECTION 14.4.  Legal Holiday on Payment Dates.......................42
       SECTION 14.5.  No Recourse Against Issuer...........................42
       SECTION 14.6.  Counterparts.........................................42
       SECTION 14.7.  Applicable Law.......................................42


      EXHIBIT A       Bond Form
      EXHIBIT B       Letter  of  Representations  of  The  Depository   Trust
      Company

                                                                   EXHIBIT A
                                                          TO TRUST INDENTURE
                                   [FORM OF FACE OF BOND]

No. R-__                                             CUSIP ____________


[Unless this Bond is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any Bond issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the Registered Owner hereof, Cede & Co., has an interest herein.]


                         United States of America
                             State of Louisiana

              Board of Commissioners of the Port of New Orleans
                       Industrial Revenue Refunding Bond
                      (Avondale Industries, Inc. Project)
                                Series 1994


Maturity Date:                        Date of Conversion to Fixed Rate:

Registered Owner:

Date of this Bond:                                          Fixed Rate:

Principal Amount:




The Board of Commissioners of the Port of New Orleans, a political subdivision of the State of Louisiana (the "Issuer"), and its successors and assigns, acknowledges itself indebted for value received and hereby promises to pay, solely from the sources specified herein and not otherwise, to the Registered Owner, or registered assigns, on the Maturity Date stated above, unless paid earlier as provided below, the Principal Amount shown above, unless redeemed prior thereto as hereinafter provided, upon presentation and surrender hereof at the principal corporate trust office of First National Bank of Commerce, of New Orleans, Louisiana, as trustee (the "Trustee"), and to pay interest on such Principal Amount from the date hereof, payable semiannually on June 1 and December 1 (each an "Interest Payment Date"), commencing December 1, 1994, until the date on which this Bond becomes due, whether at maturity, by acceleration or redemption. Interest on this Bond due on each Interest Payment Date is payable by check or draft mailed to the person who is listed as the Registered Owner hereof as of the close of business on the fifteenth (15th) day of the calendar month preceding each Interest Payment Date (the "Regular Record Date") at his or her address as it appears on the Bond Register; and provided further, that a Bondholder of $1,000,000 or more in aggregate principal amount of the Bonds may request in writing payment of interest on such Bonds in immediately available funds by wire transfer to the bank account number of such owner furnished to the Trustee not less than seven (7) days prior to such Interest Payment Date. The principal of, redemption premium, if any, and interest on this Bond are payable in any coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts.

The Bonds shall bear interest at a Variable Rate as defined in the Indenture dated as of April 1, 1994, between the Issuer and the Trustee (the "Indenture"), to but excluding the Fixed Rate Conversion Date (as defined in the Indenture), and from the Fixed Rate Conversion Date at the Fixed Rate (as defined in the Indenture) but in no event shall either the Variable Rate or the Fixed Rate exceed 9% per annum. The Trustee shall note on the face of the Bond the date of the Fixed Rate Conversion Rate and the Fixed Rate.

This Bond shall not be valid or become obligatory for any other purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication inscribed hereon shall have been signed by the Trustee.

[FOR SO LONG AS THIS BOND IS HELD IN BOOK-ENTRY FORM REGISTERED IN
 THE NAME OF CEDE & CO. ON THE REGISTRATION BOOKS OF THE ISSUER KEPT BY THE TRUSTEE, AS BOND REGISTRAR, THIS BOND, IF CALLED FOR PARTIAL
 REDEMPTION IN ACCORDANCE WITH THE INDENTURE, SHALL BECOME DUE AND PAYABLE ON THE REDEMPTION DATE DESIGNATED IN THE NOTICE OF REDEMPTION GIVEN IN ACCORDANCE WITH THE INDENTURE AT, AND ONLY TO THE EXTENT OF, THE REDEMPTION PRICE, PLUS ACCRUED INTEREST TO THE SPECIFIED REDEMPTION DATE; AND THIS BOND SHALL BE PAID, TO THE EXTENT SO REDEEMED, (i) UPON PRESENTATION AND SURRENDER THEREOF AT THE OFFICE SPECIFIED IN SUCH NOTICE OR (ii) AT THE WRITTEN REQUEST OF CEDE & CO., BY CHECK OR DRAFT MAILED TO CEDE & CO. BY THE TRUSTEE OR BY WIRE TRANSFER TO CEDE & CO. BY THE TRUSTEE IF CEDE & CO. AS BONDOWNER SO ELECTS. IF, ON THE REDEMPTION DATE, MONEYS FOR THE REDEMPTION OF BONDS OF SUCH MATURITY TO BE REDEEMED, TOGETHER WITH INTEREST TO THE REDEMPTION DATE, SHALL BE HELD BY THE TRUSTEE SO AS TO BE AVAILABLE THEREFOR ON SUCH DATE, AND AFTER NOTICE OF REDEMPTION SHALL HAVE BEEN GIVEN IN ACCORDANCE WITH THE INDENTURE, THEN, FROM AND AFTER THE REDEMPTION DATE, THE AGGREGATE PRINCIPAL AMOUNT OF THIS BOND SHALL BE IMMEDIATELY REDUCED BY AN AMOUNT EQUAL TO THE AGGREGATE PRINCIPAL AMOUNT THEREOF SO REDEEMED, NOTWITHSTANDING WHETHER THIS BOND HAS BEEN SURRENDERED TO THE TRUSTEE FOR CANCELLATION.]

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH
ON THE REVERSE SIDE HEREOF WHICH SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH HEREIN.

IT IS HEREBY CERTIFIED AND RECITED that all acts, conditions and things required by the Constitution and statutes of the State of Louisiana and the Indenture to exist, to have happened and to have been performed precedent to and in the issuance of this Bond do exist, have happened and have been performed in due form, time and manner as required by law.

IN WITNESS WHEREOF, the BOARD OF COMMISSIONERS OF THE PORT OF NEW ORLEANS has caused this Bond to be executed in its name and on its behalf by the facsimile signature of its President and Chief Executive

Officer, and a facsimile of its official seal to be imprinted hereon, attested by the facsimile signature of its Secretary.

                              BOARD OF COMMISSIONERS OF THE
                              PORT OF NEW ORLEANS


                              By:
                                 ____________________________________
ATTEST:                          President  and  Chief  Executive
                                 Officer



By: ___________________________________                          [SEAL]
             Secretary



                        CERTIFICATE OF AUTHENTICATION

This  Bond  is  one of the Bonds described in the within mentioned
Indenture.


                               FIRST NATIONAL BANK OF COMMERCE,
                               as Trustee



                               By:
                                  ____________________________________
                                          Authorized Officer


DATE OF AUTHENTICATION:

__________________________

                    [FORM OF REVERSE OF BOND]


This  Bond is one of an authorized issue of bonds of the Issuer in the aggregate principal amount of $36,250,000, designated as "Industrial Revenue Refunding Bonds (Avondale Industries, Inc. Project) Series 1994" (the "Bonds"), authorized by a resolution adopted by the Issuer on March 31, 1994 and issued under and secured by the Indenture in full conformity with the Constitution and laws of the State of Louisiana, including particularly the provisions of Chapter 14-A of Title 39 of the Louisiana Revised Statutes of 1950, as amended. The Bonds are issued for the purpose of refunding the Issuer's Industrial Revenue Bonds (Avondale Shipyards, Inc. Project) Series 1983 (the "Series 1983 Bonds") in the aggregate principal amount of $36,250,000, all of which are outstanding as of the date hereof. The Series 1983 Bonds were issued for the purpose of providing funds to refund the Issuer's outstanding Industrial Revenue Bonds (Avondale Shipyards, Inc. Project) Series 1981 (the "Series 1981 Bonds"), which Series 1981 Bonds were issued for the purpose of providing funds to finance the cost of the acquisition, construction and installation of a floating drydock and land-based support facilities for the repair and maintenance of various types of vessels (the "Project"), which drydock is located between mile markers 106 and 107 on the right descending bank of the Mississippi River at the downriver end of the main shipyard of Avondale Industries, Inc., a Louisiana corporation (the "Company"), located at 5100 River Road, Avondale, Louisiana, in Jefferson Parish, within the jurisdiction of the Issuer as a part of the public port of the Issuer. The initial owner and operator of the Project was Avondale Shipyards, Inc., a Louisiana corporation, and the current owner and operator of the Project is the Company, successor to Avondale Shipyards, Inc..

This Bond and the series of which it forms a part are limited obligations of the Issuer and are payable solely from payments to be made by the Company to the Trustee for the benefit of the Issuer (except payments with respect to the indemnification or reimbursement of certain expenses of the Issuer) under a Refunding Agreement dated as of April 1, 1994, between the Issuer and the Company (the "Refunding Agreement"), and including all money on deposit in the Debt Service Reserve Fund (as defined in the Indenture) and all money received under the Refunding Agreement to be paid into the Bond Fund (as defined in the Indenture), including the income thereon and investment thereof, if any, and, in certain events, amounts attributable to Bond proceeds or amounts obtained through the exercise of certain remedies provided for in the Indenture. The Bonds are further secured by a First Preferred Vessel Mortgage on the 650 foot floating drydock constituting a portion of the Project, granted by the Company to the Trustee. The Bonds shall never constitute an indebtedness or general obligation of the Issuer or the State of Louisiana within the meaning of any constitutional or statutory provision or limitation of indebtedness and shall never constitute or give rise to a pecuniary liability of the Issuer or the State of Louisiana or a charge or pledge against the general credit or taxing power of either. The holder of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any event of default under the Indenture, or to institute, appear in or defend any suit or proceedings with respect thereto, except as provided in the Indenture.

Reference is hereby made to the Indenture and to all indentures supplemental thereto or amendatory thereof for a full and complete statement of the provisions with respect to the custody and application of the proceeds of the Bonds, the collection and disposition of the Dedicated Revenues of the Issuer pledged as security for the payment of the Bonds and the rights of the holders of the Bonds, the terms and conditions on which, and the purposes for which, the Bonds are issued and the rights, duties and obligations of the Issuer and the Trustee thereunder, to all of which the holder hereof, by acceptance of this Bond, assents. By acceptance of this Bond, the holder hereof irrevocably appoints the Trustee under the Indenture as the special attorney-in-fact for such holder vested with full power on behalf of the holder hereof to effect and enforce the provisions of the Indenture for the benefit of the holder hereof.

To the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Issuer and of the holders of the Bonds in any particular may be made with the consent of the holders of not less than a majority in aggregate principal amount of the Bonds then outstanding under the Indenture;

provided, however, that no such modification or alteration shall be made without the consent of the holders of all Bonds then outstanding and affected thereby which will permit (a) an extension of the maturity of the principal of, or the interest on, or redemption date of any Bond issued under the Indenture, (b) a reduction in the principal amount of any Bond or the rate of interest or redemption premium thereon, (c) a privilege or priority of any Bond or Bonds over any other Bond or Bonds, (d) a reduction in the aggregate principal amount of the Bonds required for consent to such modification, amendment, or supplemental indenture, or (e) impairment of the exclusion from gross income for federal income tax purposes of interest on any of the outstanding Bonds. Any such consent by the holder of this Bond shall be conclusive and binding upon such holder and all future holders and owners of this Bond whether or not any notation of such consent is made upon this Bond.

In the manner and with the effect provided in the Indenture, the Bonds may be redeemed prior to the maturity thereof, pursuant to certain provisions of the Indenture, as provided hereinbelow.

The Bonds maturing on June 1, 2014 are subject to optional re-demption prior to their maturity by the Issuer beginning on June 1, 2004, in whole at any time and in part on any Interest Payment Date at the following redemption prices (stated as a percentage of principal amount) plus accrued interest to the redemption date::

               Redemption Period
               (Both Inclusive)                    Redemption Price

             June 1, 2004 through May 31, 2005         103%
             June 1, 2005 through May 31, 2006         102%
             June 1, 2006 through May 31, 2007         101%
             June 1, 2007 and thereafter               100%

The  Bonds are subject to special mandatory redemption  prior  to their maturity at any time, as a whole or in part if such partial redemption will preserve the exclusion from gross income for federal income tax purposes of interest on the remaining Bonds outstanding (and if in part, by lot or other customary means) at a redemption price equal to 108% of the principal amount thereof, plus interest accrued to the redemption date in the event that it is finally determined by the Internal Revenue Service (or its successor) or by a court of competent jurisdiction in a proceeding in which the Company participates to the degree it deems sufficient, that, as a result of the failure by the Company to observe a covenant, agreement or representation in the Refunding Agreement, the interest payable on the Bonds has become includable for federal income tax purposes in the gross income of any owner of a Bond, other than an owner who is a "substantial user" of the Project or a "related person" to such "substantial user" as provided in the Internal Revenue Code of 1986, as amended, and applicable regulations thereunder. Any such determination will not be considered final for this purpose unless the Company has been given written notice and, if it so desires, has been afforded the opportunity, at its expense, to contest the same, either directly or in the name of any owner of the Bonds, and until the conclusion of any appellate review, if sought. The Company is not required to complete the administrative proceeding or litigation referred to above within a specified period, but it covenants in the Refunding Agreement that it will use its best efforts to obtain a prompt final determination, decision or settlement of any administrative proceeding or litigation.

The Bonds are subject to redemption prior to their maturity by the Issuer at the direction of the Company, in whole, at any time, but not in part, at a redemption price equal to 100% of the principal amount of the outstanding Bonds, plus accrued interest thereon to the date of redemption, without premium, upon prepayment of the payments relating to the Bonds under the Refunding Agreement upon the occurrence of any of the following events:

     (i) if all or any substantial portion of the Project is destroyed to such extent that, in the opinion of the Board of Directors of the Company expressed in a resolution filed with the Issuer and the Trustee, it is uneconomical to rebuild, repair or restore the Project to approximately its condition prior to such destruction;

    (ii) if all or any substantial portion of the Project is taken by eminent domain which, in the opinion of the Board of Directors of the Company expressed in a resolution filed with the Issuer and the Trustee, will, or is likely to result in the Company being prevented from carrying on its normal operations at the Project for a period of six (6) months; or

    (iii) a determination by an independent consultant that technological or regulatory changes make the continued operation of the Project uneconomical.

The exercise of any such option shall be at the direction of the Company which shall give written notice to the Issuer and the Trustee within one hundred twenty (120) days of the occurrence of an event described in clause (i), (ii) or (iii) above, which notice shall specify that, as determined by the Company, one or more of such events has occurred or one or more of such conditions is continuing and also shall specify a date for redemption not less than 45 nor more than 120 days from the date such notice is given.

The Bonds are subject to mandatory sinking fund redemption on June 1 of the years and in the principal amounts at a redemption price of 100% of the principal amount of the Bonds to be redeemed, plus interest accrued to the redemption date as follows:



                Bonds maturing on June 1, 2004

                Year                     Amount

                1997                    $550,000
                1998                     600,000
                1999                     650,000
                2000                     705,000
                2001                     770,000
                2002                     830,000
                2003                     910,000
                2004 *                   985,000

                Bonds maturing on June 1, 2014

                Year                      Amount

                1997                  $  340,000
                1998                     370,000
                1999                     405,000
                2000                     440,000
                2001                     475,000
                2002                     525,000
                2003                     565,000
                2004                     620,000
                2005                   1,745,000
                2006                   1,900,000
                2007                   2,075,000
                2008                   2,260,000
                2009                   2,465,000
                2010                   2,685,000
                2011                   2,925,000
                2012                   3,190,000
                2013                   3,475,000
                2014 *                 3,790,000

           *Final Maturity


Any such redemption, either in whole or in part, shall be made upon at least 30 days' prior notice in the manner and upon the terms and conditions provided in the Indenture. If this Bond shall have been duly called for redemption and payment of the redemption price, together with unpaid interest accrued to the date fixed for redemption, shall have been made or provided for, all as more fully set forth in the Indenture, interest on this Bond shall cease to accrue from the date fixed for redemption and, from and after such date, this Bond shall no longer be entitled to any lien, benefit or security under the Indenture and the holder hereof shall have no rights in respect of this Bond except to receive payment of such redemption price and unpaid interest accrued to the date fixed for redemption.

The Bonds are issuable in the form of fully registered bonds in the denomination of $100,000 or an integral multiple of $5,000 in excess thereof; no Beneficial Owner (as defined in the Indenture) may own an interest of less than $100,000 in the Bonds.

This Bond shall be transferable only on the Bond Register upon surrender hereof at the principal office of the Trustee with a written instrument of transfer satisfactory to the Trustee duly executed by the Registered Owner or his duly authorized attorney. Such transfer shall be without charge to the owner of this Bond except that any tax, fee or other governmental charge required to be paid with respect to such transfer shall be paid by the Registered Owner hereof as a condition precedent to the exercise of such privilege. The Issuer and the Trustee may deem and treat the registered holder hereof as the absolute owner hereof for the purpose of receiving payment of principal hereof and interest hereon and for all other purposes whether or not this Bond is overdue, and neither the Issuer nor the Trustee shall be affected by any notice to the contrary.


                      *     *     *     *     *

                       [FORM OF ASSIGNMENT]


For value received the undersigned hereby sells, assigns and transfers unto ________________ _______________________________ the within-mentioned Bond and all rights thereunder, and hereby irrevocably constitutes and appoints _____________________________________ to transfer the within Bond on the books kept for registration thereof, with full power of substitution in the premises.


Dated:
		NOTICE:    The  signature to this assignment
                           must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or enlarge-ment or any change whatever.


-------------------------
Please Insert Social
  Security
 or other Identifying
 Number of Assignee
-------------------------
-------------------------



          [FORM OF LEGAL OPINION CERTIFICATE]


I, the undersigned Secretary of the Board of Commissioners of the Port of New Orleans, do hereby certify that the following is a true copy of the complete legal opinion of Foley & Judell, the original of which was manually executed, dated and issued as of the date of payment for and delivery of this Bond and was delivered to Chemical Securities Inc., the purchaser of the Bonds:

                    (LEGAL OPINION)


I further certify that an executed copy of the above legal opinion is on file in my office and that an executed copy thereof has been furnished to the Trustee for this Bond.


                              _________________________________________
                                              Secretary